UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                    )
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Solstice

2026 PROXY STATEMENT

Notice of annual meeting of shareholders

Welcome to the Nasdaq Family!
Solstice
HONEYWELL ADVANCED MATERIALS IS NOW SOLSTICE ADVANCED MATERIALS
Nasdaq
Solstice
SOLS NasdaqListed
ADVANCING SCIENCE FOR SMARTER OUTCOMES
solstice.com

SOLS NasdaqListed

Letter From the Chairman

It is my privilege to serve as the first non-executive Chairman of the Board of Solstice Advanced Materials. As a former long-time Honeywell leader whose tenure included leadership of the businesses that are now part of Solstice, I have seen these businesses perform exceptionally well over the past two decades. They have grown consistently despite challenging economic cycles at times. Solstice’s businesses have achieved this growth thanks to their deeply talented and experienced workforce, their broad technology portfolio and strong intellectual property positions – with more than 5,700 patents and pending applications – and their ability to collaborate with customers to bring exciting new solutions to market.
Solstice’s 20 global manufacturing plants and four dedicated research and development centers enable our company to produce innovative market-leading specialty materials and chemicals at scale that meet the demanding quality standards required by our customers. Solstice is also well-positioned to support several exciting secular growth trends such as environmental and energy evolution, the growth of advanced computing, personal safety and defense, and improving health outcomes. These global trends are all expected to generate growth in excess of global GDP over the coming decade.
Honeywell positioned Solstice for success by putting in place an exceptionally strong leadership team, led by President and CEO David Sewell. David joined us in March 2025 after successful leadership roles at WestRock Company, Sherwin-Williams, and GE Plastics. David’s team has quickly implemented the strategies, operating model, and cultural elements needed to drive continued growth and innovation. Supporting David is a talented leadership team that averages approximately 25 years of experience, primarily in advanced materials and specialty chemicals. In addition, the company is supported by an experienced, knowledgeable, and independent Board of Directors.
Solstice has a history of over 130 years of innovation and industry leadership. At the same time, Solstice’s spin-off into an independent company can enable it to achieve the agility of a start-up, responding quickly to current and future customer needs through investments in high-return organic growth projects and bolt-on acquisitions. In addition to funding projects that support near-term growth, Solstice intends to increase its R&D spending and further its work on the boundaries of science to develop the next generation of industry-leading materials and chemicals.
At its heart, Solstice is a pioneering company, with a proud history but an even brighter future thanks to its great people and differentiated technologies. We look forward to sharing many stories of our growth and innovation over the coming years.
Sincerely,
Dr. Rajeev Gautam
Chairman of the Board

Solstice Advanced Materials Inc.	i	2026 Proxy Statement

Message From Our
Chief Executive Officer

Having completed our spin-off from Honeywell on October 30, 2025, Solstice Advanced Materials is advancing toward our goal of becoming the world’s premier specialty materials company. And we’re just getting started.
We are excited about our prospects for growth. Solstice sits at the inflection point of several secular trends that we believe will fuel growth well in excess of global GDP in their respective markets over the coming decade and beyond. For example:
Environmental and energy evolution. The nuclear industry is projecting tremendous growth over the next 25 years. We are well-positioned as the sole U.S. supplier of uranium hexafluoride (UF₆) – a critical and irreplaceable component in the production of nuclear fuel – and we are in the process of expanding our production capacity. In addition, we have a strong IP-protected portfolio of low global warming potential refrigerants, blowing agents, aerosols, and solvents that help customers achieve high performance and energy efficiency while complying with government regulations. Our portfolio of Solstice-branded hydrofluoroolefin (HFO) technologies represent the outcome of $1 billion of investment in research, development, and new capacity to help businesses transition to a lower-carbon future while delivering outstanding performance. Our HFOs support a wide array of applications and industries, including supermarkets, cold storage, food processing, chillers, heat pumps, and comfort cooling and heating.
Growth of advanced computing. Advanced computing and the overwhelming demand for AI are expected to drive double-digit growth in demand for both data center capacity and high-performance semiconductor chips over the coming decade. Solstice has a wide array of specialty materials to support the increasing demands for ever-smaller and more powerful semiconductor chips as well as solutions to cool both these chips and data centers. We recently announced a $200 million investment at our Spokane Valley, Washington, facility that is expected to double our production capacity by 2029 for sputtering targets that are essential to support next-generation semiconductor chips.
Personal safety and defense. Our advanced Spectra® fiber and composites have been used in bullet-resistant materials to protect military and law enforcement personnel for over three decades, and demand for Spectra materials continues to grow as countries around the globe prioritize defense spending. We recently announced a $220 million-plus investment in partnership with the Commonwealth of Virginia to expand Spectra production capacity to support surging demand across defense and industrial markets.
Improving health outcomes. We also have an array of solutions to meet the demands of the growing health care industry for advanced materials that support next-generation medical applications. Our right to win includes offerings such as low global warming potential metered-dose inhalers, medical packaging, and high-purity research chemicals in support of lab science and medical discovery.
We have a 130-year history of solving complex challenges that our customers face every day. Our biggest competitive advantage is our people and the sheer level of expertise they bring to their jobs. We have over 300 technologists and engineers worldwide working on the boundaries of science and a portfolio of over 5,700 patents and pending applications. We have an unmatched ability to collaborate with our customers around the world on the solutions they need to serve their respective markets. We have a proven track record of executing on those solutions at scale – whether they are specialty materials or chemicals – and meeting the most exacting quality standards.

Solstice Advanced Materials Inc.	ii	2026 Proxy Statement

SOLSTICE AS AN INDEPENDENT COMPANY
Solstice has greatly benefited from its experience operating within Honeywell. From 2017 through 2025, our business achieved a compounded annual sales growth rate of 4.5%, with market-leading margins and return on invested capital. (See Figure 1.) This organic growth was achieved through broad economic cycles, including challenging macroeconomic periods at times. The resilient performance of this business provided a strong foundation for its successful spin-off from Honeywell. In turn, Solstice as an independent company is well positioned to unleash our potential by investing in our customers and in our accelerated growth.

Figure 1: Advanced Materials Sales Growth 2017-25 and Adjusted EBITDA Margin vs. Peers 2025

Net Sales[1]
($ in billions)
4.5% CAGR
$2.8
$2.8
$2.7
$3.1
$3.6
$3.6
$3.8
$3.9
2018
2019
2020
2021
2022
2023
2024
2025
Net Sales CAGR
(2018-2025)
4.5%
3.8%
Solstice[1]
Peer Median[3]
Adj. EBITDA Margin[1,2]
(2025)
24.6%
16.6%
Solstice[4]
Peer Median[5]
Return on Invested Capital
(2025)
19.4%
8.0%
Solstice[2]
Peer Median[5]

[1] Financial information for 2022-2024 based on Form 10 carve-out financial statements. Years prior to 2022 based on internal reporting, does not reflect all carve-out adjustments, and is illustrative only. [2] Non-GAAP (generally accepted accounting principles) financial measure. [3] Reflects median 2018-2025 Net Sales CAGRs of Avient, Chemours, Eastman, Element, Entegris, Materion, and RPM International calculated with data provided by FactSet. [4] Shows Adjusted Standalone EBITDA (earnings before interest, taxes, depreciation and amortization) Margin, which is a non-GAAP measure. [5] Reflects median 2025 metrics of Avient, Chemours, DuPont, Eastman, Element, Entegris, Materion, and RPM calculated with data provided by FactSet.

With nearly $4 billion in sales and approximately 4,100 employees worldwide, Solstice goes to market through two reportable segments, Refrigerants and Applied Solutions (“RAS”), and Electronic and Specialty Materials (“ESM”). Together, these businesses sell into approximately 120 countries and territories around the world and serve over 3,000 customers. Our customer set is diverse, with our largest customer accounting for less than 3% of our sales in 2025.
We also have a very strong balance sheet, with net leverage of approximately 1.5 times and strong cash flow. We have implemented a rigorous capital deployment process that will prioritize investments in high-return organic growth projects, supported by our robust new product pipeline. In addition, we will look for bolt-on acquisitions and M&A in adjacent markets and technologies that add to our portfolio to unleash other opportunities for growth. Should there be excess capital, we will look at opportunities to return capital to shareowners such as our first quarterly dividend payment in March 2026.
We believe that Solstice – as an independent company – will be able to be more responsive to customer needs and to make investments that directly benefit customers by helping solve their challenges. We have 20 manufacturing sites around the world, many of which also contain research and development teams. These sites are located close to our customers and are supported by four dedicated research and development centers. In the United States, approximately 95% of our sales are manufactured in the United States. Internationally, approximately 70% of our sales are manufactured in the countries where our customers are.
Our customers rely on us for assurance of supply, and we have delivered consistently to their expectations. We align with blue chip customers that are leaders in their space, and we work with them over multiple years on projects that reflect an understanding of what they need to win now and in the future.

Solstice Advanced Materials Inc.	iii	2026 Proxy Statement

SOLSTICE OPERATING MODEL AND CULTURE
To ensure we have the rigor and discipline to meet our goals as a growth and innovation company, we are implementing a fit-for-purpose operating model. This model links the various elements of our organization ranging from R&D to our commercial teams to our manufacturing sites to our integrated supply chain and other support functions with a common purpose of supporting our customers.
Bringing new products to market is a critical element of our growth strategy. We are increasing our spending on R&D to further enable our team to deliver solutions that address our customers’ needs. We are working not only on today’s technical challenges but also on the challenges our industries will face in the future, with the objective of capturing both organic growth within our current markets and growth through adjacent markets. We have often solved a problem in one industry with an innovative, IP-protected technology and then leveraged our solution in another industry to help another set of customers.
Also, among our first priorities since separating from Honeywell has been to define and reinforce a strong culture within Solstice that makes us a great place to work and empowers every employee to make the right decisions to serve our customers and grow our company. To define the culture we aspire to and the type of company we want to be, we gathered input from employees and directors throughout the company and benchmarked ourselves against others in our industry. Our resulting Mission, Values, and Behaviors reflect the degree of customer focus, agility, purposeful collaboration, and innovation we intend to bring to our daily work – all underpinned by a commitment to integrity, employee empowerment, and leadership through trust and humbleness. (See Figure 2.)
Figure 2: Solstice’s Mission, Values, and Behaviors

Safety & Integrity
Improve Every Day
Collaborate with Purpose
Customer Focus
Lead with Trust & Humbleness
Values
Mission
Advancing innovation to improve what matters
Behaviors
Advancing Together
Execute with Agility
Innovation for Growth
Own It
Empowerment with Accountability

Across the organization, safety is at the cornerstone of everything we do. The safety of our employees and the protection of the environments in which we work is always top priority. In addition, we consistently emphasize the need for integrity and compliance at all levels of the organization. Every year, each Solstice employee must certify their compliance with our Code of Business Conduct. We make it clear to everyone that if we cannot do something the right way, we won’t do it.

Solstice Advanced Materials Inc.	iv	2026 Proxy Statement

Our cultural principles are a great fit with where Solstice is heading, and our employees have responded positively. Getting our culture right means everybody at Solstice can understand how they contribute to our success.
IN CONCLUSION
As we move into our first fiscal year of independent operations, Solstice is well positioned to be a differentiated company, both in our technologies and in the unique capabilities of our workforce. Many of the industries we support are expected to grow faster than GDP. Everything we do is underpinned by our collaborative relationships with customers, our outstanding workforce, and our strong intellectual property platform.
At Solstice, we have a long history of innovation and compelling leadership positions in extremely attractive markets to serve. We could not be more excited about the future of our company.
Sincerely,
David Sewell
President and Chief Executive Officer

Solstice Advanced Materials Inc.	v	2026 Proxy Statement

Notice of Annual Meeting
of Shareowners

MEETING DETAILS

Date May 22, 2026	Time 10:30 a.m. EDT	Place www.virtualshareholder meeting.com/SOLS2026 The meeting will be held in virtual format only. Please see page 93 of the Proxy Statement for additional details.	Record Date Close of business on March 23, 2026

MEETING AGENDA

1	Election to the Board of Directors of four Class I director nominees listed in the Proxy Statement for a two-year term expiring at the 2028 Annual Meeting of Shareowners
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026
3	An advisory, non-binding vote to approve executive compensation
4	An advisory, non-binding vote to approve the frequency of the advisory vote on executive compensation
5	Transact any other business that may properly come before the meeting

Vote by Telephone In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903. You will need the 16-digit control number on the Notice of Internet Availability or your proxy card.	Vote by Internet You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or your proxy card.
Vote by Scanning
You can vote your shares online by scanning the QR code on your Notice of Internet Availability or proxy card. You will need the 16-digit control number on the Notice of Internet Availability or your proxy card. Additional software may need to be downloaded.
		Vote by Mail You can vote by mail by marking, dating, and signing your proxy card or voting instruction form, and returning it in the postage-paid envelope.	Vote During the Virtual Meeting of Shareowners You can vote your shares during the virtual meeting. You will need the 16-digit control number on the Notice of Internet Availability or your proxy card.

Solstice Advanced Materials Inc.	vi	2026 Proxy Statement

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
The Securities and Exchange Commission’s “Notice and Access” rule enables Solstice to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareowners in lieu of a paper copy of the Proxy Statement and related materials, including the Annual Report to Shareowners. The Notice of Internet Availability contains instructions on how to access the Proxy Statement and Annual Report to Shareowners and how to vote online.
Shares cannot be voted by marking, writing on, and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.
Solstice encourages shareowners to vote promptly as this will save the expense of additional proxy solicitation. Shareowners of record on the record date are entitled to vote prior to the meeting by telephone, by mail, online at www.proxyvote.com, or by scanning the QR code on your proxy card or Notice of Internet Availability and to vote online at the virtual meeting.
MEETING ADMISSION
You are entitled to attend the virtual Annual Meeting of Shareowners, vote, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SOLS2026 and entering the 16-digit control number included on the Notice of Internet Availability, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials. You will only be entitled to vote and submit questions at the Annual Meeting if you are a shareowner as of the close of business on March 23, 2026, the record date. More details on how to participate in this year’s virtual Annual Meeting can be found under “Virtual Annual Meeting” beginning on page 93.
This Notice of Annual Meeting of Shareowners and related proxy materials are being distributed or made available to shareowners beginning on or about April 2, 2026.
By Order of the Board of Directors,
Brian Rudick
Senior Vice President, General Counsel, and Corporate Secretary

Solstice Advanced Materials Inc.	vii	2026 Proxy Statement

Reconciliation, notes, and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, can be found on page 69 or in Appendix A.
Unless the context otherwise requires, the terms “Solstice,” the “Company,” “we,” “our,” and “us” refer to Solstice Advanced Materials Inc. and its subsidiaries.

Solstice Advanced Materials Inc.	viii	2026 Proxy Statement

About Solstice

On October 8, 2024, Honeywell International Inc. (“Honeywell”) announced its plan to spin off its Advanced Materials business into an independent, U.S. publicly traded company through a pro rata distribution of all of the outstanding common shares of Solstice to Honeywell shareowners (the “Spin-off”) that is intended to be tax-free for U.S. federal tax purposes. On October 30, 2025, we completed the Spin-off and became an independent, publicly traded company. We are a leading global specialty materials company that advances science for smarter outcomes. We offer high-performance solutions that enable critical industries and applications, including refrigerants, semiconductor manufacturing, data center cooling, nuclear power, protective fibers, healthcare packaging, and more. We are recognized for developing next-generation materials through some of the industry’s most renowned brands, such as Solstice®, Genetron®, Aclar®, Spectra®, Fluka™, and Hydranal™. Partnering with over 3,000 customers across approximately 120 countries and territories and supported by a robust portfolio of over 5,700 issued patents and pending applications, our approximately 4,100 employees worldwide drive innovation in materials science.
SOLSTICE PERFORMANCE IN 2025
2025 was a transformational year for Solstice, as we completed our Spin-off from Honeywell on October 30, 2025. For 2025, Solstice delivered $3.9 billion in net sales, up 3% compared to the prior year, or 6% excluding the impact of opportunistic nuclear sales recorded in the first half of 20241. Revenue growth reflected strong performance across Refrigerants and Electronic Materials, driven by robust demand for our differentiated product offerings, partially offset by lower volumes in Healthcare Packaging. Net Income attributable to Solstice was $237 million, compared to $594 million in 2024, reflecting costs associated with the separation from Honeywell as well as higher income tax expense driven by frictional taxes associated with the Spin-off. Adjusted Standalone EBITDA2 decreased 4% compared to the prior year, primarily driven by the ongoing transition to low global warming potential refrigerants and transitory cost items, which more than offset favorable pricing. Cash conversion2 for the year was 57%, reflecting solid Adjusted Standalone EBITDA2 generation and elevated capital expenditure spending as we continued to invest in key growth areas such as Electronic Materials, Safety & Defense Solutions, and Nuclear (Alternative Energy Services).

1    Excludes three opportunistic Nuclear (Alternative Energy Services) transactions (two in the first quarter of 2024 and one in the second quarter of 2024) totaling $108 million in net sales.
2     Non-GAAP financial measure. Historical reconciliations of non-GAAP financial measures are provided in Appendix A.

Solstice Advanced Materials Inc.	1	2026 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

Independence	Director Commitment and Tenure

•Independent Board Chair •100% of Board committees comprised of independent directors
•Service of directors limited to four public company boards total (two for directors who are public company CEOs, excluding their own company)
•Non-employee director retirement age of 75 (or, if later, the day of the 5th annual meeting of shareowners following the Spin-off)

Shareowner Accountability	Board Practices

•Majority vote standard for uncontested director elections •Recommended annual “Say-on-Pay” vote •Active shareowner outreach and engagement •Committed to annual director elections for full Board by 2028	•Independent directors meet regularly in executive sessions without management present •Annual Board and committee self-evaluations

Alignment with Shareowner Interest	Risk Oversight

•Stock ownership guidelines for executive officers and non-employee directors •Anti-pledging, anti-hedging, and anti-short selling policies
•Regular review of the Company’s risk profile, including cybersecurity, responsible artificial intelligence (“AI”) governance, human capital management and sustainability; actively involved in setting new practices

SUSTAINABILITY
Our sustainability strategy supports the creation of long-term shareowner value, as Solstice helps customers achieve their own sustainability commitments and meet evolving regulations across diverse markets and industries. Through our identification of and action on key priorities, we strive to meet the expectations of our customers, investors, and other stakeholders, including regulators, employees, and the communities where we live and work. Under the oversight of the Board of Directors (the “Board” or the “Board of Directors”), we adopt both top-down and bottom-up approaches in developing sustainability strategy, goals, and targets and implementing initiatives that support customers’ sustainability goals and uphold our own corporate social responsibility obligations.
Solstice collaborates with customers around the globe to create highly specialized scientific solutions that deliver real-world impact, including products that enable our clients to reach their own sustainability objectives. For example, within our Refrigerants & Applied Solutions (“RAS”) segment, Solstice products use breakthrough hydrofluoroolefin (“HFO”) technology, the most effective alternative to conventional hydrofluorocarbons (“HFCs”), which are being phased out due to their high global warming potential (“GWP”). HFOs typically have GWPs that are more than 99% lower than the equivalent HFCs, and our technology is designed to help customers lower their greenhouse gas emissions and improve energy efficiency without sacrificing system performance.
We are also mindful of the environmental impact of our operations and seek to minimize waste and harmful emissions from our operations and promote the responsible use of energy and raw materials. We are committed to pursuing the highest possible environmental standards across all our operations. We seek to mitigate our impact on the environment through a variety of methods, including through the use of renewable energy sources to generate power for certain of our operations and the responsible and efficient management of hazardous and non-hazardous waste.

Solstice Advanced Materials Inc.	2	2026 Proxy Statement

Among our 2025 sustainability highlights:
•In 2025, we completed installation of a new central utility plant for our Seelze, Germany facility. This improves the energy efficiency of power generation and has resulted in a 91% reduction in natural gas utilization for steam generation at this site from 2020 to 2026. We have also installed onsite solar capacity at this facility. We continue to evaluate other facilities within our portfolio for opportunities to improve the efficiency of their operations and reduce their emissions.
•We are actively working to achieve zero waste to landfill at our Pottsville, Pennsylvania facility in 2026, and we will be assessing our U.S. footprint for additional landfill reduction opportunities.
We continue to monitor the evolution of disclosure frameworks and standard setters, such as the International Sustainability Standards Board, and the promulgation of mandatory regulatory disclosures, such as those under the European Corporate Sustainability Reporting Directive. As described in the “Corporate Governance – Board’s Role in Risk Oversight – Oversight of Sustainability Matters” section on page 35 below, our Board closely oversees management’s establishment and execution of appropriate sustainability strategies and initiatives.
After Solstice became an independent company, we have prioritized the establishment of new organizational and governance structures to oversee and drive sustainability performance and fulfill our corporate social responsibilities. We will continue to build out our sustainability and corporate social responsibility programs, policies, and processes in the coming year.

Solstice Advanced Materials Inc.	3	2026 Proxy Statement

Proxy Summary

ANNUAL MEETING OF SHAREOWNERS

Date May 22, 2026	Time 10:30 a.m. EDT	Place www.virtualshareholder meeting.com/SOLS2026 The meeting will be held in virtual format only.	Record Date Close of business on March 23, 2026

ADMISSION
To attend the virtual Annual Meeting of Shareowners (the “Annual Meeting”) online, vote, and submit questions during the meeting, you will need the 16-digit control number included on the Notice of Internet Availability, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials.
VOTING MATTERS

Proposals		Recommended Vote	Page

1	Election of Four Class I Director Nominees	FOR each nominee	10
2	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	45
3	Advisory, Non-Binding Vote to Approve Executive Compensation	FOR	48
4	Advisory, Non-Binding Vote to Approve Frequency of Advisory Vote on Executive Compensation	ONE YEAR	49

Solstice Advanced Materials Inc.	4	2026 Proxy Statement

PROPOSAL 1	ELECTION OF CLASS I DIRECTOR NOMINEES	FOR each nominee

•Elect the four Class I director nominees identified below for a two-year term expiring at the 2028 Annual Meeting of Shareowners.
•Nominees were individually and collectively assessed against a Board skill set matrix that identifies the key strategic skills and core competencies deemed necessary to oversee the Company’s current strategy.

DIRECTOR NOMINEES
The Board recommends a vote FOR each Class I director nominee.

Class I Director Nominees

Peter Gibbons | 65 Director since: 2025 INDEPENDENT	Rose Lee | 60 Director since: 2025 INDEPENDENT

Former Group President of Enterprise Supply Chain, 3M Company Committees: Audit Other Public Boards: None	Executive Chair and Interim Chief Executive Officer, Resource Label Group, LLC Committees: Compensation, Nominating and Governance Other Public Boards: None

William Oplinger | 59 Director since: 2025 INDEPENDENT	Patrick Ward | 62 Director since: 2025 INDEPENDENT

President and Chief Executive Officer, Alcoa Corporation Committees: Nominating and Governance Other Public Boards: Alcoa Corporation	Former Vice President and Chief Financial Officer, Cummins Inc. Committees: Audit Other Public Boards: Corteva, Inc. and Flex, Ltd.

Solstice Advanced Materials Inc.	5	2026 Proxy Statement

CONTINUING DIRECTORS

Class II Directors whose terms expire in 2027

Fiona C. Laird | 64 Director since: 2025 INDEPENDENT	Sivasankaran Somasundaram | 60 Director since: 2025 INDEPENDENT

Former Chief Human Resources Officer and Senior Vice President, Communications, Marathon Petroleum Corporation Committees: Compensation (Chair) Other Public Boards: None	Former President and Chief Executive Officer, ChampionX Corporation Committees: Nominating and Governance (Chair) Other Public Boards: Lennox International Inc.

Matthew Trerotola | 58 Director since: 2025 INDEPENDENT

Former Chief Executive Officer and Chair of the Board, Enovis Corporation Committees: Compensation Other Public Boards: AptarGroup, Inc.

Class III Directors whose terms expire in 2028

Dr. Rajeev Gautam | 73 Director since: 2025 INDEPENDENT CHAIRMAN OF THE BOARD	David Sewell | 57 Director since: 2025

Chairman of the Board, Solstice Advanced Materials Inc. Committees: Audit (ex officio), Compensation (ex officio), Nominating and Governance (ex officio) Other Public Boards: NN, Inc.	President and Chief Executive Officer, Solstice Advanced Materials Inc. Committees: None Other Public Boards: Huntsman Corporation

Brian Worrell | 56 Director since: 2025 INDEPENDENT

Former Chief Financial Officer, Baker Hughes Company Committees: Audit (Chair) Other Public Boards: Ralliant Corporation

Solstice Advanced Materials Inc.	6	2026 Proxy Statement

BOARD PROFILE

PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR

•Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) for 2026.
•Solstice’s Board of Directors and its Audit Committee believe that the continued retention of Deloitte as Solstice’s independent registered public accounting firm is in the best interests of the Company and its shareowners.

Solstice Advanced Materials Inc.	7	2026 Proxy Statement

PROPOSAL 3	ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION	FOR

•Approve, on an advisory, non-binding basis, the compensation of the Company’s Named Executive Officers (sometimes referred to as “NEOs”).
•Our executive compensation policies are designed to attract and retain executive talent by providing competitive levels of compensation that align pay with performance. We use both short- and long-term performance-based compensation to align compensation with our financial performance and shareowner returns.
•The Compensation Committee provides ongoing oversight of our executive compensation program, ensuring it continuously aligns with our compensation philosophy and strategic business objectives, while also accounting for market-based insight and shareowner perspectives.

COMPENSATION BEST PRACTICES

2026 CEO Target Compensation
13%
16%
87%
Variable
Compensation
71%
Base
ICP
Equity

2026 Avg. NEO Target Compensation
28%
72%
Variable
Compensation
50%
22%
Base
ICP
Equity

Solstice Advanced Materials Inc.	8	2026 Proxy Statement

✓	What We Do	✗	What We Don’t Do

✓	Maintain robust stock ownership guidelines for both non-employee directors and officers	✗	No pledging or hedging of Company stock by executives or directors

✓	Emphasize variable, at-risk pay for executives, with multi-year vesting periods	✗	No guaranteed increases of salary or bonus for executives

✓	Limit maximum incentive plan payouts	✗	No tax gross-ups on change in control benefits

✓	Provide for "double-trigger" vesting of equity awards in the event of a change in control	✗	No “timing” of equity awards or backdating of stock options

✓	Robust Compensation Committee oversight of executive compensation program, incentive plans, and pay/performance relationship	✗	No counting of unvested options or unvested performance stock units toward stock ownership guidelines

✓	CEO compensation approved by independent directors	✗	No excessive perquisites to our NEOs

✓	Comprehensive clawback policy

✓	Use an independent compensation consultant

✓	Annually review risks associated with compensation programs

PROPOSAL 4	ADVISORY, NON-BINDING VOTE TO APPROVE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION	ONE YEAR

•Approve, on an advisory basis, the frequency of the advisory vote on executive compensation. •The Board recommends a vote of ONE YEAR for this proposal.

Solstice Advanced Materials Inc.	9	2026 Proxy Statement

PROPOSAL 1:
Election of Class I Director Nominees

Our Board currently consists of ten directors. Until the 2028 Annual Meeting of Shareowners, our Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. The directors designated as Class I directors have terms expiring at this Annual Meeting; the directors designated as Class II directors have terms expiring at the 2027 Annual Meeting of Shareowners; and the directors designated as Class III directors have terms expiring at the 2028 Annual Meeting of Shareowners. For additional information regarding our classified board, see “Corporate Governance – Classified Board and Phase Out” on page 24.
The Nominating and Governance Committee recommended, and the Board nominated, the four incumbent Class I directors named below for election at the Annual Meeting, to hold office until the 2028 Annual Meeting of Shareowners or until their successors have been elected and qualified. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board names one. Alternatively, the Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the Company’s Amended and Restated By-Laws (the “Bylaws”).
Solstice’s Bylaws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election (excluding abstentions) will be elected to the Board of Directors. The Bylaws also provide that any incumbent nominee who does not receive a majority of votes cast in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board following the certification of the shareowner vote. This resignation will be promptly considered through a process managed by the Nominating and Governance Committee, excluding any director nominees who did not receive a majority of votes cast to elect him or her to the Board.

The Board of Directors unanimously recommends a vote “FOR” the election of each Class I Director nominee for a two-year term expiring at the 2028 Annual Meeting of Shareowners.

DIRECTOR SKILLS AND QUALIFICATIONS
The Solstice Board adopted a skills and experience matrix to facilitate the comparison of its directors’ skills as compared to those skills deemed necessary to oversee the Company’s current strategy. The skills included in the matrix are evaluated against the Company’s articulated strategy each year so that the matrix can serve as an up-to-date tool for identifying director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide the Company.
The matrix included below represents some of the key skills, backgrounds, and expertise that the Board has identified as particularly valuable to the oversight of the Company and illustrates how our current directors individually and collectively represent these key competencies and backgrounds. While all of these qualifications were considered by the Board and the Nominating and Governance Committee in connection with this year’s director nomination process, the matrix does not encompass all of the skills, backgrounds, and expertise of the directors and director nominees, and the absence of a particular skill, background, or expertise for a director or director nominee does not mean that a director or director nominee does not possess elements of that skill, background, or expertise. The Board believes that its highly qualified director nominees provide the Board with strong, complementary areas of expertise and skills that are directly correlated to aid the development of our strategic priorities and help guide our early days as a public company.

Solstice Advanced Materials Inc.	10	2026 Proxy Statement

	Experience/Expertise										Demographics / Diversity				Committees
	Strategic Skills						Core Competencies
	Global Experience	Regulated Industries /Government Experience	Innovation and Technology	Marketing	Energy Transition / Digitalization	Corporate Responsibility	Senior Leadership Experience (most senior position held)	No. of Public Company Board (Current | Past) (1)	Risk Management	Financial Expertise	Gender	Race/Ethnicity	Age	Tenure	Audit	Compensation	Nominating and Governance

David Sewell President and CEO							CEO	2 | 1			Male	White	57	Oct. 2025
Dr. Rajeev Gautam Board Chairman Independent Director							Business Unit CEO	2 | 0			Male	Asian	73	Oct. 2025	Ex officio	Ex officio	Ex officio
Peter Gibbons Independent Director							Business Unit President	1 | 0			Male	White	65	Oct. 2025
Fiona C. Laird Independent Director							CHRO	1 | 0			Female	White	64	Oct. 2025
Rose Lee Independent Director							CEO	1 | 3			Female	Asian	60	Oct. 2025
William Oplinger Independent Director							CEO	2 | 0			Male	White	59	Oct. 2025
Sivasankaran Somasundaram Independent Director							CEO	2 | 2			Male	Asian	60	Oct. 2025
Matthew Trerotola Independent Director							Chair and CEO	2 | 1			Male	White	58	Oct. 2025
Patrick Ward Independent Director							CFO	3 | 0			Male	White	62	Oct. 2025
Brian Worrell Independent Director							CFO	2 | 0			Male	White	56	Oct. 2025

Chair	Member

Working knowledge: experience derived through investment banking, private equity investing, serving as a member of a relevant board committee at Solstice or at another public company, or serving as an executive officer or on the board of a public company in the relevant industry.

Managerial expertise: expertise derived through direct managerial experience.
Technical expertise: has direct hands-on experience or was a subject-matter expert during his/her career.
1.Current public company boards includes Solstice’s Board. Excludes the boards of Solstice’s consolidated subsidiaries.

Solstice Advanced Materials Inc.	11	2026 Proxy Statement

Strategic Skills	GLOBAL EXPERIENCE
Growing sales outside of the United States is a central part of our long-term strategy for growth. Hence, exposure to markets and economies outside of the United States is an important qualification for our directors. This exposure can take many forms, including government affairs, regulatory, managerial, or commercial.

REGULATED INDUSTRIES / GOVERNMENT EXPERIENCE
Solstice is subject to a broad array of government regulations, and demand for our products and services can be impacted by changes in law or regulation in areas such as chemicals, security, and controlled materials, global climate change, health and safety, and nuclear and alternative energy. It is important to have directors with experience in government and regulated industries that provide them with insight and perspective in working constructively and proactively with governments and agencies globally.

	INNOVATION AND TECHNOLOGY	Solstice has a long history of innovation and intends to continue investing in its innovation and manufacturing capabilities.

MARKETING
Developing new markets for products and services is critical for driving growth. Solstice directors who have that expertise provide a much-desired perspective on how to better market and brand our products and services.

ENERGY TRANSITION / DIGITALIZATION
General acceptance of nuclear power as a viable alternative and renewable energy source is a key component of the success of our Nuclear (Alternative Energy Services) business, and directors with experience in the nuclear power and renewable and other alternative energy industries provide valuable insight on navigating and capitalizing on the energy transition.

CORPORATE RESPONSIBILITY
Experience in environmental, social, and governance matters enables management of associated risks and opportunities as strategic business imperatives. With sustainability as a core element of Solstice’s long-term strategy and a critical part of Solstice’s commercial offerings, it is important to have directors with expertise in products and solutions that support more sustainable outcomes, climate change drivers and impacts, corporate social responsibility, human capital management, and corporate ethics.

Core Competencies	SENIOR LEADERSHIP EXPERIENCE
Experience serving as Chief Executive Officer or a senior executive as well as hands-on leadership experience in core management areas – such as strategic and operational planning, financial reporting, compliance, risk management, and leadership development – provide a practical understanding of complex organizations like Solstice.

PUBLIC COMPANY BOARD EXPERIENCE
Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the Chief Executive Officer, and senior management, agenda setting, and succession planning.

RISK MANAGEMENT
In light of the Board’s role in risk oversight and the Company’s robust Enterprise Risk Management (ERM) program, Solstice seeks directors who can help identify, manage, and address key risks, including cybersecurity, regulatory compliance, competition, brand integrity, human capital, sustainability, and intellectual property.

FINANCIAL EXPERTISE
The Company believes an understanding of finance, investment, mergers and acquisitions, and financial reporting processes is important for its directors to enable them to monitor and assess the Company’s operating and strategic performance and to ensure accurate financial reporting and robust controls. Solstice seeks directors with background and experience in institutional investing, private equity, mergers and acquisitions, capital markets, corporate finance, accounting, and financial reporting.

Solstice Advanced Materials Inc.	12	2026 Proxy Statement

CLASS I NOMINEES FOR ELECTION

Former Group President of Enterprise Supply Chain of 3M Company
BACKGROUND
•Served as Group President of Enterprise Supply Chain at 3M Company, a diversified global manufacturer and technology innovator, from 2021 to April 2025, where he was responsible for all aspects of manufacturing, supply chain, and engineering.
•Served as Chief Executive Officer of the last mile tire distributor TireHub LLC, a joint venture between Bridgestone and Goodyear, from 2018 to 2021.
•Served as Executive Vice President, Global Development and Product Supply and Chief Supply Chain Officer at Mattel, Inc., a leading global toy and family entertainment company, from 2013 to 2018.
•Served at Starbucks Corporation, a multinational chain of coffeehouses and roastery reserves, from 2007 to 2012, including as Senior Vice President, Global Manufacturing Operations and Executive Vice President, Global Supply Chain Operations.
•Served at ICI Paints, a global chemical company, in executive leadership roles in Europe, Latin America, and North America from 1989 to 2007.
•Served as a member of the Management Board of CP Kelco, a global nature-based ingredient solutions company, from 2011 to 2024.
•Served as a member of the Executive Advisory Board of SCM World, a global community of senior supply chain professionals, from 2012 to 2018.
•Holds a Master of Business Administration from the University of Strathclyde and a bachelor’s degree in physics from the University of Edinburgh.

Peter Gibbons Age: 65 Years of Service: 1 Committees: Audit Other Current Public Company Boards: None Past Public Company Boards: None

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Extensive global experience leading business transformations for consumer, retail, automotive, distribution, industrial, and specialty chemical businesses.
•Extensive expertise in managing the operations of international businesses, including in the chemical industry.
•Oversaw environmental, health, and safety functions at multiple companies.

Solstice Advanced Materials Inc.	13	2026 Proxy Statement

Executive Chair and Interim Chief Executive Officer of Resource Label Group, LLC
BACKGROUND
•Executive Chair and Interim Chief Executive Officer of Resource Label Group, LLC, a full-service provider of label and packaging solutions, since December 2025.
•Served as President and Chief Executive Officer of Cornerstone Building Brands, Inc., a leading manufacturer of exterior building products in North America, from September 2021 to March 2025.
•Joined DuPont de Nemours, Inc., a global science and innovation company, in 2015, where she served in a variety of roles, including as President of the Water and Protection business, focusing on improving sustainability and driving innovation through the company’s water, shelter, and safety solutions; President, Safety and Construction; President, DuPont Protection Solutions; and Global Business Director, DuPont Kevlar and Aramid Intermediates.
•Served at Saint-Gobain Corp., a leader in light and sustainable construction, in a number of general management, strategic planning, and information technology roles, serving construction, transportation, energy, and defense sectors, from 1999 until 2014.
•Held various engineering, innovation, and management positions at Pratt & Whitney, a Raytheon Technologies company, and was a senior consultant at Booz Allen Hamilton.
•Serves as a member of the board of directors of Wolters Kluwer N.V.
•Holds a Master of Business Administration from the Massachusetts Institute of Technology, a master’s degree in mechanical engineering from Rensselaer Polytechnic Institute, and a bachelor’s degree in aerospace, aeronautical, and astronautical engineering from Cornell University.

Rose
Lee
Age: 60
Years of Service: 1
Committees:
Compensation
Nominating and Governance
Other Current Public Company Boards:
None
Past Public Company Boards:
Crown Holdings Inc.
Cornerstone Building Brands, Inc.
Honeywell International Inc.

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Deep understanding of the construction, transportation, energy, and defense sectors.
•Extensive experience as a Chief Executive Officer and director of multinational public companies.
•Knowledge of operations and technology, cybersecurity risk management, and strategic planning.

Solstice Advanced Materials Inc.	14	2026 Proxy Statement

President and Chief Executive Officer of Alcoa Corporation
BACKGROUND
•Serves as President and Chief Executive Officer of Alcoa Corporation, a global industry leader in bauxite, alumina, and aluminum, since 2023.
•Previously served at Alcoa Corporation as Executive Vice President and Chief Operating Officer from February 2023 to August 2023 and as Executive Vice President and Chief Financial Officer from 2016 to 2023.
•Joined Alcoa Inc., Alcoa Corporation’s former parent company, in 2000, where he served as Executive Vice President and Chief Financial Officer from 2013 until 2016 and previously held key corporate positions in financial analysis and planning and as Director of Investor Relations prior to later serving in several principal positions in Alcoa Inc.’s Global Primary Products business, including Chief Financial Officer, Controller, Operational Excellence Director, and Chief Operating Officer.
•Held senior, key business positions in engineering, marketing, and business planning with Westinghouse Corporation and Emerson Electric Co. earlier in his career.
•Holds a bachelor’s degree in industrial engineering and operations research from Virginia Tech and a master’s degree in industrial administration from Carnegie Mellon University.

William Oplinger Age: 59 Years of Service: 1 Committees: Nominating and Governance Other Current Public Company Boards: Alcoa Corporation Past Public Company Boards: None

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Extensive experience managing the operations of an international industrial company given his broad experience in executive, operational, financial, risk management, and various other leadership positions at multinational public companies.

Solstice Advanced Materials Inc.	15	2026 Proxy Statement

Former Vice President and Chief Financial Officer of Cummins Inc.
BACKGROUND
•Served as Vice President and Chief Financial Officer of Cummins Inc., a global power leader that designs, manufactures, distributes, and services engines and related technologies, from 2008 until his retirement in 2019.
•Held a broad range of financial leadership positions after joining Cummins Inc. in 1987, including serving as vice president, engine business controller and executive director, power generation business controller.
•Holds a Master of Business Administration from Strathclyde Business School and a Higher National Certificate in Accounting from Dundee College of Commerce.

Patrick Ward Age: 62 Years of Service: 1 Committees: Audit Other Current Public Company Boards: Corteva, Inc. Flex, Ltd. Past Public Company Boards: None

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Extensive experience in financial management, finance, risk management, investor relations, and strategy given his significant background in various financial roles, including as Chief Financial Officer.
•Experience serving on public company boards, with particular focus on audit committee service and leadership.
•Experience in regulated industries with government relations interaction.

Solstice Advanced Materials Inc.	16	2026 Proxy Statement

CONTINUING CLASS II DIRECTORS

Former Chief Human Resources Officer and Senior Vice President, Communications of Marathon Petroleum Corporation
BACKGROUND
•Served as Chief Human Resources Officer and Senior Vice President, Communications of Marathon Petroleum Corporation, an integrated downstream and midstream energy company operating the United States’ largest refining system, from 2018 to her retirement in early 2026, having previously served as Chief Human Resources Officer at Andeavor Corporation prior to its acquisition by Marathon Petroleum Corporation.
•Served as Chief Human Resources and Communications Officer at Newell Brands, Inc., a global consumer goods company, from 2016 to 2017.
•Held executive roles in global human resources, communications, and law over a 25-year international career at Unilever PLC, a multinational consumer packaged goods company, from 1991 to 2016.
•Previously practiced law at the New York law firm of Mudge, Rose, Guthrie, Alexander & Ferdon and in the Cleveland office of Porter, Wright, Morris & Arthur LLC.
•Served as a non-executive director of N Brown Group, PLC, a leading UK-based multi-channel retailer, from 2013 to 2017.
•Holds a Juris Doctor degree with Honors from Case Western Reserve University School of Law and a bachelor’s degree in English and history from the University of Strathclyde, Glasgow, Scotland.

Fiona C. Laird Age: 64 Years of Service: 1 Committees: Compensation (Chair) Other Current Public Company Boards: None Past Public Company Boards: None

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Extensive experience in the human resources, communications, and legal functions of multinational public companies.
•Provides best practice expertise in governing a public company at global scale, as well as in managing complex change management and designing value-creating organization, leadership, and talent strategies.
•Oversaw the Unilever United States Government Affairs function during her time at Unilever.

Solstice Advanced Materials Inc.	17	2026 Proxy Statement

Former President and Chief Executive Officer of ChampionX Corporation
BACKGROUND
•Served as President and Chief Executive Officer of ChampionX Corporation (formerly Apergy Corporation), a global provider of chemistry solutions, artificial lift systems, and engineered equipment for the oil and gas industry, from its spin-off from Dover Corporation in 2018 until its merger with Schlumberger Limited (“SLB”), a global technology company, in July 2025.
•Following the merger with SLB, served as Executive Advisor to the Chief Executive Officer of SLB from July 2025 to October 2025.
•Served as the President and Chief Executive Officer of Dover Energy (a segment of Dover Corporation) from 2013 until the spin-off in 2018.
•Joined Dover Corporation in 2004 and held various other senior executive leadership roles, including Executive Vice President – Dover Energy, Executive Vice President – Dover Fluid Management, President – Fluid Solutions Platform, President – Gas Equipment Group, and President – RPA Process Technologies.
•Previously served in various global leadership roles at GL&V Inc. and Baker Hughes Inc.
•Serves on the Advisory Board of Directors of the Bettering Human Lives Foundation, an organization working to bring clean cooking options to energy-deprived populations in Africa, and on the Advisory Boards of Energy Work Force and Technology Council, University of Oklahoma Gallogly College of Engineering, and Indo-American Community Services, and previously served on the World Affairs Council of Greater Houston.
•Holds a master’s degree in industrial engineering from the University of Oklahoma and a bachelor’s degree in mechanical engineering from Anna University.

Sivasankaran Somasundaram
Age: 60
Years of Service: 1
Committees:
Nominating and Governance (Chair)
Other Current Public Company Boards:
Lennox International Inc.
Past Public Company Boards:
ChampionX Corporation
Apergy Corporation
Magellan Midstream Partners, L.P.

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Provides expertise in managing the operations of international industrial and energy businesses, as well as technical experience developed during his time in a number of positions in businesses that serve the energy, chemical, and other process industries, along with his degrees in both industrial and mechanical engineering.
•Extensive experience from his service on other public company boards.
•Provides global perspective from his international experience, including having lived and worked in India, Germany, Singapore, and Australia.
•Prior experience leading business transformations, including through public company spin-off and merger transactions.

Solstice Advanced Materials Inc.	18	2026 Proxy Statement

Former Chief Executive Officer and Chair of the Board of Enovis Corporation
BACKGROUND
•Served as the Chief Executive Officer and Chair for Enovis Corporation, an innovation-driven medical technology company, from 2023 until his retirement in 2025, and as President and Chief Executive Officer of Enovis Corporation and its predecessor Colfax Corporation from 2015 to 2022.
•Serves as an operating advisor at Clayton, Dubilier & Rice, a private investment firm.
•Served as an Executive Vice President and a member of the Office of the Chief Executive at DuPont de Nemours, Inc. from 2014 to 2015 and as Senior Vice President from 2013 to 2014. While at DuPont, Mr. Trerotola was responsible for DuPont’s Electronics and Communications and Safety and Protection segments, and he also had corporate responsibility for DuPont’s Asia-Pacific business.
•Previously served in several leadership roles at Danaher Corporation, a global science and technology innovator, including Vice President and Group Executive for Life Sciences,  Group Executive – Product Identification, and President – Videojet business.
•Served as a consultant at McKinsey & Company.
•Holds a Master of Business Administration from Harvard University and a bachelor’s degree in chemical engineering from the University of Virginia.

Matthew Trerotola Age: 58 Years of Service: 1 Committees: Compensation Other Current Public Company Boards: AptarGroup, Inc. Past Public Company Boards: Enovis Corporation

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Provides expertise in operations and strategy, including digital strategy and technology-based business models, across various industries, including industrial markets, healthcare, medical technologies, and regulated markets.
•Experience as a chief executive officer and director of multinational public companies.

Solstice Advanced Materials Inc.	19	2026 Proxy Statement

CONTINUING CLASS III DIRECTORS

Chairman of the Board of Directors of Solstice Advanced Materials Inc.
BACKGROUND
•More than four decades of experience at Honeywell in the process technologies and advanced materials sectors.
•Served as President and Chief Executive Officer of Honeywell PMT from 2016 until his retirement from Honeywell in 2021.
•Previously held key positions within Honeywell UOP from 2006 to 2015, including President and Chief Executive Officer from 2009 to 2015, Chief Technology Officer, PMT, from June 2008 to December 2008, and Chief Technology Officer, Honeywell UOP, from 2006 to 2008.
•Holds a bachelor’s degree in chemical engineering from the Indian Institute of Technology, a master’s degree in chemical engineering from Drexel University, a doctorate in chemical engineering from the University of Pennsylvania, and a Master of Business Administration from the University of Chicago.

Dr. Rajeev Gautam
Age: 73
Years of Service: 1
Committees:
Audit (ex officio)
Compensation (ex officio)
Nominating and Governance (ex officio)
Other Current Public Company Boards:
NN, Inc.
Past Public Company Boards:
None

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Extensive expertise in and knowledge of our business and industries, having served at Honeywell within the process technologies and advanced materials sectors, including the business that was spun off to form Solstice.
•Background as a director for a multinational public company.

Solstice Advanced Materials Inc.	20	2026 Proxy Statement

President and Chief Executive Officer of Solstice Advanced Materials Inc.
BACKGROUND
•Prior to the Spin-off, served as President and Chief Executive Officer of Honeywell’s Advanced Materials business since March 2025.
•Served as President and Chief Executive Officer of WestRock Company, one of the world’s largest paper and packaging companies, from March 2021 to July 2024, and oversaw WestRock Company’s business combination with Smurfit Kappa Group plc to create Smurfit WestRock plc, a global leader in sustainable paper and packaging.
•Served in various roles at The Sherwin-Williams Company, a global leader in the manufacture, development, distribution, and sale of paint, coatings, and related products, from February 2007 to March 2021, including serving as President and Chief Operating Officer from March 2019 to March 2021.
•Spent more than 15 years in General Electric’s Plastics and Advanced Materials Division.
•Serves as a member of the board of directors of the American Chemistry Council.
•Holds a bachelor’s degree in economics from the University of Southern California.

David Sewell Age: 57 Years of Service: 1 Committees: None Other Current Public Company Boards: Huntsman Corporation Past Public Company Boards: WestRock Company

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•More than 30 years of experience in the materials and chemicals industries.
•Extensive experience managing the operation of multinational companies.

Solstice Advanced Materials Inc.	21	2026 Proxy Statement

Former Chief Financial Officer of Baker Hughes Company
BACKGROUND
•Served as Chief Financial Officer of Baker Hughes Company, an energy technology company, from 2017 to 2022, following which he served as an advisor to Baker Hughes through 2023.
•Served in various roles at General Electric Company, including Vice President and Chief Financial Officer of the Oil and Gas Segment from 2014 to 2017, Vice President, Corporate Financial Planning and Analysis from 2011 to 2014, and Vice President, Corporate Audit Staff from 2006 to 2010.
•Served as the Chief Financial Officer for GE Oil and Gas from 2003 to 2006.
•Previously held several financial leadership roles in GE Healthcare from 1997 to 2002.
•Holds a bachelor’s degree in economics from the University of North Carolina at Chapel Hill.

Brian Worrell Age: 56 Years of Service: 1 Committees: Audit (Chair) Other Current Public Company Boards: Ralliant Corporation Past Public Company Boards: None

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS, AND EXPERIENCE
•Over 30 years of experience as a financial executive at multinational companies with extensive experience in strategy, mergers and acquisitions, supply chain, capital markets, and leadership development, as well as implementation of enterprise resource planning and finance systems.
•Experience leading and overseeing strategic energy transition matters.
•Background in regulated industries, including healthcare and oil and gas.

Solstice Advanced Materials Inc.	22	2026 Proxy Statement

Corporate Governance

Solstice is committed to strong corporate governance policies, practices, and procedures designed to ensure that its Board of Directors effectively exercises its oversight role. The Solstice Board oversees management performance on behalf of shareowners to ensure that the long-term interests of shareowners are being served, to monitor adherence to Solstice’s standards and policies, and to promote the exercise of responsible corporate citizenship. The Solstice Board values and considers the feedback received from our shareowners.
BOARD COMPOSITION
Primary responsibility for identifying and evaluating director candidates and for recommending re-nomination of incumbent directors resides with the Nominating and Governance Committee, which consists entirely of independent directors under applicable rules of the Securities and Exchange Commission (the “SEC”) and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our Chairman is formally charged with the responsibility of working with the Chief Executive Officer, Nominating and Governance Committee, and the full Board to help identify and prioritize the specific skill sets, experience, and knowledge that director candidates must possess. The Nominating and Governance Committee and Chairman then establish criteria for director nominees based on these inputs.
In addition to ensuring that director nominees possess the requisite skills and qualifications, the Nominating and Governance Committee places an emphasis on ensuring that nominees demonstrate the right leadership traits, personality, work ethic, independence, and range of backgrounds to align with the Company’s performance culture and long-term strategic vision. While we do not have a diversity policy, the Nominating and Governance Committee considers how a candidate’s appointment to the Board would impact the overall composition of the Board, including with regard to diversity of viewpoints, professional experience, skills, qualifications, and other contributions. The criteria considered by the Nominating and Governance Committee include:
•Exemplification of the highest standards of personal and professional integrity;
•Potential contribution to the culture of the Board, including by virtue of experiences and backgrounds (industry, profession, public service, geography, and perspectives);
•Independence from management under applicable securities laws and listing regulations;
•Willingness to constructively challenge management through active participation in Board and committee meetings; and
•Ability to devote sufficient time to performing their Board and committee duties.
As a newly independent company, in selecting candidates for our Board, Solstice engaged in a comprehensive recruitment focused on identifying directors across three core areas:
•Directors who would bring highly relevant industry experience in chemicals, security and controlled materials, health and safety, and nuclear and alternative energy businesses;
•Directors with spin-off and post spin-off and similar transformational business experience – an important skill set as we transition away from the highly complex arrangements with Honeywell currently in place; and
•Directors with critical and valuable experience in governance, human resources, and finance functions best practices to lead us as we transform our global organization and business culture.

Solstice Advanced Materials Inc.	23	2026 Proxy Statement

CLASSIFIED BOARD AND PHASE OUT
As is common for newly spun-off companies, we currently have a classified Board, which is intended to provide better continuity of leadership at the Board level during Solstice’s first years of operation as an independent, publicly held company, versus annually elected directors. We will conduct a phased declassification of the Board to be completed in 2028. Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that, until the 2028 Annual Meeting of Shareowners, our Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. The directors designated as Class I directors have terms expiring at this Annual Meeting; the directors designated as Class II directors have terms expiring at the 2027 Annual Meeting of Shareowners; and the directors designated as Class III directors have terms expiring at the 2028 Annual Meeting of Shareowners. Commencing at this Annual Meeting, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the 2028 Annual Meeting of Shareowners. Beginning at the 2028 Annual Meeting of Shareowners, all of our directors will stand for election each year for annual terms, and our Board will no longer be divided into three classes.

2026 Class I Directors up for election for a term ending in 2028	è	2027 Class II Directors up for election for a term ending in 2028	è	2028 All directors up for election for a one-year term

DIRECTOR INDEPENDENCE
Solstice’s Corporate Governance Guidelines provide that “[t]he Board intends that, at all times, a substantial majority of its directors will be considered independent under relevant Nasdaq and SEC guidelines.”
AFFIRMATIVE DETERMINATION OF INDEPENDENCE
To fulfill this intent, the Board regularly reviews the independence of each non-employee director to make an affirmative determination of independence. Specifically, the Nominating and Governance Committee conducts an annual review of the independence of the directors and reports its findings to the full Board. This year, based on the report and recommendation of the Nominating and Governance Committee, the Board has determined that each of the following directors satisfies the independence criteria in the applicable listing standards of Nasdaq and rules of the SEC (including, where applicable, the enhanced criteria with respect to members of the Audit Committee and the Compensation Committee): Messrs. Gautam, Gibbons, Oplinger, Somasundaram, Trerotola, Ward, and Worrell and Mss. Laird and Lee. Our President and Chief Executive Officer, Mr. Sewell, is not independent. Each Board committee member qualifies as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Members of the Audit Committee and Compensation Committee currently meet and, during the year ended December 31, 2025, met the additional independence requirements of Nasdaq applicable to audit committee and compensation committee members.
CRITERIA FOR DIRECTOR INDEPENDENCE
For a director to be considered independent, the Board must determine that the director does not have any relationships with Solstice that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board considered all relevant facts and circumstances in making its determinations, including the following:
•No non-employee director or nominee receives any direct compensation from Solstice other than under the director compensation program described in this Proxy Statement.
•No immediate family member (within the meaning of the Nasdaq listing standards) of any non-employee director or nominee receives direct compensation from Solstice other than compensation received for service as a non-executive employee.
•No non-employee director or nominee is affiliated with Solstice or any of its subsidiaries or affiliates.

Solstice Advanced Materials Inc.	24	2026 Proxy Statement

•No non-employee director or nominee is an employee of Solstice’s independent registered public accounting firm, and no non-employee director or nominee (or any of their respective immediate family members) is a current partner of Solstice’s independent registered public accounting firm, or, within the last three years, was a partner or employee of Solstice’s independent registered public accounting firm and personally worked on Solstice’s audit.
•No non-employee director or nominee is a member, partner, or principal of any law firm, accounting firm, or investment banking firm that receives any consulting, advisory, or other fees from Solstice.
•No non-employee director or nominee has an immediate family member who is, or was during the past three years, an executive officer of Solstice.
•No Solstice executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.
•No non-employee director or nominee (or any of their respective immediate family members) is indebted to Solstice, nor is Solstice indebted to any non-employee director or nominee (or any of their respective immediate family members).
•No non-employee director or nominee is an executive officer of a charitable or other tax-exempt organization that received contributions from Solstice.
•Solstice has not had any non-arm’s length commercial relationships (purchase and/or sale of products and services) with companies at which our non-employee directors or nominees serve or have served as officers within the past three years. Solstice’s commercial transactions with 3M Company and Marathon Petroleum Corporation are at arm’s-length and in the ordinary course of business, none of our directors are currently officers at those companies, and the directors or their immediate family members did not have any direct involvement in these transactions.
•While a non-employee director’s or nominee’s service as an outside director of another company with which Solstice does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Solstice and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.
The above information was derived from Solstice’s books and records and responses to questionnaires completed by directors in connection with the preparation of this Proxy Statement.

BOARD LEADERSHIP STRUCTURE
Solstice believes that independent board oversight is an essential component of strong corporate performance. We currently have an independent, non-executive Chairman of the Board, which the Board believes is in the best interests of the Company and its shareowners. The Board believes its current leadership structure of separating the roles of Board Chairman and Chief Executive Officer allows our Chief Executive Officer to focus his time and energy on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing our leaders, building our culture, and promoting employee engagement at all levels of the organization, all of which are critically important as a newly public company. Meanwhile, this structure allows our independent Board Chairman to lead the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the Chief Executive Officer and senior leadership team between Board meetings on business developments, and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives, particularly on the strategic direction of the Company. The Board also believes this leadership structure, coupled with independent directors serving as chairs of each of our three standing Board committees, enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling its risk oversight responsibility. The Board believes its risk oversight framework would be effective under a variety of leadership structures.

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The Board recognizes that its leadership structure – particularly the combination or separation of the Chief Executive Officer and Board Chairman roles – is driven by the needs of the Company and its shareowners and that different leadership structures are appropriate for different circumstances. Solstice’s Corporate Governance Guidelines do not establish a fixed rule as to whether the offices of Chairman and Chief Executive Officer should be vested in the same person or two different people, but rather specify that Solstice’s Board leadership structure is best considered as part of the corporate governance and Chief Executive Officer succession planning process. The Board believes that the decision as to whether the positions of Chairman and Chief Executive Officer should be combined or separated, and whether an executive or an independent director should serve as Chairman if the roles are split, should be based upon the particular circumstances facing the Company. Maintaining a flexible policy allows the Board to exercise its best business judgment to choose the leadership structure that best serves the interests of the Company and its shareowners at any particular time. The Board additionally believes that independent Board leadership is an important component of our governance structure. Our Corporate Governance Guidelines provide that, if the Chairman is not an independent director, a Lead Director will be elected by the independent directors from among the independent directors. We believe that the Board should have the flexibility to fashion its independent Board oversight with either an independent Chairman or an independent Lead Director.
The Nominating and Governance Committee and the Board will periodically review the Board’s leadership structure to evaluate whether it remains appropriate for the Company based on its needs. The Board has concluded that its current leadership structure, in which the roles of Chairman and Chief Executive Officer are separate, continues to be the most appropriate one for the Company at this time.
INDEPENDENT CHAIRMAN DUTIES, RESPONSIBILITIES, AND AUTHORITIES
The duties, responsibilities, and authorities of the independent Chairman are robust and designed to ensure effective independent oversight. They include the following:
•Review, approve, and make changes to Board meeting agendas and Board meeting schedules, including to add or remove agenda items and to ensure there is sufficient time for discussion of all agenda items;
•Review, and when appropriate, make changes to presentation material and other written information provided to directors for Board meetings;
•Preside at all meetings, including executive sessions of the independent directors, and apprise the Chief Executive Officer of the issues considered;
•Serve as liaison between the Chief Executive Officer and the independent directors;
•Be available for consultation and direct communications with the Company’s shareowners;
•Call meetings of the independent directors when necessary and appropriate;
•Retain outside professionals on behalf of the Board;
•Consult with management about what information is to be sent to the Board;
•Identify key strategic direction and operational issues upon which the Board’s annual core agenda is based;
•Serve as an ex officio member of each committee;
•As and when the Board considers adding new members, work with the Chief Executive Officer, Nominating and Governance Committee, and the full Board to help identify and prioritize the specific skill sets, experience, and knowledge that candidates for election to the Board must possess; and
•Perform such other duties as the Board may determine from time to time.

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BOARD PRACTICES AND PROCEDURES
BOARD AND COMMITTEE MEETINGS
•Agenda. The Board and its committees perform an annual review of the agenda items to be considered for each meeting. During that review and throughout the year, each Board and committee member is encouraged to suggest items for inclusion on future agendas.
•Number of Meetings and Attendance. In 2025, following completion of the Spin-off on October 30, 2025, the Board held one meeting, and the committees of the Board collectively held six meetings. The Board had 100% meeting attendance of regularly scheduled meetings, and the directors’ average attendance rate at meetings of the committees of which they are members was 100%. Each of the directors participated in 100% of the aggregate of the total number of Board meetings held during the period for which he or she was a director and the total number of meetings held by all Board committees on which he or she served (during the period he or she served).
•Executive Sessions. The independent directors meet in regularly scheduled executive sessions at least quarterly. The Chairman presides over these sessions.
•Special Meetings. The Chairman, the Chief Executive Officer, the independent Lead Director (when applicable), the Nominating and Governance Committee Chair, and, at the request of two independent directors, the Corporate Secretary are empowered and authorized to call special meetings of the Board at any time and for any reason.
•Board Meeting Materials. Each director receives in advance the written material to be considered at every meeting of the Board and of each Board committee (regardless of committee membership) and can provide comments and suggestions.
SELF-EVALUATION
Pursuant to Solstice’s Corporate Governance Guidelines and the charters of each of the Board’s committees, the Board and each of its committees are required to conduct annual self-evaluations of their performance. The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and, as a newly public company, these evaluations will help us establish sound Board and governance practices to ensure robust oversight.
The Board has established a process for self-evaluations, which will be conducted annually and are intended to facilitate a candid assessment of and discussion by the Board and each committee of its effectiveness as a group in fulfilling its responsibilities, evaluating its performance, and identifying any areas for improvement. The Chair of the Nominating and Governance Committee oversees the annual self-evaluation process.
Each director is expected to participate and provide feedback on a range of topics, including, but not limited to, Board and committee agendas and meetings; culture and ethics; relationship with management; committee structure, membership, and leadership; and the flow of information to and from the Board and its committees.

1	2	3	4	5

Director feedback is solicited on an individual basis through written questionnaires; the Nominating and Governance Committee discusses, considers, and approves the form of questionnaire each year	Our Chairman and the Chair of the Nominating and Governance Committee conduct individual director interviews to supplement the written questionnaires	The feedback is reviewed and summarized by the internal legal team and outside counsel	Summary of feedback and recommendations are shared with the Board and each Board committee for discussion and development of action plan for implementation of any changes	The Board and committees work with management to take concrete steps to improve policies, processes, and procedures to further Board and committee effectiveness

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OTHER BEST PRACTICE BOARD POLICIES AND PROCEDURES

ANNUAL SHAREOWNER MEETING ATTENDANCE	Solstice’s Corporate Governance Guidelines encourage all directors to attend our Annual Meeting of Shareowners. Solstice did not have an Annual Meeting of Shareowners during 2025.

ENGAGEMENT WITH MANAGEMENT
The Board and its committees provide feedback to management, and management is required to answer questions raised by the directors during Board and committee meetings. Our senior management meets regularly with the Board, including yearly reviews of Solstice’s long-term strategic plan and annual operating plan.

DIRECTOR EDUCATION
Solstice’s Board believes that director education is vital to the ability of directors to fulfill their roles and supports Board members in their continuous learning. Directors may enroll in continuing education programs at Solstice’s expense on corporate governance and critical issues associated with a director’s service on a public company board. The Board also hears regularly from management on numerous subjects, including investor sentiments, shareowner activism, regulatory developments, corporate responsibility-related matters, data privacy, geopolitical developments, supply chain risk, cybersecurity, and AI. In addition, the Board periodically participates in site visits to Solstice’s facilities and has multiple opportunities to engage with employees across our businesses.

DIRECTOR ORIENTATION
All new directors participate in the Company’s director orientation program during the first year on the Board. New directors receive an extensive suite of onboarding materials covering director responsibilities, corporate governance practices and policies, business strategies, leadership structure, and long-term plans. Participation in regular Board and committee meetings also provides new directors with a strong foundation for understanding Solstice’s businesses, connects directors with members of management with whom they will interact, and accelerates their effectiveness to engage fully in Board deliberations. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board or its committees.

OTHER BOARD MEMBERSHIPS
Pursuant to our Corporate Governance Guidelines, directors should not serve on more than four public company boards (including the Solstice Board), and directors who serve as chief executive officer of a public company should not serve on more than two public company boards (excluding the board of the company of which such director is the chief executive officer). Directors should advise the Chairman in advance of accepting an invitation to serve on another public company board. The Nominating and Governance Committee reviews external perspectives and trends on the appropriate number of public company boards on which directors may serve, including the proxy voting guidelines of our major shareowners and voting policies of the major proxy advisory firms.

TIME COMMITMENT
In addition to the board membership limits described above, the Corporate Governance Guidelines provide that, as part of the Nominating and Governance Committee’s annual review of the requisite skills and characteristics of Board members, the Nominating and Governance Committee will consider the ability of Board members (and candidates for membership) to devote sufficient time to performing their duties in an effective manner. The Nominating and Governance Committee assesses directors’ time commitments through the annual director and officer questionnaire and self-evaluation process and prior to the re-nomination of currently serving directors.

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DIRECTOR TENURE AND TERM LIMITS
Per the Corporate Governance Guidelines and Board policy, unless the Board otherwise determines, non-employee directors will serve only until the later of (i) the day of the Annual Meeting of Shareowners immediately following their 75th birthday and (ii) the day of the 5th Annual Meeting of Shareowners following the consummation of the Spin-off from Honeywell.
There are no term limits for service on the Board. The Company and the Board believe that term limits may force the Company to lose the contribution of directors who, over time, have developed increased insight into the Company’s businesses and operations. The Board intends to maintain a balance of directors who have longer terms of service and directors who have joined more recently.

CHANGE IN JOB RESPONSIBILITIES
The Corporate Governance Guidelines also provide that directors should offer to tender their resignation in the event of a change in the principal job responsibilities that they held at the time of their election to the Board or the principal job responsibilities taken subsequent to their election to the Board.

BOARD COMMITTEES
The Board currently has three committees. All members of each committee are independent, non-employee directors. Each committee operates under a written charter, which is available at investor.solstice.com (see “Governance/Documents and Charters”). The table below lists the leadership and membership of each committee.

Name	Audit	Compensation	Nominating and Governance

Dr. Rajeev Gautam	Ex officio	Ex officio	Ex officio
David Sewell
Peter Gibbons
Fiona C. Laird
Rose Lee
William Oplinger
Sivasankaran Somasundaram
Matthew Trerotola
Patrick Ward
Brian Worrell

Chair	Member

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Audit Committee
Committee Chair:
Brian Worrell*
Other Committee Members:
Peter Gibbons
Patrick Ward*
*Audit Committee Financial Expert
Meetings Held in 2025: 3
•All members independent
•Has oversight over our independent registered public accounting firm
•Separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act

•Consider the independence of, appoint (and recommend to shareowners for approval), and be directly responsible for the compensation, retention, and oversight of the firm that serves as our independent registered public accounting firm; this includes resolving any disagreements between the firm and management regarding financial reporting.
•Review the scope and results of the audit with the independent registered public accounting firm.
•Review with management and the independent registered public accounting firm the annual and interim financial results (including Management’s Discussion and Analysis) to be included in Forms 10-K and 10-Q prior to filing.
•Consider the adequacy and effectiveness of our internal control over financial reporting and auditing procedures, including (effective in 2026) management’s annual assessment.
•Review, approve, and establish procedures for the receipt, retention, and treatment of complaints received by Solstice regarding accounting, internal control over financial reporting, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.
•Monitor and provide risk oversight with respect to focus areas assigned to the committee from time to time by the Board, including cybersecurity, data use and compliance (including under AI regulations), tax and liquidity management, product integrity and product security, vendor risk, operational business continuity, and crisis management.
•Together with the full Board, exercise oversight over the enterprise risk management (“ERM”) process and assess adequacy of mitigation strategies for the risks identified through ERM.
•Oversee performance of the Company’s internal audit function.

Audit Committee Oversight of Independent Registered Public Accounting Firm. The Audit Committee seeks to ensure the exercise of appropriate professional skepticism by the independent registered public accounting firm by reviewing and discussing, among other things, management and auditor communications regarding significant estimates and judgments and the results of peer quality review and Public Company Accounting Oversight Board inspections of the independent registered public accounting firm. The Audit Committee also reviews and pre-approves all audit and non-audit services provided to Solstice by the independent registered public accounting firm to determine that such services would not adversely impact auditor independence and objectivity. The Audit Committee also regularly holds separate executive sessions with representatives of our independent registered public accounting firm and with Solstice’s Chief Financial Officer, Chief Accounting Officer, and Vice President of Corporate Audit.

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Nominating and Governance Committee Committee Chair: Sivasankaran Somasundaram Other Committee Members: Rose Lee William Oplinger Meetings Held in 2025: 1 •All members independent
•Identify and evaluate potential director candidates and recommend to the Board the nominees for election to the Board.
•Review and make a recommendation to the Board regarding whether to accept a resignation tendered by a Board nominee who does not receive a majority of votes cast for his or her election in an uncontested election of directors.
•Review and recommend changes to the Corporate Governance Guidelines.
•Together with the Chairman, lead the Board in its annual evaluation of the performance of the Board and its committees.
•Review policies and make recommendations to the Board concerning the size and composition of the Board, qualifications and criteria for director nominees, director retirement policies, compensation and benefits of non-employee directors, conduct of business between Solstice and any person or entity affiliated with a director, the structure and composition of Board committees, and the allocation of risk oversight responsibilities among Board committees.
•Oversee overall sustainability performance and associated risks and opportunities.
•Review and oversee related party transactions for potential conflicts of interest on an ongoing basis, as appropriate.
•Monitor and provide risk oversight with respect to focus areas assigned to the committee from time to time by the Board, including political contributions and lobbying, geopolitical risk, regulatory compliance matters, responsible AI governance, integrity and ethics, health, safety, environmental, product stewardship, and sustainability.
•Review our policies and programs as may be brought to the attention of the committee regarding Solstice’s role as a responsible corporate citizen.

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Compensation Committee
Committee Chair:
Fiona C. Laird
Other Committee Members:
Rose Lee
Matthew Trerotola
Meetings Held in 2025: 2
•All members independent
•Administers Solstice’s executive compensation program
•Retains independent compensation consultant

Evaluate and approve executive compensation plans, policies, and programs, including review and approval of executive compensation-related corporate goals and objectives.
Review and approve the individual goals and objectives of the Company’s executive officers.
Evaluate the Chief Executive Officer’s performance relative to established goals and objectives and, together with the other independent directors, determine and approve the Chief Executive Officer’s compensation level.
Review and determine the annual salary and other remuneration (including incentive compensation and equity-based plans) of all other officers.
Review and discuss with management the Compensation Discussion and Analysis and other executive compensation disclosures included in this Proxy Statement.
Produce the annual Compensation Committee Report included in this Proxy Statement.
Form and delegate any of the Compensation Committee’s authorities to subcommittees when appropriate.
Review the Company’s management development program, including executive succession.
Review or take such other action as may be required in connection with the bonus, stock, and other benefit plans of Solstice and its subsidiaries.
Monitor and provide risk oversight with respect to focus areas assigned to the committee from time to time by the Board, including succession planning, retention and recruitment of key talent, employment practices and policies, workplace respect and culture, workforce composition, workplace violence, and employee engagement and wellness.

Compensation Committee Interlocks and Insider Participation. During the 2025 fiscal year, all members of the Compensation Committee were independent directors, and no member was an employee or former employee of Solstice. No Compensation Committee member had any relationship requiring disclosure under “Certain Relationships and Related Transactions” on page 42 of this Proxy Statement. During fiscal year 2025, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee or the Board.
Administration of Executive Compensation Program. The Compensation Committee administers the executive compensation program, including determination of the elements of the program and their relative weighting, incentive compensation plan targets, and award amounts. The Compensation Committee takes into account feedback from our shareowners when making enhancements to the executive compensation program. When administering the program, the Compensation Committee considers recommendations from senior management regarding the overall executive compensation program and the individual compensation of the executive officers. As part of Solstice’s annual planning process, the Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer develop targets for Solstice’s incentive compensation programs and present them to the Compensation Committee. These targets are reviewed by the Compensation Committee to ensure alignment with our strategic and annual operating plans, macroeconomic trends, and other identified opportunities and risks. The Chief Executive Officer recommends base salary adjustments and cash and equity incentive award levels for Solstice’s other executive officers. These recommendations are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives) together with a review of supplemental performance measures and prior compensation levels relative to performance.

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Retention of Independent Compensation Consultant. The Compensation Committee has sole authority to retain a compensation consultant to assist the Compensation Committee in the evaluation of Chief Executive Officer, officer, and other senior executive compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the Compensation Committee is directly responsible for approving the consultant’s compensation, evaluating its performance, and terminating its engagement. Under the Compensation Committee’s established policy, its consultant cannot provide any other services to Solstice without the Compensation Committee’s approval, as delegated to the Chair of the Compensation Committee. The Compensation Committee regularly reviews the services provided by its outside consultants and performs an annual assessment of the independence of its compensation consultant to determine whether the compensation consultant is independent.
Pay Governance served as the Compensation Committee’s independent compensation consultant during 2025. The Compensation Committee conducted a specific review of its relationship with Pay Governance during 2025 and determined that Pay Governance is independent in providing Solstice with executive compensation consulting and limited other employee benchmarking services and that Pay Governance’s work for the Compensation Committee did not raise any conflicts of interest, consistent with SEC rules and Nasdaq listing standards.
In making this determination, the Compensation Committee reviewed information provided by Pay Governance on the following factors:
•Any other services provided to Solstice by Pay Governance.
•Fees received by Pay Governance from Solstice as a percentage of Pay Governance’s total revenue.
•Policies and procedures maintained by Pay Governance to prevent a conflict of interest.
•Any business or personal relationship between the individual Pay Governance consultants assigned to the Solstice relationship and any Compensation Committee member.
•Any business or personal relationship between the individual Pay Governance consultants assigned to the Solstice relationship, or Pay Governance itself, and Solstice’s executive officers.
•Any Solstice stock owned by Pay Governance or the individual Pay Governance consultants assigned to the Solstice relationship.
The Compensation Committee noted that Pay Governance did not provide any services to the Company or its management other than service to the Compensation Committee and limited other compensation benchmarking services. Unless approved by the Chair of the Compensation Committee, Pay Governance does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resources outsourcing.
Pay Governance compiled information and provided advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Solstice and its Compensation Peer Group (see page 54 of this Proxy Statement for further detail regarding the Compensation Peer Group) and analyzed the relative performance of Solstice and the Compensation Peer Group with respect to stock performance and the financial metrics generally used in the programs. Pay Governance also provided the Compensation Committee with information regarding emerging trends and best practices in executive compensation. In addition to information compiled by Pay Governance, the Compensation Committee also reviews general survey data compiled and published by third parties. Neither the Compensation Committee nor Solstice has any input into the scope of, or the companies included in, these third-party surveys. Pay Governance reported to the Chair of the Compensation Committee, had direct access to Compensation Committee members, attended Compensation Committee meetings either in person, virtually, or by telephone, and had the opportunity to meet with the Compensation Committee in executive session without management present.

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BOARD’S ROLE IN RISK OVERSIGHT
While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight, with specific risk areas delegated to relevant Board committees, who receive regular updates from management and report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board
•Oversees the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk.
•One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy and the associated risks. The full Board oversees strategy and strategic risk through robust and constructive engagement with management, taking into consideration Solstice’s key priorities, global trends impacting our business, regulatory developments, and disruptors in our industries.
•Management provides the Board with its view of key commercial and strategic risks and opportunities faced by each business unit so that the Board can assess whether management has identified key risks and opportunities and is taking appropriate actions to address risks.

Audit Committee
•Oversees the Company’s policies with respect to risk assessment and risk management, including the Company’s risk assessment policies, major financial risks and enterprise exposures, and steps taken to monitor and manage such exposures.
•Monitors and provides risk oversight with respect to focus areas as may be assigned to the committee from time to time by the Board, including cybersecurity, data use and compliance (including under AI regulations), tax and liquidity management, product integrity and product security, vendor risk, operational business continuity, issues submitted to the whistleblower line and results of investigations with respect thereto, and crisis management.

Compensation Committee
•Monitors and provides risk oversight with respect to focus areas as may be assigned to the committee from time to time by the Board, including succession planning, retention and recruitment of key talent, employment practices and policies, workplace respect and culture, workplace violence, and employee engagement and wellness.

Nominating and Governance
Committee
•Monitors and provides risk oversight with respect to focus areas as may be assigned to the committee from time to time by the Board, including political contributions and lobbying, regulatory compliance matters such as data privacy, responsible AI governance, integrity and ethics, geopolitical risk, and health, safety, environmental, product stewardship, and sustainability.
•Reviews the Company’s overall sustainability-related performance, strategies, goals, and objectives, monitors evolving sustainability and corporate responsibility risks and opportunities, and oversees the Company’s sustainability and corporate responsibility disclosures.

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OVERSIGHT OF STRATEGY
One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy and the associated risks. The full Board oversees strategy and strategic risk through robust and constructive engagement with management, taking into consideration Solstice’s key priorities, global trends impacting our business, regulatory developments, and disruptors in our industries. The Board’s oversight of strategy primarily occurs through deep-dive annual reviews of the long-term strategic plans and annual operating plans of each of our businesses. During these reviews, management provides the Board with its view of the key commercial and strategic risks and opportunities faced by each business unit so that the Board can assess whether management has identified the key risks and opportunities and is taking appropriate actions to address risks. In addition to the review of Solstice’s strategic and annual plans, specific areas of risk and opportunity are tabled for further Board and/or committee discussion to ensure additional Board engagement on the areas of risk that are most impactful to Solstice’s strategic direction.
The Board’s oversight of strategy includes the Company’s mergers, acquisitions, and divestitures activity. From strategy and vision to comprehensive annual portfolio reviews, individual transaction approvals, deal execution, integration, and performance against goals, the Board’s oversight includes all aspects of the Company’s mergers, acquisitions, divestitures, and corporate development activities. With the ultimate goal of achieving outcomes that promote long-term shareowner value, the Board engages in a rigorous, thorough, and unbiased review of Solstice’s portfolio and potential transactions and assessment of long-term outcomes.
OVERSIGHT OF SUSTAINABILITY MATTERS
Solstice takes seriously its commitment to corporate social responsibility, protection of the environment, and creation of sustainable opportunity everywhere it operates. Solstice’s sustainability and corporate social responsibility initiatives are aligned with the Company’s long-term strategy, both informing and supporting Solstice’s strategic plans.
The Board’s engagement and oversight extends to sustainability and corporate social responsibility risks and opportunities in the following principal ways:
•The Board and committees engage with sustainability and corporate social responsibility risk areas through a robust and comprehensive ERM program.
•The Nominating and Governance Committee has primary jurisdiction for managing risks and opportunities associated with sustainability and corporate social responsibility as well as oversight of discrete topics, such as climate, environmental remediation, integrity and ethics, data privacy, responsible AI governance, and political engagement.
•The Compensation Committee has oversight of human capital management issues, including culture, talent recruitment and retention, and employee well-being.
•The Audit Committee has oversight of cybersecurity, data use and compliance (including under AI regulations), and product integrity and product security.
•The Board values shareowners’ perspectives on sustainability and corporate social responsibility matters.

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Overall Oversight of Sustainability and Corporate Social Responsibility	The full Board and Nominating and Governance Committee oversee the Company’s overall sustainability and corporate social responsibility performance and associated risks and opportunities.

Committee Oversight of Discrete Sustainability and Corporate Social Responsibility Risks and Opportunities	NOMINATING AND GOVERNANCE •Environmental •Health and Safety •Climate •Environmental Remediation •Political Engagement •Governance •Integrity and Compliance •Data Privacy •Responsible AI Governance	AUDIT •Tax •Financial Controls •Enterprise Risk •Litigation/Controversies •Raw Materials Sourcing •Product Safety and Integrity •Supply Chain •Cybersecurity •Data Use and Compliance (including AI regulations)	COMPENSATION •Human Capital Management •Succession Planning •Labor Practices •Culture •Compensation •Workplace Respect •Workforce Composition •Employee Engagement and Wellness

With the Board’s oversight, sustainability and corporate social responsibility considerations are integrated into Solstice’s business strategy and managed on a day-to-day basis through executive oversight and cross-functional, collaborative teams. Solstice’s General Counsel, reporting directly to our Chief Executive Officer, serves as the executive sponsor of our sustainability efforts and leads internal activities to oversee progress across Solstice’s key sustainability initiatives. Management of sustainability-related risks is further supported by Solstice’s ERM process, which supports the development and regular assessment of mitigation strategies designed for key sustainability-related risks that are identified through the ERM process.
OVERSIGHT OF HUMAN CAPITAL AND CULTURE
The Board and the Compensation Committee provide oversight over human capital, with particular focus on culture, talent development and assessment, employment practices and policies, and succession planning. The strength of the Company’s culture is essential to fulfilling our strategic vision, and the Board and the Compensation Committee work with management to oversee adherence to our Mission, Values, and Behaviors.
Each of the Board’s committees plays a role in ensuring that our core values remain at the center of Solstice’s culture.
•The Nominating and Governance Committee meets regularly with our General Counsel and our Chief Compliance Officer to review the Company’s safety and integrity and compliance programs, policies, and scorecards.
•The Audit Committee receives detailed investigation reports on a quarterly basis to monitor trends, ensure that allegations are investigated promptly, and as necessary, confirm that appropriate disciplinary measures are taken in a timely fashion.
•The Compensation Committee has responsibility for Chief Executive Officer and officer succession and development and works with management to monitor workplace culture, establish related expectations, and review progress.

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The Board is also closely engaged in the development and management of human capital and provides input on important decisions in each of these areas. The Board has primary responsibility for Chief Executive Officer succession planning and oversight over succession planning for other executive officer positions. Annually, the full Board reviews the leadership succession plan for the Chief Executive Officer and the Chief Executive Officer’s direct reports, including development actions necessary to address any gaps in the leadership succession plan and potential changes involving various leaders and their organizations. In addition, the Board meets regularly with high-potential executives.
Developing our people and promoting an innovative and inclusive culture that encourages and embraces different ideas are important priorities for our Company. Our Board and Compensation Committee oversee these matters.
INTEGRITY AND ETHICS
At the core of Solstice’s foundational principles is the Company’s Code of Business Conduct (referred to as the “Code” in this section), which applies to all directors, officers (including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer), and employees across the Company in all businesses and in all countries. The Code is a baseline set of requirements that enables employees to recognize and be aware of how to report integrity, compliance, and legal issues and describes the basic rules of conduct that everyone at Solstice is expected to follow. In addition, the Code sets forth our commitment to maintaining an inclusive, safe, and respectful environment and outlines our pledge to zero tolerance for harassment and unlawful discrimination.
The Code provides guidance and expectations in a number of key integrity and compliance areas, including how employees should treat each other; conflicts of interest; health, safety, environmental, product stewardship, and sustainability (HSEPS); books and records; anti-corruption; proper business practices; trade compliance; insider trading; data privacy; respect for human rights; and the appropriate use of information technology and social media. To reinforce the Code, Solstice provides comprehensive training on key compliance topics, provides mechanisms for employees and third parties to report concerns (including anonymously), and ensures timely and fair reviews of integrity and compliance concerns through a robust process to report and investigate allegations.
Solstice responds to all reported allegations and will not tolerate any form of retaliation against anyone making a good faith report of actual or potential misconduct. Reports can be made through multiple channels, including, but not limited to, Human Resources, the Law Department, the Integrity and Compliance Department, or via the online or telephonic helplines. All reports are treated confidentially consistent with applicable law and the Company’s policies.
Any amendments or revisions to the Code will be published on the Company website. Any waiver of the Code for any of Solstice’s directors or executive officers requires pre-approval from the Board and if granted, the Board will ensure that appropriate controls are in place to protect the Company and its shareowners. Amendments to or waivers of the Code granted to any of Solstice’s directors or executive officers will be published on our website at the web address specified below within four business days of such amendment or waiver. All officers and employees must complete training relating to the Code and, where permitted by law, must also certify each year that they will comply with the Code. Solstice’s training includes a variety of topics, including conflicts of interest, workplace respect, anti-corruption, cybersecurity, and data privacy.
Solstice is committed to fostering a culture of integrity, ethics, and workplace respect by setting the tone at the top and by unambiguously and repeatedly reinforcing its expectations. Solstice empowers our people managers to communicate openly with their team members regarding the importance of conducting themselves with integrity and fostering an environment that encourages candid discussion of integrity and compliance topics and how to raise and report any instances of ethical misconduct.
Additional details about the Code and other components of Solstice’s integrity and compliance program can be found on our website at www.solstice.com/us/en/compliance-integrity.

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BOARD’S ROLE IN EXECUTIVE SUCCESSION PLANNING AND DEVELOPMENT
The Board plays an active and ongoing role in executive succession planning and leadership development. The Board, with the support of the Compensation Committee, oversees and annually reviews both short- and long-term succession plans for the Chief Executive Officer and other senior management positions, including in the event of unanticipated vacancies in those roles. This process includes regular assessments of leadership development initiatives, identification of key talent, and evaluation of potential successors to ensure business continuity and the ongoing effectiveness of the Company’s leadership team. The Board considers a range of factors in its succession planning, including the skills, experience, and attributes required to lead Solstice in light of its business strategy, prospects, and challenges. The independent directors also solicit input from the Chief Executive Officer regarding the performance and readiness of internal candidates. In addition, the Board ensures that it has sufficient familiarity with senior management to make informed decisions about succession. The Compensation Committee reviews and approves corporate goals and objectives relevant to executive compensation and development, and the Board is responsible for the selection of the Chief Executive Officer. Through these processes, the Board seeks to ensure that Solstice is well-positioned with a strong pipeline of leadership talent to support the Company’s long-term success.
SHAREOWNER OUTREACH AND ENGAGEMENT
Understanding the issues that are important to our shareowners is critical to ensuring that the Company addresses their interests in a meaningful and effective manner. It is also foundational to good corporate governance. Solstice engages with shareowners on a regular basis throughout the year to discuss a range of topics, including performance, strategy, risk management, executive compensation, corporate governance, and sustainability. The Company recognizes the value of taking shareowners’ views into account. Dialogue and engagement with shareowners help set goals and expectations for performance and help identify emerging issues that may affect corporate governance, compensation practices, and other aspects of strategy and operations.
On October 8, 2025, we hosted our inaugural Investor Day, during which we spoke with investors about the Company’s approach to value creation, including its attractive end markets underpinned by strong and resilient secular trends, including regulatory-driven transitions in cooling and building solutions, the proliferation of advanced computing, and technology platform adoption in energy, safety, and healthcare; the Company’s refined operating model for an advanced materials company, which enables the pursuit of an independent strategy to unleash the Company’s full growth potential; and the Company’s strategic organizational design, reflecting a blend of Honeywell heritage talent and industry leaders from blue chip companies. The event also showcased exhibits of Solstice’s differentiated product portfolio, including Solstice® low global warming potential refrigerants, Spectra® high-performance fibers, Hydranal™ analytical reagents, and Aclar® pharmaceutical packaging solutions.

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Director Compensation

The Nominating and Governance Committee periodically reviews and makes recommendations to our Board regarding the form and amount of compensation for non-employee directors. Directors who are also our employees do not receive compensation for service on our Board. Our director compensation program is designed to enable continued attraction and retention of highly qualified directors and to address the time, effort, expertise, and accountability required of active Board membership. This program is described in further detail below.
ELEMENTS OF COMPENSATION
In general, the Nominating and Governance Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its committees, and an equity component, designed to align the interests of directors and shareowners and, to create an incentive for continued service on the Board, generally vesting on the earlier of the first anniversary of the grant date and the next Annual Meeting of Shareowners. Cash elements are paid in quarterly installments.
ANNUAL COMPENSATION

Board Cash Retainer	$100,000 per annum

Board Chairman – Additional Cash Retainer	$125,000 per annum

Board Committee Membership – Additional Cash Retainer
Committee Chairs
•Audit Committee Chair: $25,000
•Compensation Committee Chair: $20,000
•Nominating and Governance Committee Chair: $15,000
•Other Committee Chair: $15,000
Committee Members
•Audit Committee Member: $12,000
•Compensation Committee Member: $10,000
•Nominating and Governance Committee Member: $10,000
•Other Committee Member: $10,000

Annual Equity Grants
•Restricted stock units (sometimes referred to as “RSUs”) with a target value of $155,000
•Awarded annually on the date of the Annual Meeting of Shareowners
•RSUs vest on the earliest of (i) the first anniversary of the grant date and the next Annual Meeting of Shareowners, (ii) the director’s death or disability, or (iii) removal from the Board coincident with the occurrence of a change in control

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DEFERRED COMPENSATION
Beginning in the second quarter of 2026, non-employee directors may elect to defer all or any portion of their annual cash retainers and fees, until a specified calendar year or termination of Board service. Compensation is credited to their accounts pursuant to the Deferred Compensation Plan for Non-Employee Directors. Amounts credited accrue interest (4.93% for 2026).
OTHER BENEFITS
Non-employee directors are provided with $350,000 in business travel accident insurance.
COMPENSATION UPON ELECTION TO BOARD
Newly appointed directors are awarded the regular elements of annual director compensation determined on a prorated basis upon joining the Board. Cash elements are prorated for partial years of service. Prorated annual equity grants to new directors will be made on substantially the same terms and conditions as the annual grant made to other non-employee directors of the Company.
2025 DIRECTOR COMPENSATION TABLE
The following table sets forth the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of the Company’s non-employee directors during the calendar year ended December 31, 2025. Mr. Sewell does not receive any additional compensation for serving on the Board.

Director Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Dr. Rajeev Gautam	38,519	90,449	—	128,968
Peter Gibbons	19,174	90,449	—	109,623
Fiona C. Laird	20,543	90,449	—	110,992
Rose Lee	20,543	220,540	—	241,083
William Oplinger	18,832	90,449	—	109,280
Sivasankaran Somasundaram	19,688	90,449	—	110,136
Matthew Trerotola	18,832	90,449	—	109,280
Patrick Ward	19,174	90,449	—	109,623
Brian Worrell	21,399	90,449	—	111,848
1.This column represents the amount of all fees earned or paid in cash for services as a director, including the annual cash retainer and the annual committee chair and membership fees. Director compensation is prorated according to each director’s effective date of appointment.
2.The amounts set forth in this column represent the aggregate grant date fair value of RSU awards, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) using the average of the high and low of the Company’s stock price on the day of grant. Annual stock awards of 1,784 RSUs were made to non-employee directors in October 2025 with a value of $50.70 per share, which will vest on the date of the Annual Meeting. As of December 31, 2025, Ms. Lee held 4,258 unvested RSUs (including 2,474 RSUs relating to equity awards originally granted by Honeywell that were converted into Solstice equity awards in connection with the Spin-off, which will vest on April 15, 2026) and all other non-employee directors held 1,784 unvested RSUs.
3.Solstice-paid premiums for business travel accident insurance as described in “Other Benefits” above did not exceed $10,000 for any director.

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DIRECTOR STOCK OWNERSHIP GUIDELINES
The Board has adopted non-employee director stock ownership guidelines under which each non-employee director, while serving as a director of the Company, must hold shares of Company stock (including restricted shares) and/or common stock equivalents with a market value of at least five times the annual cash retainer ($500,000). Directors have five years from election to the Board to attain the prescribed ownership threshold.

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Certain Relationships and Related Transactions

The Board has adopted a written policy regarding the review, approval, and ratification of transactions with related persons, which provides that our Nominating and Governance Committee will review each of Solstice’s transactions involving an amount exceeding $120,000 and in which any “related person” had, has, or will have a direct or indirect material interest. In general, “related persons” are our directors, director nominees, executive officers, and shareowners beneficially owning more than 5% of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing persons. Pursuant to the policy, conflict of interest or related party transactions are referred to the Nominating and Governance Committee. The committee will review any such transactions and determine whether any action is required, including whether to authorize, ratify, or direct the unwinding of the relationship or transaction under consideration. In making that determination, the Nominating and Governance Committee considers all relevant facts and circumstances, such as the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareowner, or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Nominating and Governance Committee will participate in any review, consideration, approval, or ratification of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company, as the committee determines in good faith.
In addition, Article Ninth of Solstice’s Certificate of Incorporation provides that a related or interested party transaction shall not be void or voidable if such transaction is duly authorized or ratified by a majority of the disinterested members of the Board.
Each director and officer also completes and signs a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Solstice. This ensures that all material relationships and related person transactions are identified, reviewed, and disclosed in accordance with applicable policies, procedures, and regulations. There are no family relationships among any of our directors or executive officers.
AGREEMENTS WITH HONEYWELL
In order to govern the ongoing relationships between us and Honeywell after the Spin-off and to facilitate an orderly transition, we and Honeywell entered into agreements providing for the allocation between us and Honeywell of Honeywell’s assets, employees, liabilities, and obligations (including its investments, property, and employee benefits and tax-related assets and liabilities) and for a framework for our relationship following the Spin-off with Honeywell. The following summarizes the material terms of certain of these agreements.

Separation and Distribution Agreement	The Separation and Distribution Agreement sets forth, among other things, the Company’s agreements with Honeywell regarding the principal actions taken in connection with the Spin-off. It also sets forth other agreements that govern certain aspects of the Company’s ongoing relationship with Honeywell after the completion of the Spin-off.

Transition Services Agreement
The Transition Services Agreement governs certain transitional services provided by Honeywell to the Company. The services, including services such as information technology support, human resources support, treasury administration support, and logistics support, are being provided for a limited time, generally for no longer than 12 months, and are provided for specified fees, which are generally based on the cost of services provided.

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Tax Matters Agreement
The Tax Matters Agreement governs the Company’s and Honeywell’s respective rights, responsibilities, and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the share distribution or certain related transactions fail to qualify as a transaction that is tax-free for U.S. federal income tax purposes (other than any cash that Honeywell shareowners received in lieu of fractional shares).

Employee Matters Agreement
The Employee Matters Agreement addresses employment and employee compensation and benefits matters and the allocation and treatment of assets and liabilities relating to employees and compensation and benefit plans and programs in which the Company’s employees participated prior to the Spin-off. Except as specifically provided in the Employee Matters Agreement, the Company is generally responsible for all employment and employee compensation and benefits-related liabilities relating to the Company’s employees, former employees, and other service providers.

Intellectual Property Cross-License Agreement
The Intellectual Property Cross-License Agreement governs the terms by which each of Solstice and Honeywell, and their respective affiliates, grant and receive non-exclusive licenses to and from each other in respect of certain patents, know-how (including trade secrets) and copyrights allocated under the Separation and Distribution Agreement to use in their respective businesses and natural evolutions thereof. The Intellectual Property Cross-License Agreement expires on a licensed patent-by-licensed patent and licensed copyright-by-licensed copyright basis upon expiration of the relevant intellectual property and is perpetual with respect to all other intellectual property licensed by each of the Company and Honeywell, and is otherwise non-terminable except in certain circumstances where either party challenges the validity or scope of the patents licensed to such party under the agreement (in which case, the other party may terminate the licenses granted to such party). In addition, the agreement is assignable in whole or in relevant part to their respective affiliates or a successor to all or a portion of the business or assets related to the agreement, but is not otherwise be assignable without consent.

Trademark License Agreement
The Trademark License Agreement provides Solstice with a transitional period of time, from eight weeks to two years based on usage type, to phase out its use of certain names, trademarks, and brands owned by or allocated to Honeywell under the Separation and Distribution Agreement. In addition, under the Trademark License Agreement, Honeywell and its affiliates grant an exclusive, royalty-bearing, one-year license to the Company under the Honeywell trademark for use in connection with the Company’s 1234yf DIY products in the U.S. and Canada (which license the Company may elect to extend once for an additional one-year period) and 10-year license (subject to certain early termination rights) to the Company under the Honeywell trademark for use in in connection with certain refrigerant products in Saudi Arabia, United Arab Emirates, Pakistan, Qatar, Oman, Kuwait, Jordan, Egypt, Israel, and Iraq.

Accelerator License Agreement
The Accelerator License Agreement provides Solstice with a perpetual, non-exclusive, royalty-free license to use, modify, enhance, and improve the Honeywell Accelerator operating model (as defined herein). The Honeywell Accelerator operating model utilizes systems, processes, best practices, and management philosophies spanning across the whole organization and benefiting customers and stakeholders (the “Honeywell Accelerator operating model”). Under the Accelerator License Agreement, Honeywell licenses to the Company the Honeywell Accelerator operating model for use in connection with the conduct of the Solstice business. The license is terminable by Honeywell only in connection with an uncured material breach.

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Other Agreements
In certain limited cases, we (or our applicable subsidiary) have entered into certain sub-leases with Honeywell (or its applicable subsidiary) pursuant to which a portion of certain sites currently leased from third parties under operating leases are sub-leased to us, Honeywell, or one of our or Honeywell’s applicable subsidiaries until the end of the term of the primary lease.
In addition, we or certain of our subsidiaries have entered into certain other commercial services and distribution or supply agreements with Honeywell or certain of its subsidiaries, the terms and conditions and costs of which are specified in each such agreement, and were entered into on an arm’s length basis and on market terms.

In addition to the foregoing, purchases made by the Company from Honeywell were $9 million for the year ended December 31, 2025. Honeywell has also agreed to provide the Company support through certain parent company performance guarantees that will remain in place during a transition period of up to 24 months following the Spin-off and as guarantor of or obligor for certain letters of credit and other credit support instruments that have been issued on the Company’s behalf during a transition period of up to 12 months following the Spin-off.

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PROPOSAL 2:
Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending ratification of its appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. Deloitte has served as our independent registered public accounting firm since 2024. Solstice expects that Deloitte will have a representative present virtually at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.
Prior to the retention of Deloitte as the Company’s independent registered public accounting firm, the Audit Committee considered various factors, including Deloitte’s capability and expertise to serve as our independent registered public accounting firm in light of the breadth and complexity of our operations; Deloitte’s independence; the appropriateness of Deloitte’s fees for audit and non-audit services; Deloitte’s reputation for integrity and competence in the fields of accounting and auditing; and the level of service provided by Deloitte.
The Audit Committee and our Board believe that the retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareowners. If shareowners do not ratify the appointment, the Audit Committee will reconsider the appointment. Additionally, even if the shareowners ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareowners’ best interests.
PRE-APPROVAL PROCESS
The Audit Committee has adopted policies and procedures for pre-approving all audit or non-audit services that Deloitte provides to us.
Specifically regarding non-audit services, the Audit Committee reviews non-audit services proposed to be provided by Deloitte to determine whether they would be compatible with maintaining Deloitte’s independence. The Audit Committee has established policies and procedures for the engagement of Deloitte to provide non-audit services. Specifically:
•The Audit Committee reviews and pre-approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services), which Deloitte is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by Deloitte on the firm’s independence in performing its audit and audit-related services.
•The Audit Committee reviews the non-audit services performed by, and amount of fees paid to, Deloitte, by category in comparison to the pre-approved budget.
•The engagement of Deloitte to provide non-audit services that do not fall within a specific category of pre-approved services requires the prior approval of the Audit Committee.
If it is not practical for the full Audit Committee to pre-approve a proposed service, the Audit Committee Chair is authorized to pre-approve any such audit or non-audit service on behalf of the Audit Committee and presents any such decisions to the full Audit Committee at its next regularly scheduled meeting.

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INDEPENDENT ACCOUNTING FIRM FEES
Deloitte audited our financial statements for the year ended December 31, 2025, and performed other services, including reviewing our interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. Fees billed for professional services rendered by Deloitte for the fiscal year ended December 31, 2025 are as set forth in the table below. For the year ended December 31, 2024, we did not pay any fees for professional services to Deloitte. Prior to the Spin-off, Honeywell paid all audit, audit-related, tax, or other fees related to Solstice’s businesses. The services presented in the table below for the year ended December 31, 2025 were approved by our Audit Committee.

Types of fees (in millions)	2025 ($)

Audit Fees(1)	2.7
Audit-Related Fees(2)	0.1
Tax Fees(3)	0.3
All Other Fees(4)	—
Total Fees	3.1
1.Audit fees consist of fees for professional services rendered in connection with the nonintegrated audit of our annual financial statements, review of our quarterly financial statements as of and for the three- and nine-month periods ended September 30, 2025, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
2.Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported under “Audit Fees” above, including comfort letters and consents related to registration statements and agreed-upon procedures.
3.Tax fees consist of fees for professional services for tax compliance, tax advice, and tax planning. These tax services include preparation of original and amended tax returns and claims for refund, transfer pricing studies, and tax planning and advisory services.
4.All other fees consist of fees for products and services provided by Deloitte, other than the services reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Solstice’s independent registered public accounting firm.

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Audit Committee Report

Management is responsible for Solstice’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. As stated above and in the Audit Committee’s charter, the Audit Committee’s responsibility is one of oversight. The Audit Committee does not provide any expert or special assurance as to Solstice’s financial statements concerning compliance with laws, regulations, or generally accepted accounting principles. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.
The Audit Committee reviewed and discussed Solstice’s consolidated financial statements for the year ended December 31, 2025 with management and the independent registered public accounting firm for 2025, Deloitte. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Deloitte matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Deloitte provided to the Audit Committee the written communications required by the applicable requirements of the PCAOB regarding Deloitte’s independence, and the Audit Committee discussed with Deloitte their independence.
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.
Audit Committee
Brian Worrell (Chair)
Peter Gibbons
Patrick Ward

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PROPOSAL 3:
Advisory, Non-Binding Vote to Approve Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, Solstice seeks an advisory, non-binding vote from its shareowners to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning on page 53 and the Executive Compensation Tables section beginning on page 71. This vote is commonly known as “Say-on-Pay.” At this Annual Meeting, shareowners will have an opportunity to vote on the frequency of future Say-on-Pay votes (see Proposal 4).
We encourage you to read the Compensation Discussion and Analysis and Executive Compensation Tables section to learn more about the Company’s executive compensation programs and policies. The Board believes its 2025 compensation decisions and our executive compensation programs align the interests of shareowners and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of near-term and long-term goals.
This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the NEOs. Because the Say-on-Pay vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Board and Compensation Committee will consider the outcome of the vote and feedback from discussions with shareowners when considering future executive compensation arrangements.
The Board recommends that shareowners vote in favor of the following resolution:
RESOLVED, that the Company’s shareowners approve, on an advisory, non-binding basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareowners pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.

The Board of Directors unanimously recommends a vote “FOR” the advisory, non-binding approval of executive compensation.

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PROPOSAL 4:
Advisory, Non-Binding Vote to Approve Frequency of Advisory Vote on Executive Compensation

We are seeking an advisory, non-binding vote from our shareowners as to the frequency with which shareowners should have an opportunity to provide an advisory vote to approve of our executive compensation program. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and Section 14A of the Exchange Act, once every six years, the Company is required to seek a non-binding advisory shareowner vote regarding the frequency of the submission to shareowners of an advisory vote to approve executive compensation. By voting on this proposal, shareowners may indicate whether they would prefer that we hold future advisory votes on the compensation of our named executive officers every year, every two years, or every three years. Shareowners may also abstain from voting. For the reasons described below, we recommend that our shareowners select a frequency of one year (i.e., annually) for the advisory vote on executive compensation.
The Board believes that an annual advisory vote on executive compensation is consistent with having a regular dialogue with our shareowners on corporate governance matters, including executive compensation. An annual shareowner vote allows our shareowners to provide us with direct and immediate feedback regarding our executive compensation philosophy, policies, and practices as disclosed in the Proxy Statement every year, and provides our Board and Compensation Committee with the opportunity to consider shareowner views as part of its regular compensation review.
We therefore recommend that our shareowners select “1 Year” when voting on the frequency of advisory votes on executive compensation. Because this vote is advisory, it will not be binding on the Board or the Compensation Committee. However, our Board and Compensation Committee will review the results of the vote and take into account the outcome of the vote in making a determination concerning the frequency of future advisory votes on executive compensation.
The next shareowner vote on the frequency of future votes on named executive officer compensation is expected to occur at our 2032 Annual Meeting of Shareowners.

The Board of Directors unanimously recommends a vote of “ONE YEAR” for the advisory, non-binding approval of the frequency of the advisory vote on executive compensation.

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Information About Our Executive Officers

See “Proposal 1: Election of Directors – Continuing Class III Directors” for Mr. Sewell’s biography.

DAVID SEWELL President and Chief Executive Officer and Director Age: 57

Mr. Clifford has served as Solstice’s Senior Vice President and Chief Human Resources Officer since October 2025. From June 2025 to October 2025, Mr. Clifford served as Vice President, Human Resources, Solstice Advanced Materials at Honeywell, a publicly traded company that specializes in aerospace technologies, industrial automation, building automation, and energy and sustainable solutions. Previously, Mr. Clifford served as Vice President, Human Resources, Global Operations and Technology, and Regional HR Leader at Analog Devices, a global semiconductor company, from March 2023 to May 2025. Prior to Analog Devices, Mr. Clifford had nearly 17 years of experience at Honeywell, including serving as Vice President, Human Resources and Communication, Honeywell Building Technologies from July 2021 to March 2023, Vice President, Human Resources and Communication, PMT from October 2018 to July 2021, Vice President, Corporate Human Resources from September 2017 to October 2018 and various other senior human resources roles from April 2006 to September 2017. Prior to Honeywell, Mr. Clifford served as Human Resources Director, Mid-Atlantic Region at Frito Lay, an American snack food company, from July 2004 to April 2006 and in several human resources roles at DuPont, a global science and innovation company, from April 2002 to July 2004, and ARAMARK, a food services and facilities management company, from July 1996 to April 2002. Mr. Clifford holds a bachelor’s degree in Industrial and Labor Relations and a Master of Business Administration from Cornell University.

JASON CLIFFORD Senior Vice President and Chief Human Resources Officer Age: 51

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Mr. Dormo has served as Solstice’s Senior Vice President and General Manager, Refrigerants and Applied Solutions (RAS) since October 2025. Previously, Mr. Dormo served in a variety of positions with Honeywell, a publicly traded company that specializes in aerospace technologies, industrial automation, building automation, and energy and sustainable solutions, including as President, Sustainability and Decarbonization from July 2024 to October 2025, President, Honeywell Advanced Materials from July 2023 to July 2024, Vice President and General Manager, Fluorine Products from March 2022 to July 2023, Vice President and General Manager, Electronics and Chemicals from June 2020 to February 2022, and several other senior customer experience, strategy, and marketing roles from March 2017 to June 2020. Prior to Honeywell, Mr. Dormo served in several senior product management roles at Dow Inc., a publicly traded chemical manufacturer, from July 2013 to March 2017. Mr. Dormo also served in the United States Navy from 2006 to 2009 and was an instructor at the United States Naval Academy from 2009 to 2011. Mr. Dormo holds a bachelor’s degree in Electrical Engineering from the United States Naval Academy, a Master of Science in Electrical Engineering from Stanford University, and a Master of Business Administration from Harvard Business School.

JEFFREY DORMO Senior Vice President, Refrigerants and Applied Solutions Age: 44

Dr. Mawson has served as Solstice’s Senior Vice President and General Manager, Electronic and Specialty Materials (“ESM”) since October 2025. Dr. Mawson has over 25 years of experience in the chemical industry. Dr. Mawson previously served in several positions at Honeywell, a publicly traded company that specializes in aerospace technologies, industrial automation, building automation, and energy and sustainable solutions, including as Senior Vice President and General Manager, ESM, Solstice Advanced Materials, from August 2025 to October 2025, President, Advanced Industrial Solutions from July 2024 to August 2025, and Vice President and General Manager, Electronics and Materials from June 2022 to July 2024. Prior to Honeywell, Dr. Mawson served as Senior Vice President, Head of Business Accelerators/Incubators, from January 2020 to June 2022 and as Senior Vice President and General Manager, Adhesive Technologies from November 2014 to December 2019, at Henkel AG & Co. KGaA, a German company that manufactures adhesives, sealants, and functional coatings. Dr. Mawson also previously held various other positions in the chemical industry, including Vice President, Novecare at Solvay Chemicals, Inc., a multinational chemical company, from 2011 to 2014, Global Marketing Director, Coatings Additives at Dow Chemical, a multinational chemical producer, from 2009 to 2010, and various sales and marketing roles at Rohm and Haas, a global specialty materials company, from 2001 to 2009. He started his career as a R&D Process Engineer at Univation Technologies, a Union Carbide/Exxon Chemical joint venture. Dr. Mawson holds a bachelor’s degree in Chemical Engineering from North Carolina State University, a Ph.D. in Chemical Engineering from The University of Texas at Austin, and a Master of Business Administration from Duke University.

SIMON MAWSON Senior Vice President, Electronic and Specialty Materials Age: 56

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Ms. Pierce has served as Senior Vice President and Chief Financial Officer of Solstice since October 2025. Ms. Pierce had over 25 years of experience at Honeywell, a publicly traded company that specializes in aerospace technologies, industrial automation, building automation, and energy and sustainable solutions, including serving as Chief Financial Officer, Solstice Advanced Materials from May 2025 to October 2025, Vice President and Chief Financial Officer, Industrial Automation from January 2024 to May 2025, Vice President and Chief Financial Officer, PMT from January 2020 to January 2024, Vice President and Chief Financial Officer, Home and Building Technologies from June 2017 to January 2020, and a variety of other senior financial roles from April 1997 to June 2017. Ms. Pierce also served on the board of directors of Garrett Motion, Inc. from October 2021 to May 2024 and HarbisonWalker International from December 2019 to December 2021. Ms. Pierce holds a bachelor’s degree in finance from Ball State University and a Master of Business Administration from Florida State University.

TINA PIERCE Senior Vice President, Chief Financial Officer Age: 59

Mr. Rudick has served as Solstice’s Senior Vice President, General Counsel and Corporate Secretary since October 2025. Previously, Mr. Rudick had 20 years of experience at Honeywell, a publicly traded company that specializes in aerospace technologies, industrial automation, building automation, and energy and sustainable solutions, in various legal and business roles, including serving as Vice President and General Counsel, ESS from January 2024 to October 2025, Vice President and General Counsel, PMT from December 2022 to December 2023, Vice President and General Counsel, Safety and Productivity Solutions from July 2016 to December 2022, and a variety of senior legal roles from August 2005 to July 2016. Mr. Rudick also served as a member of the board of directors of Honeywell Automation India Limited from 2023 to 2024, and while serving in legal roles, Mr. Rudick also served as the President of Honeywell’s Retail business from October 2016 to May 2017, and as the General Manager (EMEA) of Honeywell’s Productivity Products from June to October 2019. Prior to joining Honeywell, Mr. Rudick worked as an Associate at K&L Gates from September 1996 to August 2005. Mr. Rudick holds a bachelor’s degree in history from Penn State University and a Juris Doctor degree from University of Pittsburgh School of Law.

BRIAN RUDICK Senior Vice President, General Counsel, and Corporate Secretary Age: 55

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about our compensation program and decisions for our 2025 named executive officers (NEOs) listed below. Our executive compensation program emphasizes variable, at-risk pay and delivers compensation to our NEOs that is strongly linked to Solstice performance. While this Compensation Discussion and Analysis focuses on 2025 compensation of our NEOs, it also includes a brief look ahead into key elements and features approved by the Compensation Committee for our 2026 executive compensation program.
OUR NAMED EXECUTIVE OFFICERS (NEOS)

David Sewell	Tina Pierce	Jason Clifford	Jeffrey Dormo	Simon Mawson

President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Senior Vice President, Chief Human Resources Officer	Senior Vice President, Refrigerants and Applied Solutions	Senior Vice President, Electronic and Specialty Materials

SPIN-OFF FROM HONEYWELL
On October 30, 2025, we completed the Spin‑off from Honeywell and became an independent, publicly traded company. Prior to the Spin‑off, the compensation programs applicable to our 2025 named executive officers were determined by the Management Development and Compensation Committee of Honeywell’s board of directors (the “Honeywell MDCC”). Upon completion of the Spin‑off, Solstice’s Compensation Committee was formed and assumed full authority over our executive compensation program, including the implementation of those pre‑Spin‑off decisions and all subsequent compensation matters. In order to provide a view of NEO compensation for all of 2025, where relevant, this Compensation Discussion and Analysis discusses Honeywell’s historical compensation programs established prior to the Spin‑off, as well as the Solstice Compensation Committee’s actions following our transition to an independent company.
EXECUTIVE COMPENSATION PHILOSOPHY AND APPROACH
Solstice’s executive compensation program is designed to support long‑term value creation for our shareowners and establish a strong foundation for the Company as an independent, publicly traded company. Our program is built on four core objectives:
•Attract and Retain Specialized Leadership Talent with the technical, operational, and strategic expertise needed to guide a newly independent advanced materials company, accelerate innovation, scale commercial operations, and navigate dynamic end‑markets in which performance, reliability, and sustainability are critical.
•Emphasize Variable, At‑Risk Compensation that balances near‑term execution priorities with long‑term strategic and financial goals, aligning the interests of our leadership team with those of our shareowners as Solstice builds its track record as an independent company.

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•Pay for Strong Performance and Sustainable Growth by rewarding and differentiating executives based on achievement of enterprise‑level objectives, business‑unit performance, innovation milestones, and individual contributions that advance Solstice’s growth strategy, operational excellence, and long-term technology roadmap.
•Manage Risk Through Oversight and Sound Program Design with compensation structures that appropriately balance short- and long-term incentives, incorporate prudent leverage, include maximum payout caps, and reflect compensation governance practices suited to a newly public company focused on disciplined, sustainable value creation.
We support the implementation of our executive compensation philosophy with a number of best practices:

✓	What We Do	✗	What We Don’t Do

✓	Maintain robust stock ownership guidelines for both non-employee directors and officers	✗	No pledging or hedging of Company stock by executives or directors

✓	Emphasize variable, at-risk pay for executives, with multi-year vesting periods	✗	No guaranteed increases of salary or bonus for executives

✓	Limit maximum incentive plan payouts	✗	No tax gross-ups on change in control benefits

✓	Provide for "double-trigger" vesting of equity awards in the event of a change in control	✗	No “timing” of equity awards or backdating of stock options

✓	Robust Compensation Committee oversight of executive compensation program, incentive plans, and pay/performance relationship	✗	No counting of unvested options or unvested performance stock units toward stock ownership guidelines

✓	CEO compensation approved by independent directors	✗	No excessive perquisites to our NEOs

✓	Comprehensive clawback policy

✓	Use an independent compensation consultant

✓	Annually review risks associated with compensation programs
COMPENSATION PEER GROUP
In preparation for the Spin-off, the Honeywell MDCC, with recommendations from its independent compensation consultant, Pay Governance, adopted a Solstice peer group to help inform its decision-making with respect to the Company’s executive compensation program and ensure that such program supports the Company’s recruitment and retention needs and is fair and efficient. The Honeywell MDCC selected companies for inclusion in this peer group based on (1) the extent to which they compete with the Company for executive talent because they operate in a similar industry, (2) comparability of revenues and market capitalization, and (3) other qualitative factors such as business fit and complexity.

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Solstice’s compensation peer group is comprised of the following companies:

Albemarle Corporation	Eastman Chemical Company	Olin Corporation
Avient Corporation	Element Solutions Inc.	RPM International Inc.
Axalta Corporation	H.B. Fuller Company	Stepan Company
Cabot Corporation	Huntsman Corporation	The Chemours Company
Celanese Corporation	NewMarket Corporation	Tronox Holdings plc
The table below illustrates Solstice’s positioning relative to our compensation peer group for the following metrics: revenue, market capitalization, net income, total assets, and employee headcount.

	($ in millions)
	Revenue ($)(1)	Market Capitalization ($)(2)	Net Income ($) (1)	Total Assets ($)(1)	Employees at End of Last Fiscal Year (#)(3)

75th percentile	6,294	6,676	345	7,735	10,217
Median	5,117	3,506	82	7,015	7,100
25th percentile	3,079	2,072	(335)	5,142	5,450
Solstice Advanced Materials	3,886	7,711	237	5,673	4,100
Percentile Rank	44%	86%	67%	33%	15%
Source: Standard & Poor’s Capital IQ database
1.Based on the most recently reported four quarters for each company as of December 31, 2025, exclusive of noncontrolling interest.
2.As of December 31, 2025.
3.Based on each company’s most recent fiscal year end as of December 31, 2025.
The Compensation Committee will review the peer group on a periodic basis and determine whether any changes are appropriate based on its view of the competitive environment in which we operate.
ROLE OF THE COMPENSATION COMMITTEE
Since the Spin-off, our Compensation Committee has been charged with oversight of our executive compensation program. With respect to the NEOs and other Solstice executive officers, the Compensation Committee establishes compensation and benefits plans, sets compensation targets and performance goals, and evaluates performance against those plans and goals. The Compensation Committee also meets regularly to review compensation trends, evaluate emerging best practices, and consider changes to the executive compensation program that may strengthen the alignment of executive pay and Company performance. In making decisions about our executive compensation program, the Compensation Committee considers the goals and strategic objectives of the Company, input from the Compensation Committee’s independent compensation consultant, Pay Governance, and any feedback that may be received from shareowners. The Compensation Committee will also consider the results of the so-called “say-on-pay” advisory votes on executive compensation once they take place.
Under the terms of its charter, the Compensation Committee reviews the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and, together with the other independent directors, determines and approves the Chief Executive Officer’s compensation level. The Compensation Committee approves compensation changes relating to executive officers other than the Chief Executive Officer.

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A LOOK AHEAD: 2026 EXECUTIVE COMPENSATION PROGRAM DESIGN
This section of the Compensation Discussion and Analysis provides a brief overview of some of the decisions made by the Compensation Committee with respect to executive compensation plan design and pay mix for 2026.
SOLSTICE 2026 EXECUTIVE COMPENSATION FRAMEWORK
In the months since the Spin-off, the Compensation Committee has commenced a thorough review of Solstice’s existing executive compensation program, with a focus on ensuring that the Company enters 2026 with a program that helps drive the achievement of our key business strategies and promotes a strong alignment with the interest of shareowners. For example, in February 2026, the Compensation Committee approved refinements to the design and mix of our incentive compensation arrangements. The table below outlines the elements of the total direct compensation program approved by the Compensation Committee for 2026.
ELEMENTS OF 2026 TOTAL DIRECT COMPENSATION

		Element	Description	Link to Strategy and Performance

FIXED	SHORT-TERM	BASE SALARY	•Base salaries are determined based on scope of responsibility, years of experience, and individual performance.	•To attract and compensate high-performing and experienced leaders at a competitive level of cash compensation.

VARIABLE		ANNUAL INCENTIVE COMPENSATION PLAN (“ICP”)	•The overall ICP pool is determined based on fiscal year performance. Individual ICP awards are determined using budget, company, and individual performance.	•To motivate and reward executives for achieving annual corporate, business unit, and functional goals in key areas of financial and operational performance.

	LONG-TERM INCENTIVES (“LTI”)	PERFORMANCE STOCK UNITS (“PSUs”)	•50% of annual LTI. •Covers three-year period.
•Focuses executives on the achievement of specific long-term financial performance goals directly aligned with operating and strategic plans.
•Metrics: Adjusted Diluted Earnings per Share (EPS), Return on Invested Capital (ROIC), and Relative Total Shareholder Return (rTSR)*.

		RESTRICTED STOCK UNITS (RSUs)	•50% of annual LTI.	•Strengthens key executive retention over relevant time periods to ensure consistency and execution of long-term strategies.

*Total Shareholder Return (TSR) is defined as stock price appreciation plus dividends paid. The peer group used for relative TSR (rTSR) is companies in the S&P 1500 Chemicals Index.

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2026 PAY AT RISK
Solstice’s executive compensation program emphasizes a balanced mix of fixed and variable pay, with a meaningful portion of total compensation contingent on performance. Base salary provides a competitive and stable level of fixed pay, while annual and long‑term incentives are designed to reward the achievement of key financial, operational, and strategic objectives.
As reflected in the charts below, variable compensation represents a substantial share of total direct compensation and increases with seniority, reinforcing pay‑for‑performance and aligning executive interests with shareowner value creation.
The discussion above was intended to provide general highlights regarding some key features of our executive compensation program for our first full year as an independent public company. The remainder of this Compensation Discussion and Analysis focuses on Solstice’s 2025 executive compensation program, including, where relevant, decisions made by the Compensation Committee in 2026 that affected 2025 compensation.
2025 EXECUTIVE COMPENSATION PROGRAM
The 2025 total direct compensation for our NEOs consisted of a mix of base salary, an annual cash incentive, and long-term equity incentives, including a one-time founder’s grant of restricted stock units, as described below. The 2025 executive compensation program was established by Honeywell, and includes some elements which applied to all of our named executive officers as well as other elements that applied only to Ms. Pierce, Mr. Dormo, and Dr. Mawson, who were employees of Honeywell at the beginning of 2025 and who participated in the regular annual Honeywell long-term incentive cycle in that year.

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2025 EXECUTIVE COMPENSATION PROGRAM DETAILS

Base Salary	•Base salaries at Solstice are market‑driven and play a critical role in attracting and retaining executive talent.

Incentive Compensation Plan (ICP)	•Annual cash incentive opportunity to motivate and reward executives for achieving annual corporate, business unit, and functional goals in key areas of financial and operational performance.

2025 One-Time Restricted Stock Unit “Founder’s Grant”	•Builds strong alignment with long-term interests of shareowners. •Vests 50% on each of the third and fourth anniversaries of the Spin-off.

2025 Restricted Stock Units
•Builds strong alignment with long-term interests of shareowners.
•Strengthens key executive retention over relevant time periods to ensure consistency and execution of long-term strategies.
•Vests 100% on the third anniversary of the grant date.

2025-2027 Performance Plan Cash Units
•Focuses executives on the achievement of specific long-term financial performance goals directly aligned with operating and strategic plans.
•Metrics: Total Cumulative Revenue, Average Segment Margin Rate, and Average Return on Investment (ROI).

2025 Stock Options
•Directly aligns the interests of our executives with shareowners. Stock options only have value for executives if operating performance results in stock price appreciation.
•Vests 25% on each anniversary of the grant date over 4 years.

2025 EXECUTIVE COMPENSATION DECISIONS
Honeywell established a compensation program for Solstice’s executive leadership, including the NEOs, using a mix of compensation elements, including incentives to promote a successful Spin-off.
BASE SALARY
Immediately following the Spin-off, the base salary for each of our NEOs, other than Mr. Clifford, was adjusted to reflect their roles within the Company. The amounts of these increases are shown in the table below.

Name	Pre-Spin-off Base Salary ($)	Post-Spin-off Base Salary ($)	Percentage Increase (%)

David Sewell	800,000	1,060,000	32.5
Tina Pierce	587,300	625,000	6.4
Jeffrey Dormo	502,300	515,000	2.5
Simon Mawson	461,300	475,000	3.0
Jason Clifford	450,000	450,000	—

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The table below sets forth the elements of NEO compensation that became effective following the Spin-off.

Name	Base Salary ($)	Target Annual Incentive Compensation Opportunity (%)	Target Annual Long-Term Incentive Value ($)	Founder’s Grant ($)

David Sewell	1,060,000	125	5,615,000	5,000,000
Tina Pierce	625,000	80	1,300,000	1,500,000
Jeffrey Dormo	515,000	75	850,000	1,000,000
Simon Mawson	475,000	75	600,000	1,000,000
Jason Clifford	450,000	75	650,000	750,000
2025 ICP RESULTS AND PAYOUT DECISIONS
Each of our NEOs participated in the 2025 Incentive Compensation Plan (2025 ICP), which was originally established by the Honeywell MDCC prior to the Spin-off. Annual cash incentive opportunities under the 2025 ICP were linked to the achievement of performance goals based on financial metrics measured in part (50%) at the total Honeywell level, and in part (50%) at the Solstice (business unit) level. As described below, in determining final payout amounts under the 2025 ICP, both the Honeywell MDCC and the Solstice Compensation Committee also took into account the contributions of participants to the successful Spin-off from Honeywell.
The following table describes the financial metrics and their relative weighting under the 2025 ICP.
2025 ICP PERFORMANCE METRICS

Metric	Significance	ICP Weighting (%)

Honeywell Sales	To incentivize organic growth and achieving short-term annual metrics for long-term success.	10
Adjusted Honeywell EPS	Viewed as the most important measure of near-term profitability that has a direct impact on stock price and shareowner value creation.	20
Total Honeywell Free Cash Flow	Reflects quality of earnings and incremental cash generated from operations that may be reinvested in the businesses, used to make acquisitions, or returned to shareowners in the form of dividends or share repurchases.	20
Business Unit Income Contribution	Business unit measure of near-term profitability and contribution to overall Company performance.	15
Business Unit Free Cash Flow	Business unit contribution to overall Company free cash flow performance.	15
Business Unit Sales	Business unit contribution to overall Company sales performance.	20
Total		100

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For 2025, the Total Honeywell ICP targets for sales, adjusted EPS, and free cash flow were as follows:

ICP Goal	2024 ICP Goal Actual Performance ($)	2025 ICP Goal (Target) ($)	2025 Goal v. 2024 Actual (%)	Basis for 2025 Goals	2025 Threshold (50% Payout) ($)	2025 Maximum (200% Payout) ($)

Total Honeywell ICP Sales (in $ millions)	38,870	40,064	3.1	Midpoint of initial guidance range communicated to investors on February 6, 2025 (Guidance Range)	32,051	48,077
Adjusted ICP EPS	10.34	10.30	(0.4)		8.24	12.36
Total Honeywell ICP Free Cash Flow (in $ millions)	5,459	5,600	2.6		4,480	6,720
DETERMINATION OF FINAL FUNDING AND 2025 ICP PAYOUTS
In October 2025, the Honeywell MDCC approved funding of the 2025 ICP at 120% of target for Solstice participants, in recognition of the financial metrics achieved as well as the accomplishments of the Solstice executive team in connection with the Spin-off.
In February 2026, the Compensation Committee reviewed financial performance results for the full 2025 fiscal year for the Advanced Materials business unit metrics (50% aggregate weighting) that originally were established by the Honeywell MDCC under the 2025 ICP, as shown in the table below. When combined with projected performance information provided by Honeywell prior to the Spin-off regarding the total Honeywell performance metrics (50% aggregate weighting), the performance results below would have resulted in a preliminary funding percentage of 110% of target.

ICP Advanced Materials Business Unit Goal (in $ millions)	2025 ICP Goal (Target) ($)	2025 Actual Performance ($)	Achievement (%)	Metric Payout Percentage (%)	Weighting (%)

Advanced Materials Sales(1)(4)	3,834	3,853	100	102	20
Advanced Materials Income Contribution(1)(2)(4)	977	926	95	87	15
Advanced Materials Free Cash Flow(1)(3)(4)	562	581	103	117	15
1.Advanced Materials Metrics exclude Corporate functions, to better reflect continuing operations as if the Spin-off from Honeywell had not occurred.
2.Advanced Materials Income Contribution is adjusted to exclude $15 million of expenses related to certain hedges undertaken as part of Honeywell’s overall hedging program that were terminated at Spin-off.
3.Advanced Materials Free Cash Flow excludes $184 million of cash flow related to Corporate functions and certain spin-related impacts, including $191 million of frictional tax costs and $117 million of Spin-off transaction-related costs.
4.When assessing performance for purposes of the ICP, adjustments are made for certain pre-determined items, including actual foreign exchange rates and the foreign exchange rates used in the Company’s financial plans for such periods, unless otherwise determined by the Committee.
In determining final funding and payout amounts under the 2025 ICP, the Compensation Committee took into account the 120% funding level previously approved by the Honeywell MDCC and considered the contributions of the Solstice executive team in driving a successful and timely Spin-off, positioning the Company to move swiftly to capitalize on growth opportunities as a free-standing public company. After considering those factors and further evaluating relative performance for Solstice’s two reporting segments, the Compensation Committee approved final funding under the 2025 ICP at 120% of target generally, with adjusted funding percentages of 105% for ESM business unit executives and 130% for RAS business unit executives.

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Accordingly, the Compensation Committee approved final payouts under the 2025 ICP to the NEOs as follows:

Named Executive Officer	Solstice Funding Level (%)	ICP Target (1) (%)	Eligible Earnings ($)	Actual ICP Payout ($)

David Sewell	120	105.4	680,493	860,690
Tina Pierce	120	67.6	589,296	478,040
Jason Clifford	120	75.0	262,603	236,340
Jeffrey Dormo	130	50.2	500,347	326,530
Simon Mawson	105	46.0	460,909	222,620
1.ICP Targets were increased at the time of Spin-off for Mr. Sewell, Ms. Pierce, Mr. Dormo, and Dr. Mawson. Their 2025 ICP targets are prorated based on their pre- and post-Spin-off targets.
2025 LONG-TERM INCENTIVE COMPENSATION
RESTRICTED STOCK UNIT AWARDS
Founder’s RSU Awards
To ensure Solstice management would be aligned with Solstice shareowners and to foster the management team’s engagement and motivation with the newly formed independent company, the Honeywell MDCC approved the grant of “founders equity” to our Solstice executive officers, including the NEOs (sometimes referred to as the “Founder’s Grants”). The Solstice Compensation Committee elected to make the grants effective on the date of the Spin-off. The Founder’s Grants vest 50% on each of the third and fourth anniversaries of the Spin-off.

NEO	Units Granted (#)	Founder’s Grant Date Value ($)

David Sewell	98,620	5,000,034
Tina Pierce	29,586	1,500,010
Jeffrey Dormo	19,724	1,000,007
Simon Mawson	19,724	1,000,007
Jason Clifford	14,793	750,005
Annual RSU Awards
Ms. Pierce, Mr. Dormo, and Dr. Mawson each received annual RSU awards from Honeywell prior to the Spin-off. Annual RSU awards represented 33% of the total annual LTI granted to executives of Honeywell. These RSU awards vest 100% on the third anniversary of the grant date. This vesting period is aligned with market practices and is designed to strengthen retention.

NEO	Units Granted (#)	Grant Date Value ($)

Tina Pierce	5,142	260,134
Jeffrey Dormo	3,036	153,591
Simon Mawson	1,909	96,576

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Other RSU Awards
Mr. Sewell and Mr. Clifford did not receive an annual RSU award in 2025 from Honeywell. However, upon approval by the Honeywell MDCC, they each received a sign-on grant of RSUs in connection with their hire intended to compensate for forfeited equity from their previous employers.

NEO	Units Granted (#)	Grant Date Value ($)

David Sewell	28,225	1,400,242
Jason Clifford	28,681	1,525,256
Further, Dr. Mawson and Mr. Dormo each received discretionary RSUs in addition to their annual RSU Awards.

NEO	Units Granted (#)	Grant Date Value ($)

Jeffrey Dormo	10,081	500,118
Simon Mawson	13,489	675,731
The following table represents the total number of RSUs granted to each NEO in 2025, inclusive of the Founder’s Grants, and their respective grant date values:

NEO	Number of RSUs (#)(1)	Grant Date Value ($)(2)

David Sewell	126,845	6,400,276
Tina Pierce	34,728	1,760,144
Jason Clifford	43,474	2,275,261
Jeffrey Dormo	32,841	1,653,716
Simon Mawson	35,122	1,772,314
1.Represents the sum of the RSUs granted to the NEOs by Honeywell during 2025 and converted to Solstice awards, plus the Founder’s Grants issued by Solstice at the time of Spin-off.
2.Grant date value was determined by using the average of the high and low stock prices of Honeywell stock on the grant date and multiplied by the conversion ratio as discussed below.
CONVERSION OF EQUITY AWARDS IN CONNECTION WITH SPIN-OFF
Prior to the Spin-off, the Honeywell MDCC approved the conversion and adjustment of outstanding equity awards previously granted by Honeywell to employees who became employees of Solstice. Unvested Honeywell equity awards outstanding as of the Spin-off were converted into Solstice equity awards for Solstice employees. Adjustments were made to those awards at the time of the Spin-off in order to retain the same intrinsic value that the awards held immediately before the Spin-off.
•Unvested Honeywell restricted stock units continue to vest according to their original schedule and were converted into Solstice RSUs based on the conversion ratio.
•Unvested Honeywell stock options continue to vest according to their original schedule and were converted into Solstice stock options based on the conversion ratio.
•Vested Honeywell stock options remain subject to the terms of the 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates, and an adjustment factor was applied.

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PERFORMANCE CASH UNIT AWARDS
Ms. Pierce, Mr. Dormo, and Dr. Mawson, who participated in Honeywell’s regular annual long-term incentive compensation program in 2025 and earlier years, received awards of performance cash units (“PCUs”) in 2025 representing one‑third of their total annual LTI value and mix. The PCUs are cash‑based long-term incentive awards that measure results against defined metrics during a three-year performance period (e.g., January 1, 2025 through December 31, 2027). Each PCU carries a target value of $100, with award payouts ranging from 0% to 200% based on performance.
Outstanding PCUs granted by Honeywell to employees who became employees of Solstice were converted into adjusted PCUs in connection with the Spin-off. For the first year of the three-year performance period for the PCUs granted in 2025 (“2025 PCUs”), performance was deemed achieved at the actual level of performance, as determined by the Honeywell MDCC, for the period from January 1, 2025 through October 30, 2025. Following the Spin‑off, the Solstice Compensation Committee approved revised metrics and targets to apply to the 2025 PCUs for the last two years of the performance period (the period from January 1, 2026 through December 31, 2027). The final payout of the 2025 PCUs will blend Honeywell’s performance results through the date of the Spin‑off with Solstice’s performance over the remaining two years of the cycle.
For the 2025 PCU performance cycle, the original plan metrics – Total Revenue, Segment Margin, and Return on Investment –were each evaluated independently over the performance period. Each metric included a threshold level that must be met before any payout is earned, and once achieved, the payout percentage for that metric ranged from 50% to 200%. Performance against these metrics was measured through the time of the Spin‑off.
For the last two years of the performance period for the 2025 PCU awards (the period from January 1, 2026 through December 31, 2027), the Solstice Compensation Committee approved measuring Solstice’s performance against two equally weighted performance targets based on net income and return on invested capital (ROIC). Each metric includes a threshold level that must be met before any payout is earned, and once achieved, the payout percentage for that metric ranges from 50% to 200%. When selecting these performance metrics, the Solstice Compensation Committee sought to align the metrics for the 2025 PCU awards more closely with the performance metrics being used for the 2026 PSUs, using financial measures that reflect how Solstice measures its performance against its current strategy, of which profitability and cash generation are key components. The use of total Company performance against these metrics for all executives, regardless of whether they work at the corporate or segment level, aligns their interests with the long-term interests of our shareowners.
Honeywell’s 2025 performance results will be combined with Solstice’s performance for 2026 and 2027 to determine final payouts delivered in 2028.

2025-2027 Cycle
Metrics	Net Income (NI)	Return on Invested Capital (ROIC)

Weighting	50%	50%
Target	$765M	16%
The same metrics will be utilized to measure performance for the last year of the 2024-2026 cycle as well.

2024-2026 Cycle
Metrics	Net Income (NI)	Return on Invested Capital (ROIC)

Weighting	50%	50%
Target	$348M	16%

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PAYOUT OF 2023-2025 PCU PERFORMANCE AWARDS
In October 2025, the Honeywell MDCC reviewed the outcomes for the 2023-2025 performance cycle. It was determined that the three-year cycle would be measured through the Spin-off in October 2025. Below are the final achievement and payout amounts for those of our NEOs who received PCU awards for the 2023-2025 performance cycle.

Named Executive Officer	2023-2025 Performance Cash Units at Target(1) (#)	Total Earned Award (%)	Total 2023-2025 Performance Cash Award Earned ($)

Tina Pierce(2)	2,550	43.2	110,160
Jeffrey Dormo(3)	884	49.0	43,316
Simon Mawson(3)	887	49.0	43,463
1.PCUs have a target value of $100 per unit.
2.Ms. Pierce’s payout was blended based on her time working in the legacy Honeywell Industrial Automation and Environmental and Sustainability Solutions (ESS) Strategic Business Groups (SBGs).
3.Payouts for Mr. Dormo and Dr. Mawson were funded based on legacy Honeywell ESS SBG for the full three-year performance period.
In accordance with SEC disclosure requirements for cash-based awards, 100% of the earned cash award by Ms. Pierce, Mr. Dormo, and Dr. Mawson for the 2023-2025 performance period is included as part of 2025 Non-Equity Incentive Compensation on the Summary Compensation Table, even though originally granted in 2023.
STOCK OPTION AWARDS
The stock options granted to Ms. Pierce, Mr. Dormo, and Dr. Mawson in 2025 as part of the Honeywell LTI program represented one-third of their total annual LTI value and mix. The stock options vest 25% per year over four years and have a 10-year term to exercise. The grant date fair value of stock options was determined by a third-party valuation company using a Black-Scholes valuation method. The exercise price for the 2025 annual stock options granted to the executives was the fair market value of Honeywell stock on the date of grant, March 3, 2025, or $213.55. The post-spin converted exercise price is $50.59.

NEO	Stock Options (1) (#)	Grant Date Value (2) ($)

Tina Pierce	5,954	260,011
Jeffrey Dormo	3,512	153,369
Simon Mawson	2,206	96,336
1.Reflects the total number of stock options awarded to each NEO in 2025. The exercise price for options granted is equal to the fair market value of Honeywell stock on the date of grant. Options vest 25% over four years from the grant date.
2.Stock options were granted on March 3, 2025 with a Black-Scholes value of $43.67.

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SPIN RETENTION PAYMENTS
In March 2025, Honeywell management implemented a retention program to support the successful completion of the Spin-off. The Honeywell CEO, Vimal Kapur, approved the retention agreements for each Mr. Dormo and Dr. Mawson. Under their retention agreements, Mr. Dormo and Dr. Mawson each was granted an opportunity to earn a cash retention incentive payment equal to a percentage of base salary as of the date of the retention letter (not to exceed 45%), contingent upon (i) continued employment until the second-month anniversary of the Spin-off; (ii) the achievement of quarterly financial performance targets measured through the date of the Spin-off; and (iii) the executive’s satisfaction of certain individual performance and operational objectives. The financial performance targets under the retention program were based upon the level of achievement as compared to Solstice’s estimated quarterly annual operating plan with respect to three metrics: sales, new product introduction (NPI) revenue3, and operating income.

Metrics	Actual Business Performance Compared to Quarterly AOP Estimated by Management (%)	Percentage of Base Salary (%)

Sales, NPI Revenue, & Operating Income	At and Above 150	3.75
	110	2.85
	100	2.55
	75	1.95
	Below 75	—
3 NPI Revenue represents total revenue attributable to new products introduced over the last five years. These new products relate to (i) new products in existing markets that add features, improve performance, or reduce costs, but will have a large degree of cannibalization of existing products, (ii) new products in existing markets that do not cannibalize existing products, (iii) existing products in new markets or regions that do not cannibalize existing products, or (iv) new products in new markets that do not cannibalize existing products.

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The table below outlines financial performance results and retention payment calculations for Mr. Dormo and Dr. Mawson. Performance was measured against the Advanced Materials business, in the same manner as was described earlier related to the Advanced Materials ICP performance targets. The retention payments earned were calculated by determining the actual 2025 quarterly performance for the above metrics and adding together the corresponding percentages of base salary based on the above chart. Base salary percentages for quarterly performance between 75% and 150% were interpolated. For the calendar quarter during which the Solstice spinoff occurred, the base salary percentages were prorated based on the number of days during the calendar quarter prior to the Spin-off.

		Advanced Materials
		Goal (#)	Actual (#)	Attainment (1) (%)	Metric Pay (%)

Sales	Q1	865	897	103.70	2.67
	Q2	1,023	1,030	100.68	2.58
	Q3	981	971	98.98	2.53
	Q4			0.83	0.83
	Total				8.61
NPI Revenue	Q1	356	402	112.92	2.92
	Q2	444	491	110.59	2.87
	Q3	488	509	104.30	2.67
	Q4			0.83	0.83
	Total				9.29
Operating Income	Q1	216	225	104.17	2.67
	Q2	261	257	98.47	2.50
	Q3	246	251	102.03	2.61
	Q4			0.83	0.83
	Total				8.61

Earned Award					26.51
1.Calculation for the fourth quarter of 2025 was prorated at target based on the number of days before the Spin-off.
Based on the results above and the assessment of their individual performance, Mr. Dormo and Dr. Mawson each received a cash retention payment equal to 26.51% of his March 2025 base salary, as noted below.

NEO	Base Salary(1) ($)	Target Award ($)	Attainment (%)	Earned Award ($)

Jeffrey Dormo	485,300	148,502	26.51	128,653
Simon Mawson	450,000	137,700	26.51	119,295
1.Base salary as of the time of the agreement, March 28, 2025.
In addition, upon the recommendation of Solstice’s Chief Executive Officer and Chief Human Resources Officer, Mr. Dormo received a discretionary payment in the amount of $31,496, in recognition of his exemplary leadership in connection with executing the Spin-off on a timely basis with operational excellence related to the RAS business.

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OTHER COMPENSATION AND BENEFITS PROGRAMS
RETIREMENT PLANS
Solstice offers various retirement benefits to its NEOs. Specifically, depending upon when and where they joined Solstice, some Solstice NEOs may participate in broad-based retirement plans, including a defined benefit pension plan and a 401(k) savings plan that provides matching Solstice contributions. Solstice also maintains an unfunded supplemental retirement plan to replace the portion of an executive’s pension benefit that cannot be paid under the broad-based plans because of Internal Revenue Service (the “IRS”) limitations.
NON-QUALIFIED DEFERRED COMPENSATION PLANS
Solstice executives, including our NEOs, may choose to participate in the Solstice Deferred Compensation Plan (“Solstice DC Plan”) to permit retirement savings in a tax-efficient manner. Executives can elect to defer eligible base salary that cannot be contributed to Solstice’s 401(k) plan due to IRS limitations. These amounts are matched by Solstice only to the extent required to make up for a shortfall in the available match under the 401(k) savings plan due to IRS limitations. Executives can also defer from 1% to 100% of their annual incentive compensation plan awards. Deferred compensation balances including matching contributions earn interest at a fixed rate based on Solstice’s 15-year cost of borrowing, which is subject to change on an annual basis (4.91% for 2025).
Solstice requires the payment of the Solstice DC Plan account balances to begin shortly after termination of employment in a lump sum unless the participant leaves Solstice after reaching retirement (age 55 with 10 years of service).
BENEFITS AND PERQUISITES
Solstice’s NEOs are entitled to participate in Solstice-wide benefits such as life, medical, dental, accidental death, and disability insurance on the same basis as the rest of its salaried employees. Solstice also maintains low-cost excess liability coverage for all executive-level personnel, including the Solstice NEOs. Solstice’s NEOs are also eligible for an annual executive physical.
HOW WE MANAGE RISK
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
Solstice does not schedule the grant of stock options or other equity awards in anticipation of the disclosure of material nonpublic information, and Solstice does not schedule the disclosure of material nonpublic information based on the timing of grants of stock options or other equity awards. Solstice has not adopted a formal policy that would require Solstice to grant, or to avoid granting, equity awards at certain times. In practice, however, as part of Solstice’s regular annual long-term incentive (LTI) grant process, the Solstice Compensation Committee generally expects to grant equity awards to its executives at the Compensation Committee meeting in or around February of each year. The full Solstice Board of Directors is responsible for determining Chairman and CEO compensation, which includes the granting their equity awards. Similarly, annual grants of equity awards to Solstice’s non-employee directors will generally be made by Solstice’s board of directors each year at its meeting on the date of the annual meeting of shareowners. The dates for the Solstice Compensation Committee and Solstice Board of Directors meetings generally are set well in advance and on a fairly consistent cadence from year to year. However, the Solstice Compensation Committee and the Solstice Board of Directors are also authorized to grant equity awards at other times during the year, such as in connection with new hires and promotions.
STOCK OWNERSHIP GUIDELINES
The Solstice Compensation Committee believes that Solstice executives more effectively pursue shareowners’ long-term interests if they hold substantial amounts of stock. Accordingly, the Solstice Compensation Committee maintains minimum stock ownership guidelines for all executive officers.
Under these guidelines, Solstice’s Chief Executive Officer must hold shares of common stock equal in value to five times his current annual base salary. Other executive officers of Solstice are required to own shares equal in value to three times their current base salary. Shares used in determining whether these guidelines are met include shares held personally, equivalent shares held in qualified and non-qualified retirement accounts, and outstanding RSUs. Executive officers have five years following their appointment to meet these guidelines.

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Our executive stock ownership guidelines also provide that, until the applicable ownership threshold is met, our executive officers must hold the net shares from vesting of restricted stock units and performance stock units for at least one year after vesting.
RECOUPMENT/CLAWBACK
In accordance with Rule 10D-1 of the Exchange Act and Nasdaq listing standards, we maintain a Clawback Policy, which became effective on the date of the Spin-off.
This Clawback Policy is administered by the Compensation Committee and enables Solstice to recover from covered current and former executives certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws. Our Clawback Policy covers current and former executive officers, including all officers for purposes of Section 16 of the Exchange Act, and applies to any incentive-based cash compensation, that is granted, earned, or vested based wholly or in part on the attainment of any Company financial reporting measure.
If the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Compensation Committee will require any executive officer covered by the Clawback Policy to reimburse or forfeit to the Company the amount of incentive-based compensation received by such executive officer based on the financial statements prior to the restatement that exceeds the amount such executive officer would have received had the incentive-based compensation been determined based on the financial restatement. The Compensation Committee will not consider the executive officer’s responsibility or fault or lack thereof in enforcing the Clawback Policy to recoup the amount described above.
In addition, we maintain the clawback guidelines set forth in our Corporate Governance Guidelines. Under these guidelines, if the Board determines that a covered executive officer engaged in any misconduct that materially contributes to, or causes, a significant restatement of financial results, this may, independently, result in the recoupment (or clawback) of performance-based incentive awards (both equity- and cash-based awards).
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code limits the federal income tax deduction for annual individual compensation to $1 million for Solstice’s “covered employees” without any exception for performance-based compensation, subject to a transition rule for certain written binding contracts in effect on November 2, 2017, and not materially modified after that date. Solstice intends to comply with the transition rule for written binding contracts in effect on November 2, 2017, to the extent applicable, so long as the Compensation Committee determines that to be in Solstice’s best interest. The Compensation Committee seeks to closely align executive pay with performance, even if there is no longer a “performance-based” provision under Section 162(m), and, in any case, the Compensation Committee reserves the ability to structure compensation arrangements to provide appropriate compensation to Solstice’s executives, even where such compensation is not deductible under Section 162(m).
INSIDER TRADING POLICIES AND PROCEDURES
The Board has adopted an insider trading policy that applies to all of Solstice’s directors, officers, and employees, as well as certain other designated individuals, to prevent the misuse of confidential information about Solstice, as well as other companies with which Solstice has a business relationship, and to promote compliance with all applicable securities laws. Among other things, Solstice’s insider trading policy prohibits engaging in transactions in securities based on material non-public information and prohibits directors, executive officers, and certain other employees from buying or selling Solstice’s securities during certain periods, except pursuant to an approved trading plan under Rule 10b5-1 of the Exchange Act (“Rule 10b5-1”). Certain types of transactions in Solstice’s securities are also prohibited under the insider trading policy, as described further under “Pledging and Hedging Transactions in Company Securities” (see below). In addition, certain individuals, including directors and officers, are required to receive pre-clearance from Solstice’s Corporate Secretary, and directors and officers, other than the Chief Executive Officer, are additionally required to receive prior approval from Solstice’s Chief Executive Officer, and the Chief Executive Officer is additionally required to receive prior approval from Solstice’s Chairman, prior to engaging in transactions in Solstice’s securities. Solstice’s insider trading policy also sets forth mandatory guidelines that apply to all executive officers, directors, and employees of Solstice who adopt Rule 10b5-1 plans for trading in Solstice's

Solstice Advanced Materials Inc.	68	2026 Proxy Statement

securities, which are intended to ensure compliance with Rule 10b5-1 and to conform to best practices with respect to the design and implementation of Rule 10b5-1 plans.
It is also Solstice’s policy that Solstice will not engage in transactions in Solstice securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to Solstice or its securities other than in compliance with applicable law, subject to policies and procedures adopted by Solstice.
PLEDGING AND HEDGING TRANSACTIONS IN COMPANY SECURITIES
Solstice’s executive officers, directors, and any of their respective designees are prohibited from pledging Solstice’s securities or using Solstice’s securities to support margin debt. All other employees of Solstice must exercise extreme caution in pledging Solstice’s securities or using Solstice’s securities to support margin debt.
Hedging by directors, executive officers, employees on Solstice’s restricted trading list, any employee in possession of material non-public information, or any of their designees is prohibited, and it is strongly discouraged for all other employees. For this purpose, hedging means purchasing financial instruments (including prepaid variable forward sale contracts, equity swaps, collars, and interests in exchange funds) or otherwise engaging in transactions that are designed to hedge or offset any decrease in the market value of Solstice stock held, directly or indirectly, by them, whether the stock was acquired as part of a compensation arrangement or otherwise.
All of Solstice’s employees, directors, and any of their respective designees are prohibited from engaging in short sales of Solstice’s securities. Selling or purchasing puts or calls or otherwise engaging in transactions in or writing options on Solstice’s securities by employees, officers, and directors is also prohibited.
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed Solstice’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Form 10-K for the year ended December 31, 2025.
Compensation Committee
Fiona C. Laird (Chair)
Rose Lee
Matthew Trerotola
NON-GAAP FINANCIAL MEASURES
This Compensation Discussion and Analysis contains financial measures presented on a non-GAAP basis. These non-GAAP supplemental financial measures are referenced in this Compensation Discussion and Analysis as performance targets under the Company’s compensation arrangements. The non-GAAP financial measures used in this Compensation Discussion and Analysis are as follows:
•Adjusted EBITDA – net income excluding income taxes, depreciation, amortization, interest and other financial charges, remeasurement of foreign currencies, stock-based compensation expense, pension and other postretirement expense (income), transaction-related costs, repositioning charges, asset retirement obligations accretion, asset impairment charges, litigation costs and insurance settlements (net of recoveries), gains and losses on disposal of assets, and certain other items that are otherwise of an unusual or non-recurring nature.

Solstice Advanced Materials Inc.	69	2026 Proxy Statement

•Adjusted Diluted Earnings per Share (EPS) – adjusted net income divided by the diluted weighted average shares outstanding. Adjusted Net Income is defined as net income attributable to Solstice Advanced Materials excluding the after-tax impact of amortization of acquired intangibles, remeasurement of foreign currencies, nonoperating pension and other postretirement expense (income), transaction-related costs, repositioning charges, asset retirement obligations accretion, asset impairment charges, litigation costs and insurance settlements (net of recoveries), gains and losses on disposal of assets, and certain other items that are otherwise of an unusual or non-recurring nature.
•Return on Invested Capital (ROIC) – Net Operating Profit After Taxes (Adjusted Standalone EBITDA, less depreciation and amortization, and tax effected), divided by invested capital, which is calculated as the principal amount of outstanding debt less cash and cash equivalents, plus shareowners’ equity. Adjusted Standalone EBITDA is defined as Adjusted EBITDA less estimated recurring and ongoing costs required to operate a new independent public company, and autonomous entity adjustments as well as adjustments for certain other employee compensation expense for employees that have historically been shared with other Honeywell businesses and were transferred to the Company in connection with the Spin-off.
•Total Honeywell Adjusted EPS1 – diluted earnings per share from continuing operations adjusted to exclude various charges.
•Total Honeywell Free Cash Flow1 – cash provided by operating activities from continuing operations less cash for capital expenditures and excluding spin-off and separation-related cost payments, the Resideo indemnification and reimbursement agreement termination payment, the cash payment for settlement of divestiture of asbestos liabilities, and the cash payment for settlement of Flexjet-related litigation matters. Honeywell Advanced Materials Business Unit Free Cash Flow1 represents Total Honeywell Free Cash Flow, as defined above, attributable to the Advanced Materials business unit.
•Honeywell Segment Margin1 – segment margin, on an overall Honeywell basis, is defined as segment profit divided by net sales. Segment profit, on an overall Honeywell basis, is defined as operating income, excluding stock compensation expense, pension and other postretirement service costs, amortization of acquisition-related intangibles, certain acquisition- and divestiture-related costs and impairments, and repositioning and other charges.
•Honeywell Average Return on Investment1 - adjusted net income before interest divided by (total shareowners’ equity plus net debt plus deferred income tax assets minus deferred income tax liabilities).
These financial metrics may differ from the non-GAAP financial results we report in our quarterly earnings release materials. They should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.
1 Refer to Honeywell International Inc.’s 2026 Proxy Statement for more information regarding Honeywell metrics.

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation for the fiscal year ended December 31, 2025 for our NEOs employed by Solstice in 2025 based on compensation received from both Honeywell and Solstice.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

David Sewell President and Chief Executive Officer	2025	680,493	—	6,400,276	—	860,690	—	38,466	7,979,925
Tina Pierce SVP, Chief Financial Officer	2025	589,296	—	1,760,144	560,477	588,200	159,723	50,402	3,708,242
Jason Clifford SVP and Chief Human Resources Officer(7)	2025	262,603	130,000	2,275,261	—	236,340	—	12,765	2,916,969
Jeffrey Dormo SVP, Refrigerants & Applied Solutions (8)	2025	500,347	31,496	1,653,716	313,965	498,499	—	36,867	3,034,890
	2024	474,110	—	517,450	153,341	347,746	—	33,688	1,526,335
Simon Mawson SVP, Electronic & Specialty Materials	2025	460,909	—	1,772,314	204,106	385,378	—	34,066	2,856,773
	2024	437,266	—	91,842	91,695	272,400	—	31,481	924,684
1.Represents actual base salary earned in 2025.
2.Reflects the aggregate grant date value of all RSU awards granted to each NEO during the year, determined in accordance with FASB ASC 718 using the average of the high and low stock prices on the grant date.
3.Reflects the aggregate grant date fair value of all stock options granted to an NEO during the year, computed in accordance with FASB ASC Topic 718, and, for 2025, the incremental fair value, computed as of the modification date, resulting from the conversion of outstanding Honeywell stock options into Solstice stock options in connection with the Spin-off, computed in accordance with FASB ASC Topic 718. Valuation assumptions are described in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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4.The 2025 Non-Equity Incentive Plan Compensation value includes the annual ICP award for the 2025 plan year for all NEOs as described on page 59. The amounts for Mr. Dormo and Dr. Mawson also include the value of their Cash Retention payouts as described on page 65. The values for Ms. Pierce, Mr. Dormo, and Dr. Mawson additionally include the value of their earned payout from PCUs issued for the January 1, 2023 – December 31, 2025 cycle, as described on page 64, that is required to be reported in the final year of the performance period under SEC rules, even though granted in 2023 and covering a three-year period. The following table provides the breakdown of the amounts reported as 2025 Non-Equity Incentive Plan Compensation for Ms. Pierce, Mr. Dormo, and Dr. Mawson:

Named Executive Officer	Retention Agreement ($)	2025 ICP Award ($)	2023-2025 Performance Cash Award ($)	Total Non-Equity Incentive Plan Compensation ($)

Tina Pierce	—	478,040	110,160	588,200
Jeffrey Dormo	128,653	326,530	43,316	498,499
Simon Mawson	119,295	222,620	43,463	385,378
5.Represents the aggregate change in the present value of Ms. Pierce’s accumulated benefit under the Company’s pension plans from December 31, 2024 to December 31, 2025, as disclosed in the Pension Benefits table on page 80 of this Proxy Statement.

Named Executive Officer	Change in Pension Value(a) ($)	NQDC Interest ($)	Total Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)

David Sewell	—	—	—
Tina Pierce	159,723	—	159,723
Jason Clifford	—	—	—
Jeffrey Dormo	—	—	—
Simon Mawson	—	—	—
a.The change in aggregate pension value was calculated as the change in present value of the accumulated retirement benefit for Ms. Pierce and was calculated as the lump sum available from the Retirement Earnings formula at December 31, 2025. The other NEOs are not eligible for a Company-sponsored pension plan.
6.For 2025, All Other Compensation consists of the following:

Named Executive Offer	Matching Contributions(a) ($)	Travel Expense Reimbursements(b) ($)	Excess Liability Insurance(c) ($)	All Other Compensation ($)

David Sewell	32,839	4,065	1,562	38,466
Tina Pierce	41,206	7,356	1,840	50,402
Jason Clifford	4,846	6,775	1,144	12,765
Jeffrey Dormo	35,027	—	1,840	36,867
Simon Mawson	32,226	—	1,840	34,066
a.Represents total employer matching contributions to each Executive’s accounts in the tax-qualified Solstice and Honeywell 401(k) Plans and the non-tax qualified Deferred Compensation Plan. The value of registrant contributions includes annual matching contributions that were credited to the Executives in January 2026 for the 2025 year.
b.As Messrs. Sewell and Clifford and Ms. Pierce did not reside near the Company’s headquarters, represents expense reimbursements related to travel to and from the Company’s headquarters, including hotel, lodging, transportation, airfare, and meals, from the period of time starting with the Company’s separation from Honeywell on October 31, 2025 through December 31, 2025.
c.Represents the annual premiums paid by Solstice/Honeywell to purchase excess liability insurance coverage for each NEO. Amounts for Messrs. Sewell and Clifford represent premiums paid commencing as of their respective hire dates.
7.Mr. Clifford received a cash sign-on bonus upon his hire in June 2025.
8.Mr. Dormo received an additional discretionary payment in recognition of his contributions to the operationalization and success of the Spin-off.

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GRANTS OF PLAN-BASED AWARDS
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table for 2025. This table includes both equity and non-equity awards.

Named Executive Officer (NEO)	Award Type(1)	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Date of Grant of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
				Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David Sewell	ICP			—	717,240	1,434,479
	RSU - DS(7)	2/21/2025	3/17/2025							28,225				1,400,242
	RSU - Spin(8)		10/30/2025							98,620				5,000,034
Tina Pierce	ICP			—	398,364	796,728
	NQSO	2/21/2025	3/3/2025								25,134	50.59	50.22	259,886
	PCU 25-27	2/21/2025	3/3/2025	43,333	260,000	520,000
	RSU(9)	2/21/2025	3/3/2025							5,142				260,134
	RSU - Spin(8)		10/30/2025							29,586				1,500,010
	OPT - SPIN(10)													300,591
Jeffrey Dormo	ICP			—	251,174	502,348
	RET			23,658	148,502	218,385
	NQSO	2/21/2025	3/3/2025								14,825	50.59	50.22	153,291
	PCU 25-27	2/21/2025	3/3/2025	25,567	153,400	306,800
	RSU(9)	2/21/2025	3/3/2025							3,036				153,591
	RSU(11)	2/21/2025	3/17/2025							10,081				500,118
	RSU - Spin(8)		10/30/2025							19,724				1,000,007
	OPT - SPIN(10)													160,674
Simon Mawson	ICP			—	212,018	424,036
	RET			21,938	137,700	202,500
	NQSO	2/21/2025	3/3/2025								9,312	50.59	50.22	96,286
	PCU 25-27	2/21/2025	3/3/2025	16,067	96,400	192,800
	RSU(9)	2/21/2025	3/3/2025							1,909				96,576
	RSU(12)	2/21/2025	3/3/2025							6,675				337,688
	RSU(11)	2/21/2025	3/17/2025							6,814				338,043
	RSU - Spin(8)		10/30/2025							19,724				1,000,007
	OPT - SPIN(10)													107,820
Jason Clifford	ICP			—	196,952	393,905
	RSU - JC(13)	4/28/2025	6/2/2025							28,681				1,525,256
	RSU - Spin(8)		10/30/2025							14,793				750,005

Solstice Advanced Materials Inc.	73	2026 Proxy Statement

1.Award Type:
ICP = Incentive Compensation Plan (for 2025 performance year, paid in 2026)
RET = Retention Cash
NQSO = Nonqualified Stock Option
PCU 25-27 = Performance Cash Unit 2025–2027
RSU = Restricted Stock Unit
RSU - DS = Restricted Stock Unit Sign-On for David Sewell
RSU - JC = Restricted Stock Unit Sign-On for Jason Clifford
RSU - SPIN = Restricted Stock Unit Founder’s Grant
OPT - SPIN - Incremental Fair Value of Converted Awards
2.For ICP, Amounts shown are the target potential payouts under the Incentive Compensation Plan for 2025. The payout under the 2025 ICP can range from zero for below threshold performance to a maximum of 200% of target for the NEOs. For RET, amounts shown are the target potential payouts as defined by the retention agreement. RET can range from zero for below threshold performance to a maximum of 147% of target (or up to 45% of base salary). The actual 2025 ICP and RET payouts for our named executive officers are reported in the Summary Compensation Table.
3.The amount in the Target column represents the number of PCUs awarded to the Named Executive Officer in 2025, which was converted to a Solstice Performance Cash Unit under the 2025 Stock Incentive Plan for the performance period of January 1, 2025–December 31, 2027. Actual earned PCU awards may range from 0% to 200% based on performance against plan metrics over the three-year performance period. Awards vest 100% in February 2028 and will be paid in cash.
4.NQSO awards in this column represent the number of annual stock options awarded to the NEOs on the Grant Date. These stock options vest in equal annual installments over a period of four years and have a 10-year term. The exercise price is equal to the fair market value of Solstice stock on the date of grant.
5.Closing Price on Date of Grant Option Award is the closing price of Honeywell common stock on March 3, 2025, converted using the applicable conversion formula.
6.
a.For RSUs granted on October 30, 2025, the grant date fair value was determined using the average of the high and low trading prices of Solstice common stock on the grant date.
b.    The grant date fair values for converted RSUs were determined in accordance with FASB ASC Topic 718 using the average of the high and low trading prices of Honeywell common stock on the applicable grant date. In connection with the Spin‑off, RSU awards were converted into awards denominated in shares of Solstice based on the applicable conversion ratio; the grant date fair values shown reflect the original Honeywell fair values translated using that conversion ratio and the resulting converted number of RSUs. Accordingly, RSU grant date fair values converted at Spin-off were $50.59 for awards granted on March 3, 2025 (based on an original Honeywell fair value of $213.55), $49.61 for awards granted on March 17, 2025 (based on $209.42), and $53.18 for awards granted on June 2, 2025 (based on $224.49).
c.    The grant date fair values for nonqualified stock option (“NQSO”) awards originally granted by Honeywell were calculated in accordance with FASB ASC Topic 718 using the Black‑Scholes option valuation model as of the original Honeywell grant date. In connection with the Spin‑off, such awards were converted into Solstice awards based on the applicable conversion ratio. The grant date fair values reported for the converted Solstice NQSOs reflect the original Honeywell Black‑Scholes valuations translated into Solstice terms using this conversion ratio. Accordingly, the March 3, 2025 NQSO award had an original Honeywell grant date fair value of $43.67 per option, as determined under the Black‑Scholes model, which converted to $10.34 per option for Solstice reporting purposes based on the applicable conversion ratio. A lattice‑based option valuation model was used solely to determine the incremental compensation cost associated with the modification of these options, which was calculated as $4.43 per option on average.
d.    The grant date fair value for PCU 25-27 awards was calculated based on the value of Honeywell common stock on the date of grant. Grant date fair value was $100.00 for March 3, 2025 grants.
7.Represents Restricted Stock Unit Sign-On Award for David Sewell. This award vests in three installments; 33% on March 17, 2027, 33% on March 17, 2028, and 34% on March 17, 2029.
8.Represents Restricted Stock Unit Founder’s Grant. This award vests in equal parts on October 30, 2028 and October 30, 2029.
9.Represents the number of RSUs awarded to the Named Executive Officer in 2025 under the 2025 Solstice Stock Incentive Plan. Fully vests on March 3, 2028.

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10.The conversion of outstanding, unvested Honeywell stock options into Solstice stock options in connection with the Spin-off resulted in a modification of the stock options that caused incremental compensation expense determined by comparing the fair value of the outstanding awards immediately before and after the modification. Amounts reported as OPT - SPIN represent the incremental increase in fair value related to the conversion of unvested HON NQSO awards to Solstice NQSO awards on October 30, 2025. The incremental expense in the “Grant Date Fair Value of Stock and Option Awards” column includes the following NQSO awards:
Pierce: 2/11/2022 grant date with an incremental value of $22,488 added to the award; 2/23/2023 grant date with an incremental value of $43,499 added to the award; 3/1/2024 grant date with an incremental value of $86,296 added to the award; and a 3/3/2025 grant date with an incremental value of $148,307 added to the award.
Dormo: 2/11/2022 grant date with an incremental value of $7,269 added to the award; 2/23/2023 grant date with an incremental value of $15,057 added to the award; 3/1/2024 grant date with an incremental value of $50,872 added to the award; and a 3/3/2025 grant date with an incremental value of $87,476 added to the award.
Mawson: 6/3/2022 grant date with an incremental value of $7,331 added to the award; 2/23/2023 grant date with an incremental value of $15,120 added to the award; 3/1/2024 grant date with an incremental value of $30,425 added to the award; and a 3/3/2025 grant date with an incremental value of $54,994 added to the award.
11.Restricted Stock Unit Discretionary Grant. Vests in equal parts on March 17, 2027 and March 17, 2028.
12.Restricted Stock Unit Discretionary Grant. Vests 33% on March 3, 2027, 33% on March 3, 2028, and 34% on March 3, 2029.
13.Restricted Stock Unit Sign-On Award for Jason Clifford. Vests 40% on June 2, 2026, 40% on June 2, 2027, and 20% on June 2, 2028.

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OUTSTANDING EQUITY AWARDS
The following table lists outstanding equity grants for each NEO as of December 31, 2025.

Name	Grant Year	Option Awards(1)				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)

David Sewell	2025	—	—	—	—	127,134	6,176,170	(3)	—	—
	Total	—	—			127,134	6,176,170		—	—
Tina Pierce	2025	—	25,134	50.59	3/2/2035	34,809	1,691,021	(4)	—	—
	2024	—	21,808	46.79	2/28/2034	14,842	721,024	(5)	—	—
	2023	—	13,899	46.03	2/22/2033	5,874	285,359	(6)	—	—
	2022	—	8,636	44.95	2/10/2032	3,136	152,347	(7)	—	—
	2021	—	—	—	—	3,256	158,176	(8)	—	—
	2020	—	—	—	—	5,281	256,551	(9)	—	—
	Total	—	69,477			67,198	3,264,479		—	—
Jason Clifford	2025	—	—	—	—	43,767	2,126,201	(10)	—	—
	Total	—	—			43,767	2,126,201		—	—
Jeffrey Dormo	2025	—	14,825	50.59	3/2/2035	32,991	1,602,703	(11)	—	—
	2024	—	12,858	46.79	2/28/2034	11,551	561,148	(12)	—	—
	2023	—	4,812	46.03	2/22/2033	2,036	98,909	(13)	—	—
	2022	—	2,794	44.95	2/10/2032	2,313	112,366	(7)	—	—
	2021	—	—	—	—	1,695	82,343	(8)	—	—
	2020	—	—	—	—	3,170	153,999	(9)	—	—
	Total	—	35,289			53,756	2,611,466		—	—
Simon Mawson	2025	—	9,312	50.59	3/2/2035	35,326	1,716,137	(14)	—	—
	2024	—	7,691	46.79	2/28/2034	2,036	98,909	(15)	—	—
	2023	—	4,833	46.03	2/22/2033	6,800	330,344	(16)	—	—
	2022	—	2,507	43.65	6/12/2032	—	—		—	—
	Total	—	24,343			44,162	2,145,390		—	—
1.Stock option awards vest in four installments at the rate of 25% per year beginning on the first anniversary of the grant date.
2.Market value determined using the closing market price of $48.58 per share of common stock on December 31, 2025.
3.Represents two RSU awards in 2025: (i) a sign-on award which will vest 33% on March 17, 2027, 33% on March 17, 2028, and 34% on March 17, 2029; and (ii) a founder’s grant which will vest in equal parts on October 30, 2028 and October 30, 2029.

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4.Represents two RSU awards in 2025: (i) an annual award which vests 100% on March 3, 2028.; and (ii) a founder’s grant which will vest in equal parts on October 30, 2028, and October 30, 2029.
5.Represents two RSU awards in 2024: (i) an annual award which vests 100% on March 1,2027; and (ii) a discretionary grant which will vest in 33% on May 20, 2026, 33% May 20 2027, and 34% May 20, 2028.
6.Represents an annual RSU award of which the last tranche vests on February 23, 2026.
7.Represents a discretionary RSU award of which the last tranche vests on July 28, 2026.
8.Represents a discretionary RSU award of which the last tranche vests on July 29, 2027.
9.Represents a discretionary RSU award of which the last tranche vests on July 30, 2026.
10.Represents two RSU awards in 2025: (i) a sign-on award which will vest 40% on June 2, 2026, 40% on June 2, 2027, and 20% on June 2, 2028; and (ii) a founder’s grant which will vest in equal parts on October 30, 2028 and October 30, 2029.
11.Represents three RSU awards in 2025: (i) an annual award which fully vests on March 3, 2028; (ii) a discretionary grant which vests equal parts on March 17, 2027 and March 17, 2028; and (iii) a founder’s grant which will vest in equal parts on October 30, 2028 and October 30, 2029.
12.Represents two RSU awards in 2024: (i) an annual award which vests 100% on March 1, 2027; and (ii) a discretionary grant which will vest in 33% on May 1, 2026, 33% May 1 2027, and 34% May 1, 2028.
13.Represents a discretionary RSU award of which the last tranche vests on February 23, 2026.
14.Represents four RSU awards in 2025: (i) an annual award which fully vests on March 3, 2028; (ii) a discretionary grant which vests 33% on March 3, 2027, 33% on March 3, 2028, and 34% on March 3, 2029; (iii) a discretionary grant which vests equal parts on March 17, 2027 and March 17, 2028; and (iv) a founder’s grant which will vest in equal parts on October 30, 2028 and October 30, 2029.
15.Represents an annual RSU award of which the last tranche vests on March 1, 2027.
16.Represents two RSU awards in 2023: (i) an annual RSU award of which the last tranche vests on February 23, 2026; and (ii) a discretionary grant which will vest 49% on August 1, 2026, and 51% May 1, 2028.

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OPTION EXERCISES AND STOCK VESTED FISCAL YEAR 2025
The 2025 stock award transactions reflect the vesting of legacy Honeywell equity awards that occurred prior to each individual’s appointment as an officer of Solstice. As they were not officers at the time of these transactions, they were not subject to stock ownership or post‑vesting holding requirements.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(4)

David Sewell	—	—	—		—
Tina Pierce	—	—	2,878	(5)	622,642.21
Jason Clifford	—	—	—		—
Jeffrey Dormo	—	—	1,928	(6)	425,658.43
Simon Mawson	—	—	1,015	(7)	225,168.28
1.Represents the total number of stock options exercised during 2025 before the sale of option shares to cover the option exercise price, transaction costs, and applicable taxes.
2.Represents “in the money” value of stock options at exercise calculated as the difference between the market price at exercise and the exercise price, multiplied by the total number of options exercised. The individual totals may include multiple exercise transactions during the year. Under Solstice’s Stock Ownership Guidelines, an officer must hold after-tax net gain shares from an options exercise for at least one year before they can be sold (waived upon retirement).
3.Amount represents pre-tax value on vesting of RSU awards granted by Honeywell, based on the market value of Honeywell common stock on Nasdaq on each vesting date in 2025, prior to the Spin-off.
4.Represents the total value of RSUs at vesting. The individual totals may include multiple vesting transactions during the year. RSUs are calculated at the average of the high and low share price of one share of common stock on the day of vesting multiplied by the total number of units that vested.
5.Upon the vesting of RSUs, after withholding shares to cover applicable taxes, a total of 1,928 Honeywell shares were retained.
6.Upon the vesting of RSUs, after withholding shares to cover applicable taxes, a total of 1,222 Honeywell shares were retained.
7.Upon the vesting of RSUs, after withholding shares to cover applicable taxes, a total of 657 Honeywell shares were retained.

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NON-QUALIFIED DEFERRED COMPENSATION
Prior to the Spin-off, Ms. Pierce and Dr. Mawson participated in the Honeywell Deferred Incentive Compensation Plan and Ms. Pierce, Mr. Dormo, and Dr. Mawson participated in the Honeywell Supplemental Savings Plan. In connection with the Spin-off, Solstice assumed liability under Honeywell’s Deferred Incentive Compensation Plan and Supplemental Savings Plan for the benefits of Solstice employees, whose balances were transferred to the Solstice Deferred Compensation Plan (“Solstice DC Plan”). The Solstice DC Plan mirrors both the Honeywell Supplemental Savings Plan and Honeywell Deferred Incentive Compensation Plan in all material respects, subject to the Company’s right to amend or terminate the plan in the future at any time for any reason. The following table provides information on nonqualified deferred compensation of the NEOs during 2025.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

David Sewell	—	—	—	—	—
Tina Pierce	406,691	14,827	207,076	—	5,388,784
Jason Clifford	—	—	—	—	—
Jeffrey Dormo	16,320	13,063	767	—	110,456
Simon Mawson	152,943	10,856	13,243	—	416,897
1.Executive contributions are included for 2025 in the Summary Compensation Table.
2.Both Honeywell and Solstice contributions are included in All Other Compensation for 2025 in the Summary Compensation Table. These amounts reflect the employer matching contributions credited to the NEOs’ accounts under the Solstice DC Plan in January 2026 for the 2025 plan year.
3.In the table above, the “Aggregate Earnings in Last Fiscal Year” column includes interest credits and changes in the value of the Honeywell common stock fund to October 30, 2025.
4.The following table details the extent to which amounts reported in the contributions and earnings columns are reported in the Summary Compensation Table. Amounts reported in the aggregate balance column were previously reported in the Summary Compensation Table for years prior to 2025.

Name	Executive Contributions in SCT ($)	Registrant Contributions in SCT ($)	Earnings in SCT ($)	Portion of Aggregate Balance Included in Prior SCTs ($)

David Sewell	—	—	—	—
Tina Pierce	406,691	14,827	—	—
Jason Clifford	—	—	—	—
Jeffrey Dormo	16,320	13,063	—	27,992
Simon Mawson	152,943	10,856	—	126,097
The Solstice DC Plan allows executives, including the NEOs, to defer the portion of their annual base salary that cannot be contributed to the applicable tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code and/or up to an additional 25% of base annual salary and up to 100% of their annual incentive compensation for the plan year.
To the extent deferrals were not already matched on a similar basis under the applicable 401(k) plan, matched contributions were posted to the Solstice DC Plan at the rate of 87.5% on the first 8% of eligible pay. Matching contributions are always vested and are credited on an annual basis if the participant was actively employed or on a disability leave of absence as of December 31, 2025.

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Interest Rate. Participant deferrals and matching contributions are credited with a rate of interest, compounded daily, based on Solstice’s 15-year cost of borrowing. The rate is subject to change annually, and for 2025, it was 4.91%.
Distribution. For the 2020 plan year and later, a participant can elect to receive five, 10, or 15 installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with 10 years of service. Amounts deferred for the 2005 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment; for the 2006 to 2019 plan years, a participant could elect up to 10 installments under the same terms.
Except in hardship circumstances, amounts deferred for the 2004 plan year and earlier will be distributed either in January of any subsequent year or in January of the year following termination of employment, as elected by the participant. The participant could elect to receive distributions in a lump sum or up to 15 annual installments.
Participant deferrals and matching contributions to the Solstice DC Plan are distributed in cash only.
Amounts deferred for the 2005 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2004 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty of 6%.
PENSION BENEFITS
Prior to the Spin-off, Ms. Pierce participated in Honeywell’s qualified and nonqualified defined benefit pension plans, the Honeywell International Inc. Retirement Earnings Plan and the Honeywell International Inc. Supplemental Executive Retirement Plan. After the Spin-off, Solstice adopted the Solstice Advanced Materials Retirement Plan and the Solstice Advanced Materials Supplemental Pension Plan, defined benefit pension plans that mirror the respective Honeywell defined benefit pension plans in all material respects. Ms. Pierce is the only one of our NEOs who is eligible to participate in the Retirement Plan and the Supplemental Pension Plan. Messrs. Sewell, Clifford, Dormo, and Mawson are not eligible to participate in the Retirement Plan or Supplemental Pension Plan, and they are excluded from the table below.
The following table provides summary information about the pension benefits that have been earned by Company’s NEOs under the Honeywell International Inc. Retirement Earnings Plan, which was transferred to Solstice.

Named Executive Officer	Plan Name	Number of Years of Credited Services (#)	Present Value of Accumulated Benefits ($)(1)

Tina Pierce	Retirement Plan	38	739,678
	Supplemental Pension Plan	38	1,275,035
			2,014,713
1.The present value of the accumulated retirement benefit for Ms. Pierce is calculated as the lump sum available under the retirement earnings formula at December 31, 2025, using a discount rate of 5.28% and PRI-2012 mortality table generationally projected using Scale MP-2021.
Benefits under the Retirement Plan and Supplemental Pension Plan depend on the length of the participant’s employment with Solstice (and with Honeywell). This information is provided in the table above under the column titled “Number of Years of Credited Service.” The column in the table above titled “Present Value of Accumulated Benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by Ms. Pierce. It is based on various assumptions, including assumptions about interest rates and mortality. Additional details about the pension benefits reported above include:
•The Retirement Plan is a tax-qualified pension plan, in which certain former Honeywell employees who transferred to Solstice in the Spin-off are eligible to participate.

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•The Retirement Plan complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the amount of benefits that can be provided. As a result, the pensions that can be paid under the Retirement Plan for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the Supplemental Pension Plan.
•Supplemental Pension Plan benefits generally will be paid in a lump sum on the first day of the first month that begins following the 105th day after the officer’s separation from service (as that term is defined in Internal Revenue Code Section 409A), subject to further payment delay that may be required by Internal Revenue Code Section 409A relating to specified employees.
Within the Retirement Plan and the Supplemental Pension Plan, a variety of formulas are used to determine pension benefits. Different benefit formulas may apply for different groups of employees for historical reasons. The formula used to determine the amount of Ms. Pierce’s pension benefit is the Retirement Earnings formula, which describes the pension benefits in terms of a lump sum cash payment equal to (i) 6% of final average compensation (annual average compensation for the five calendar years out of the previous 10 calendar years that produce the highest average) times (ii) credited service.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
SEVERANCE PLAN
We maintain the Solstice Advanced Materials Inc. Severance Plan for Designated Officers (the “Officer Severance Plan”), which became effective as of the date of the Spin-off. The Officer Severance Plan will provide certain severance benefits both before or after a change in control of the Company to ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business.
In the case of a change in control (sometimes referred to as “CIC”), severance benefits are payable only if both parts of the “double trigger” are satisfied. That is, (i) there must be a CIC of our Company, and (ii) (A) the executive must be involuntarily terminated other than for cause, or (B) the executive must initiate the termination of his or her own employment for good reason.
The Officer Severance Plan will provide benefits in the event of an involuntary termination other than for cause and enhanced benefits in the event of an involuntary termination other than for cause by Solstice Advanced Materials or voluntary termination by the executive for good reason if the termination occurs within two years following a change in control event, including:

Benefit	Non-Change in Control Involuntary Termination without Cause	Change in Control Termination without Cause or by Executive for Good Reason

Severance Benefits Cash Payment	•24 months of base salary for CEO, 12 months for CEO’s direct reports •Paid periodically, in cash •Pro rata target bonus (for CEO and CEO’s direct reports only)
•36 months of base salary for CEO and 24 months for CEO’s direct reports
•Paid in lump sum
•Pro rata bonus based on the greater of target percentage (prior to change in control) and the average target percentages applied in the three years prior to the date of termination (for CEO and CEO’s direct reports only)

Benefits Continuation	•Medical and dental benefits are continued during the severance period at active employee contribution rates	•Medical and dental benefits are continued during the severance period at active employee contribution rates

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Benefits provided under the Officer Severance Plan are conditioned on the executive executing a full release of claims and certain non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the Officer Severance Plan ceases in the event of a violation of such covenants. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.
OUTSTANDING LONG-TERM INCENTIVE AWARDS
Treatment of outstanding stock plan awards following termination of employment generally depends on the terms of the applicable award agreement and the plan under which the awards were granted.

Plan	Treatment of Stock Options, RSUs, and Performance Plan Awards

2025 Stock Incentive Plan of Solstice Advanced Materials Inc. and Its Affiliates
•RSUs generally become vested in full upon death or disability.
•Following termination of employment, unless otherwise agreed by the Company pursuant to the terms of the plan, participants (or their beneficiaries) generally have until the earlier of the original expiration date or the following period in which to exercise vested options:
◦Three years in the event of death, disability, or a voluntary or involuntary termination (other than for cause) after qualifying for “early retirement” (age 55 and 10 years of service) or “full retirement” (age 60 and 10 years of service);
◦One year in the case of any other involuntary termination without cause; and
◦30 days in the case of a voluntary termination.
•In the event of a Change in Control, double trigger vesting generally will apply to apply to unvested stock options and RSUs under this plan. Double trigger vesting also applies to performance awards granted under this plan where the awards are rolled over or replaced by the successor, with vesting on a pro rata basis at target for incomplete performance periods, and based on the actual earned award for completed performance cycles.
•There generally is no acceleration of vesting of awards upon reaching retirement age. Unvested RSUs and a prorated amount of a performance plan award generally will be paid upon a termination due to death or disability. Unvested stock options generally vest upon a termination due to death or disability.

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INVOLUNTARY TERMINATION OR CHANGE IN CONTROL VALUES
The following table summarizes benefits payable to our NEOs if a termination of employment or a change in control occurred on December 31, 2025:

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause ($)	Death ($)	Disability ($)	Change in Control - No Termination of Employment ($)	Change in Control - Termination of Employment by Company Without Cause, by NEO for Good Reason, or Due to Disability ($)

Cash Severance (Base Salary + Bonus)	David Sewell	4,770,000	—	—	—	7,155,000
	Tina Pierce	1,125,000	—	—	—	2,250,000
	Jason Clifford	787,500	—	—	—	1,575,000
	Jeffrey Dormo	901,250	—	—	—	1,802,500
	Simon Mawson	831,250	—	—	—	1,662,500
ICP (Year of Termination)	David Sewell	—	—	—	860,690	860,690
	Tina Pierce	—	—	—	478,040	478,040
	Jason Clifford	—	—	—	236,340	236,340
	Jeffrey Dormo	—	—	—	326,530	326,530
	Simon Mawson	—	—	—	222,620	222,620
Performance Cash Units	David Sewell	—	—	—	—	—
	Tina Pierce	—	272,920	272,920	—	272,920
	Jason Clifford	—	—	—	—	—
	Jeffrey Dormo	—	150,696	150,696	—	150,696
	Simon Mawson	—	108,938	108,938	—	108,938
Benefits and Perquisites	David Sewell	3,665	—	—	—	5,497
	Tina Pierce	4,165	—	—	—	8,331
	Jason Clifford	5,657	—	—	—	11,313
	Jeffrey Dormo	9,868	—	—	—	19,736
	Simon Mawson	9,799	—	—	—	19,597
Outstanding Equity Awards	David Sewell	—	6,176,170	6,176,170	—	6,176,170
	Tina Pierce	—	3,370,306	3,370,306	—	3,370,306
	Jason Clifford	—	2,126,201	2,126,201	—	2,126,201
	Jeffrey Dormo	—	2,656,895	2,656,895	—	2,656,895
	Simon Mawson	—	2,183,841	2,183,841	—	2,183,841
Total	David Sewell	4,773,665	6,176,170	6,176,170	860,690	14,197,357
	Tina Pierce	1,129,165	3,643,226	3,643,226	478,040	6,379,597
	Jason Clifford	793,157	2,126,201	2,126,201	236,340	3,948,854
	Jeffrey Dormo	911,118	2,807,591	2,807,591	326,530	4,956,357
	Simon Mawson	841,049	2,292,778	2,292,778	222,620	4,197,496

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IMPACT ON LONG-TERM INCENTIVE AWARDS
This section describes the impact of a termination of employment or a CIC on outstanding stock options, RSUs, and performance plan awards held by our NEOs. Additional information about these awards is included in the Outstanding Equity Awards Table on page 76. The table below shows the values of in-the-money outstanding unvested stock options, RSUs, and PCUs held by our executives as of December 31, 2025, based on the closing price of a share of common stock ($48.58) as reported on Nasdaq on that date. These awards are scheduled to vest and to expire on various dates in the future. As described below, the vesting of these awards generally will be accelerated upon death, disability, or a qualifying termination of employment following a CIC. Equity awards do not automatically vest upon a CIC to the extent assumed or replaced by the successor in the transaction. In addition, stock options may remain outstanding for different periods depending on the circumstances. The value to an executive of these provisions depends on the vesting period and remaining terms of the awards.

Name	In-the-money Value of Unvested Stock Options ($)	Unvested RSUs ($)	Unvested PCUs (1) ($)

David Sewell	—	6,176,170	—
Tina Pierce	105,827	3,264,479	272,920
Jason Clifford	—	2,126,201	—
Jeffrey Dormo	45,429	2,611,466	150,696
Simon Mawson	38,451	2,145,390	108,938
1.Includes the portion of unvested PCUs that would vest upon death, disability, or a qualifying termination upon a Change in Control when awards are rolled over or replaced by a successor.

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DEFINED TERMS USED IN THIS SECTION
As used in the Company’s plans, the following terms are assigned the meanings summarized below.

Term	Summary of Definition

Change in Control
•A person becomes the owner of more than 50% of the Company’s stock;
•The acquisition of 30% or more of the Company’s total voting power of the Company’s stock within a 12-month period;
•A majority of the members of the Board of Directors is replaced during a 12-month period by directors who are not endorsed by a majority of the incumbent Board; or
•The acquisition of 40% or more of the gross fair market value of the assets of Solstice and its consolidated subsidiaries.

Termination for Cause
•Clear evidence of a significant violation of Solstice’s Code of Business Conduct;
•Fraud against the Company;
•The misappropriation, embezzlement, or willful destruction of Company property;
•The willful failure to perform or gross negligence in the performance of duties;
•The conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised);
•Knowing falsification of any records or documents of the Company;
•Significant breach of any statutory or common law duty of loyalty to the Company;
•The failure to cooperate fully in a Company investigation or to be fully truthful when providing evidence or testimony in such investigation; or
•Violation of Company rules or policies in certain other circumstances.

Termination for Good Reason
•A material diminution in the NEO’s duties or responsibilities;
•A significant reduction in base compensation or annual incentive compensation;
•A significant reduction in the economic value of long-term incentive award granted;
•Any geographic relocation of the NEO’s position to a location that is more than 50 miles from his or her previous work location;
•Any action that constitutes a constructive discharge; or
•The failure of a successor to assume these obligations under the Officer Severance Plan.

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PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance. The table below shows pay both as reported in the Summary Compensation Table (“Summary Compensation Table Total”) for the applicable fiscal year and as “Compensation Actually Paid” (“CAP”) for our principal executive officer (“PEO”) and as an average of all of our other named executive officers (“Non-PEO NEOs”) for the applicable fiscal year. Both Summary Compensation Table Total pay and CAP are calculated in accordance with the requirements of Regulation S-K and may differ substantially from the manner in which the Compensation Committee makes executive compensation decisions, which is described in the Compensation Discussion and Analysis section.
The table below also shows (i) Solstice’s cumulative total shareholder return (“TSR”), (ii) the TSR of the S&P 500 Materials Index, (iii) Solstice’s net income for the applicable fiscal year, and (iv) Solstice’s performance with respect to a Company-selected measure (“CSM”), which in our assessment represents the single most important financial performance metric used to link CAP to our NEOs for the most recently completed fiscal year to Solstice’s performance. We selected Adjusted EBITDA for the 2025 fiscal year.

Fiscal Year	Summary Comp Table Total for PEO(1)(2) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Avg. Summary Compensation Table Total for Non-PEO NEOs(1)(2) ($)	Avg. Compensation Actually Paid to Non-PEO NEOs(1)(3) ($)	Value of an initial $100 Investment		Net Income(6) ($ Millions)	CSM: Adjusted EBITDA(7) ($ Millions)
					Total Shareowner Return(4) ($)	Peer Group Total Shareholder Return(5) ($)

2025	7,979,925	6,366,047	3,129,218	1,955,167	99.67	105.57	285	957
1.NEOs included in these columns reflect the following individuals:

Year	PEO	NON-PEO NEOs

2025	David Sewell	Tina Pierce, Jeffrey Dormo, Simon Mawson, Jason Clifford
2.Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year. Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
3.Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the applicable SEC rules. The CAP calculation for fiscal year 2025 includes the end-of-year value of awards granted within the fiscal year following the Separation and the change in fair value from the Spin-off through the end of the fiscal year for unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will ultimately vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2025 ($)

Summary Compensation Table Total	7,979,925
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(6,400,276)
(Minus): Change in Pension Value	—
Plus: Pension Service Cost and Associated Prior Service Cost	—
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	4,790,960
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(4,562)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—

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Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2025 ($)

Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	—
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—
Compensation Actually Paid	6,366,047

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2025 ($)

Summary Compensation Table Total	3,129,218
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(2,134,996)
(Minus): Change in Pension Value	(39,931)
Plus: Pension Service Cost and Associated Prior Service Cost	14,980
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	1,018,079
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(32,183)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	—
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—
Compensation Actually Paid	1,955,167
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the fair value for accounting purposes.
The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.

Stock Options – Black-Scholes Model	Fiscal Year 2025

Expected Term	0.8 - 4.4 years
Strike Price	$43.65 - $50.59
Peer-Based Volatility	22.3% - 26.4%
Dividend Yield	0%
Risk-Free Interest Rate	3.4% - 3.6%

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4.Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the separation date (October 30, 2025) through the end of the applicable fiscal year, assuming reinvestment of dividends.
5.Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the S&P 500 Materials Index for the beginning on the separation date (October 30, 2025) through the end of the applicable fiscal year, assuming reinvestment of dividends.
6.The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
7.Adjusted EBITDA is a non-GAAP financial measure used in the long-term incentive plan. The 2025 CSM Adjusted EBITDA includes standalone adjustments of $43 million. Refer to Appendix A for reconciliations of non-GAAP measures to the most directly comparable GAAP measure.
PAY VERSUS PERFORMANCE RELATIONSHIP DISCLOSURES
We completed our separation and became a fully independent publicly traded company on October 30, 2025. We believe the compensation paid to our PEO and Non-PEO NEOs in 2025 reflects our pay-for-performance philosophy. As described in the Compensation Discussion and Analysis, a significant portion of annual target compensation awarded to our NEOs is at risk because it depends on the Company’s performance against pre-established performance goals under our incentive plans. The relationship between the financial measures in the table above and compensation actually paid will expand as we build history as a standalone public company.
2025 CAP to our PEO of $6.4 million was lower compared to the Summary Compensation Table total of $7.9 million, and the average CAP for our Non-PEO NEOs of $2.0 million was lower compared to the Avg. Summary Compensation Table total of $3.0 million. For the period from October 30, 2025 through December 31, 2025, our TSR was 5.6% lower than the TSR of the S&P 500 Materials Index. The primary driver of these differences was the decrease in our stock price from the separation to December 31, 2025. Net Income for 2025 was $285 million and Adjusted EBITDA for 2025 was $957 million.
The graphs below illustrate the relationships over the last fiscal year between, respectively, CAP and our TSR, CAP and our net income, and CAP and the CSM.
CAP VERSUS TSR
The chart below includes the PEO and Avg. Non-PEO NEO CAP values with our TSR for the applicable fiscal year:

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CAP VERSUS NET INCOME
The chart below includes the PEO and Avg. Non-PEO NEO CAP values with our Net Income for the applicable fiscal year:
CAP VERSUS ADJUSTED EBITDA
The chart below includes the PEO and Avg. Non-PEO NEO CAP values with our CSM, Adjusted EBITDA for the applicable fiscal year:

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MOST IMPORTANT PERFORMANCE MEASURES
Following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our Named Executive Officers for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion and Analysis above.

Most Important Financial Metrics

Revenue
Adjusted EBITDA
Operating Cash Flow
Adjusted Diluted Earnings Per Share
Return on Invested Capital
Relative Total Shareholder Return

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Stock Ownership Information

FIVE PERCENT OWNERS OF COMPANY STOCK
The following table lists information about those holders known to Solstice to be the beneficial owners of 5% or more of our outstanding shares of common stock as of the record date:

Name and Complete Mailing Address	Number of Shares (#)	Percentage of Common Stock Outstanding(3) (%)

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	18,386,879(1)	11.6
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	16,505,376(2)	10.4
1.The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on January 30, 2026 with respect to shares held as of December 31, 2025. The Vanguard Group and certain related entities reported shared voting power in respect of 1,403,379 shares and shared dispositive power in respect of 18,386,879 shares. On March 27, 2026, The Vanguard Group filed a Schedule 13G/A with respect to shares held as of March 13, 2026, reporting that, following an internal realignment, The Vanguard Group no longer had, or was deemed to have, beneficial ownership over the Company’s common stock beneficially owned by certain subsidiaries or business divisions of The Vanguard Group. The Vanguard Group also reported that the subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis).
2.The information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 8, 2026 with respect to shares held as of December 31, 2025. BlackRock, Inc. and certain related entities, including iShares Core S&P Small-Cap ETF, which holds more than 5% of the total outstanding common stock, reported sole voting power in respect of 16,097,392 shares and sole dispositive power in respect of 16,505,376 shares.
3.Based on 158,795,531 shares of common stock outstanding on the record date.
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table lists information as of March 23, 2026, the record date, about the beneficial ownership of common stock by each director or director nominee, by each executive officer named in the Summary Compensation Table, and by all directors (including nominees) and executive officers of Solstice as a group. Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the record date and RSUs that will vest within 60 days of the record date. Shares of our common stock that are subject to options currently exercisable or exercisable within 60 days of the record date and RSUs that will vest within 60 days of the record date are deemed to be outstanding for computing the percentage ownership of the person holding these options or RSUs and the percentage ownership of any group in which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.
Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

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	Components of Beneficial Ownership (Number of Shares)
Name(1)	Common Stock Beneficially Owned (#)	Right to Acquire(2) (#)	Other Stock-Based Holdings(3) (#)	Total Number of Shares(4) (#)

Dr. Rajeev Gautam	448	1,786	—	2,234
Peter Gibbons(5)	87	1,786	—	1,873
Fiona C. Laird	—	1,786	—	1,786
Rose Lee	368	4,262	—	4,630
William Oplinger	—	1,786	—	1,786
Sivasankaran Somasundaram(6)	57	1,786	—	1,843
Matthew Trerotola	37	1,786	—	1,823
Patrick Ward(7)	24	1,786	—	1,810
Brian Worrell	9	1,786	—	1,795
David Sewell	—	—	—	—
Tina Pierce	5,692	32,140	—	37,832
Jason Clifford	1,645	—	—	1,645
Jeffrey Dormo	1,088	15,911	—	16,999
Simon Mawson	1,257	7,316	—	8,573
All directors, nominees, and executive officers as a group, including the above-named persons (15 people)	16,404	98,917	—	115,321
1.c/o Solstice Advanced Materials Inc., 115 Tabor Road, Morris Plains, NJ 07950.
2.Includes shares that the named individual or group has the right to acquire through the exercise of vested stock options and shares that the named individual or group has the right to acquire through the vesting of restricted stock units and stock options within 60 days of the record date, as follows: Dr. Gautam, 1,786 RSUs; Mr. Gibbons, 1,786 RSUs; Ms. Laird, 1,786 RSUs; Ms. Lee, 4,262 RSUs; Mr. Oplinger, 1,786 RSUs; Mr. Somasundaram, 1,768 RSUs; Mr. Trerotola, 1,786 RSUs; Mr. Ward, 1,786 RSUs; Mr. Worrell, 1,786 RSUs; Ms. Pierce, 2,999 RSUs and 29,141 options; Mr. Dormo, 2,720 RSUs and 13,191 options; Dr. Mawson, 7,316 options; and all directors, nominees, and executive officers as a group, 24,269 RSUs and 74,648 options.
3.Includes shares and/or share-equivalents in deferred accounts as to which no voting or investment power exists.
4.The total beneficial ownership for any individual and the total beneficial ownership for the group are both less than 1% of the shares of common stock outstanding as of the record date.
5.Includes 40 shares held by Mr. Gibbons’ spouse.
6.Includes 57 shares held by SreeSoma LP, of which Mr. Somasundaram and his spouse are equal partners. Mr. Somasundaram disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
7.Includes 24 shares held by trusts of which Mr. Ward serves as a trustee. Mr. Ward disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based solely on a review of the copies of such reports and representations that no other reports were required, we believe that in 2025, and to date in 2026, all applicable Section 16(a) reports were timely filed.

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Additional Information

OTHER BUSINESS
The Board knows of no other matters to be presented for shareowner action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
This Proxy Statement is dated April 2, 2026. You should not assume the information contained in this Proxy Statement is accurate as of any date other than this date.
VIRTUAL ANNUAL MEETING
The Board has chosen to hold the Company’s Annual Meeting in a virtual format this year. In comparison to typical in-person meetings, the Company believes the virtual format enables more meaningful engagement and a greater level of information sharing with a broader group of shareowners. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as shareowners would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. See “Participation in the Annual Meeting” below for additional information regarding attending our virtual Annual Meeting.
PARTICIPATION IN THE ANNUAL MEETING
We will be hosting the Annual Meeting in a virtual-only format. Any shareowner as of the record date can listen to and participate in, and vote at, the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SOLS2026, and a transcript of the meeting will be posted after the meeting on our Investor Relations website at investor.solstice.com. After the Annual Meeting, we will spend up to 15 minutes answering shareowner questions that comply with our Annual Meeting rules of conduct. The questions and responses will be included in the meeting transcript. Shareowners may submit questions before the meeting through www.proxyvote.com and during the meeting through the virtual Annual Meeting web portal. We will respond to appropriately submitted, but unanswered, questions in writing by posting the questions and answers on our Investor Relations website soon after the meeting.
The Annual Meeting webcast will begin promptly at 10:30 a.m. EDT. We encourage you to access the Annual Meeting portal prior to the start time. Online check-in will begin approximately 15 minutes prior to the start of the Annual Meeting on May 22, 2026.
In the event of technical difficulties with the Annual Meeting, we intend to conduct the Annual Meeting via teleconference. In such event, we expect that an announcement will be made on, and the phone number for the teleconference will be provided at, www.virtualshareholdermeeting.com/SOLS2026. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our investor website at investor.solstice.com.
Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.
Materials Needed to Participate in the Annual Meeting. You will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received your proxy materials by email) in order to access the meeting, vote your shares, and submit questions. If you do not have your control number, you will not be able to attend, vote your shares, or submit questions before or during the Annual Meeting. Please contact Solstice Investor Relations at investorrelations@solstice.com for assistance if you are unable to locate your control number.

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If your shares are held in a stock brokerage account by a bank, broker, trustee, or other nominee (that is, in street name), and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the Annual Meeting using the 16-digit control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, shareowners who hold their shares in street name should contact their bank, broker, trustee, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
Technical Assistance. There will be technicians ready to assist you with any technical difficulties you may have when trying to access the meeting or submitting questions during the meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number, which will be posted on the virtual Annual Meeting log-in page. If there are technical difficulties with the webcast generally, we intend to conduct the Annual Meeting via teleconference, as described above.
NOTICE AND ACCESS
The SEC’s “Notice and Access” rule allows companies to deliver a Notice of Internet Availability to shareowners in lieu of a paper copy of the Proxy Statement and related materials, including the Company’s Annual Report to Shareowners, or the proxy materials. The Notice of Internet Availability provides instructions as to how shareowners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Instructions for requesting a paper copy of the proxy materials are set forth in the Notice of Internet Availability.
Proxy Materials Are Available at www.proxyvote.com. You will need to enter the 16-digit control number located on the Notice of Internet Availability or proxy card.
VOTING PROCEDURES
METHODS OF VOTING
Shareowners of Record. If your shares are registered directly in your name with Solstice’s transfer agent, Equiniti Trust Company, LLC, you are considered the shareowner of record of those shares. Shareowners of record can vote via the Internet at www.proxyvote.com, by scanning the QR code with a mobile device, by calling +1 (800) 690-6903, or by signing and returning a proxy card. Votes submitted by Internet, mobile device, or telephone must be received by 11:59 p.m. EDT on May 21, 2026.
If you indicate when voting online or by phone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners. If your shares are held in a stock brokerage account by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee, or nominee who is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone or mobile device if the bank, broker, trustee, or nominee offers these options or by signing and returning a voting instruction card. Your bank, broker, trustee, or nominee will send you instructions for voting your shares. If you do not provide the bank, broker, trustee, or other nominee that holds your shares with specific voting instructions, then such bank, broker, trustee, or other nominee may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine” matters. Proposal No. 2, the ratification of the appointment of Deloitte, is considered a routine matter; because a bank, broker, trustee, or other nominee may generally vote in their discretion on routine matters, no broker non-votes are expected in connection with Proposal No. 2. The following proposals are considered non-routine matters: Proposal No. 1, election of Class I director nominees; Proposal No. 3, advisory, non-binding vote to approve executive compensation; and Proposal No. 4, advisory, non-binding vote to approve the frequency of the advisory vote on executive compensation. If the bank, broker, trustee, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, which is generally referred to as a “broker non-vote.” Accordingly, broker non-votes may exist in connection with Proposal Nos. 1, 3, and 4. With

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respect to Proposal Nos. 1, 3, and 4, in the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote outcome of Proposal Nos. 1, 3, and 4.
As described above, brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares. Votes directed by Internet, mobile device, or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. EDT on May 21, 2026, or such other date and time indicated in the materials provided by such bank, broker, trustee, or nominee.
Your Vote Is Very Important to Us. Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.
QUORUM; VOTING STANDARDS AND BOARD RECOMMENDATIONS
The required quorum for the transaction of business at the meeting is a majority of the total outstanding shares of common stock entitled to vote at the meeting, either present in person (virtually) or represented by proxy. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
The following summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions and broker non-votes on each proposal.

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions	Treatment of Broker Non-Votes

Election of Class I director nominees	FOR each director nominee	Majority of votes cast	Not counted as votes cast and therefore no effect	Not counted as votes cast and therefore no effect

Ratification of appointment of independent registered public accounting firm	FOR	Affirmative vote of majority of shares of stock present in person (virtually) or represented by proxy and entitled to vote thereon	Same as a vote against	Not counted as entitled to vote and therefore no effect (as this is a “routine” proposal, if you do not provide voting instructions to your broker, your broker generally will have discretion to vote your shares on this proposal)

Say-on-Pay	FOR	Affirmative vote of majority of shares of stock present in person (virtually) or represented by proxy and entitled to vote thereon	Same as a vote against	Not counted as entitled to vote and therefore no effect

Frequency of Say-on-Pay	ONE YEAR	The frequency (every 1, 2, or 3 years) that receives the greatest number of votes cast by shares present in person (virtually) or by proxy	Not counted as votes cast and therefore no effect	Not counted as votes cast and therefore no effect

REVOKING YOUR PROXY
You can revoke your proxy at any time before the final vote at the Annual Meeting, subject to the voting deadlines that are described on the proxy card, Notice of Internet Availability, or voting instruction form, as applicable. Only your latest proxy timely received will be counted.
If you are a shareowner of record, you may later revoke your proxy by:
•Sending a timely written statement to that effect to the Corporate Secretary of Solstice;
•Submitting a properly signed proxy card with a later date;

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•Submitting a new proxy vote by telephone, mobile device, or via the Internet; or
•Voting at the Annual Meeting.
If you hold your shares through a bank, broker, trustee, or nominee and you have instructed the bank, broker, trustee, or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee, or nominee to change those instructions.
CONFIDENTIAL VOTING POLICY
It is our policy that any proxy, ballot, or other voting material that identifies the particular vote of a shareowner and contains the shareowner’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law.
We may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot, or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any shareowner meeting will be independent parties unaffiliated with Solstice.
RESULTS OF THE VOTE
We will announce preliminary voting results at the Annual Meeting. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, and they will be available on the same website.
SHARES OUTSTANDING
At the close of business on March 23, 2026, the record date, there were 158,795,531 shares of common stock outstanding. Each share outstanding as of the record date is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting.
ELIMINATING DUPLICATE MAILINGS
Beneficial owners of common stock who share a single address will receive only one copy of the Notice of Internet Availability or the proxy materials, as the case may be, unless their broker, bank, trustee, or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial shareowner(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the proxy materials, as the case may be, we will have a separate copy promptly delivered to you upon your written or oral request. To opt out, they may contact Broadridge, either by calling +1 (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and including their name, the name of their broker or other nominee, and their account number(s). Beneficial owners may also contact Broadridge if they received multiple copies of the proxy materials and prefer to receive a single copy in the future.
EXPENSES OF SOLICITATION
Solstice pays the cost of preparing, assembling, and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by Solstice officers and employees by telephone or other means of communication for no additional compensation. Solstice pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. We may retain a proxy solicitor in conjunction with the Annual Meeting, and its employees may assist us in the solicitation. We will pay all costs of soliciting proxies, including a fee and reasonable out-of-pocket expenses for the proxy solicitor, if any.
ELECTRONIC ACCESS TO THE PROXY MATERIALS
You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to you. Shareowners may enroll to receive proxy materials electronically as follows:
Shareowners of Record. If you are a registered shareowner, you may request electronic delivery when submitting your vote for this meeting on the Internet at www.proxyvote.com.
Beneficial Holders. If your shares are not registered in your name, check the information provided to you by your broker, bank, trustee, or nominee, or contact your broker, bank, trustee, or nominee for information on electronic delivery service.

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SHAREOWNER PROPOSALS AND BOARD NOMINEES
SHAREOWNER PROPOSALS FOR 2027 ANNUAL MEETING
In order for a shareowner proposal to be considered for inclusion in Solstice’s Proxy Statement for the 2027 Annual Meeting of Shareowners pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company’s offices no later than the close of business on December 3, 2026. Proposals submitted thereafter will be opposed as not timely filed.
If a shareowner intends to present a proposal for consideration at the 2027 Annual Meeting of Shareowners pursuant to the procedures contemplated in Solstice’s Bylaws, outside the processes of SEC Rule 14a-8 or the proxy access provisions in Solstice’s Bylaws, Solstice must receive notice of such proposal not earlier than January 22, 2027, and not later than February 21, 2027. Otherwise, the proposal will be considered untimely under Solstice’s Bylaws. The notice must contain the information required by Solstice’s Bylaws, including, but not limited to, a brief description of the proposal, the reasons for conducting such business, the name and address of the shareowner, the number of shares of Solstice’s common stock the shareowner beneficially owns, and any material interest of the shareowner in such business. If the required information is not supplied as provided in Solstice’s Bylaws, the proposal will not be considered at the 2027 Annual Meeting of Shareowners. In addition, Solstice’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.
Any shareowner wishing to submit a shareowner proposal should send notice to: Corporate Secretary, Solstice, 115 Tabor Road, Morris Plains, NJ 07950, and SolsticeOfficeoftheCorporateSecretary@Solstice.com.
DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING
Proxy Access Nominations. Solstice’s Bylaws allow a single shareowner or a group of up to 20 shareowners who have held at least 3% of Solstice stock for at least three years (the “Minimum Holding Period”) (or, for any portion of the Minimum Holding Period prior to October 30, 2025, shares of common stock of Honeywell that, if held on the record date for the distribution of shares of Solstice to holders of shares of Honeywell pursuant to that certain Separation and Distribution Agreement, effective as of October 30, 2025, by and between Solstice and Honeywell (the “Separation Agreement”), would have entitled the shareowner to receive such number of shares of common stock of Solstice pursuant to the terms of the Separation Agreement that represents at least 3% of the outstanding shares of Solstice entitled to vote in the election of directors) and who comply with the additional requirements in Solstice’s Bylaws to submit director nominees (the greater of 20% of the Board or two directors) for inclusion in Solstice’s Proxy Statement if the shareowner(s) and the nominee(s) satisfy the requirements specified in Solstice’s Bylaws. Notice must be received by the Corporate Secretary of Solstice at 115 Tabor Road, Morris Plains, NJ 07950, not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date the definitive Proxy Statement was first released to shareowners in connection with the preceding year’s Annual Meeting of Shareowners, subject to certain exceptions specified in Solstice’s Bylaws. For the 2027 Annual Meeting of Shareowners, such notice must be received not earlier than November 3, 2026, and not later than December 3, 2026. Solstice did not receive any such nominations for the Annual Meeting.
Non-Proxy Access Nominations. Solstice’s Bylaws state that any shareowner of record entitled to vote at the annual meeting who intends to make a nomination for director must notify the Corporate Secretary in writing not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions specified in Solstice’s Bylaws. The notice must meet the requirements contained in the Bylaws, a copy of which can be obtained from the Corporate Secretary. For the 2027 Annual Meeting of Shareowners, such notice must be received not earlier than January 22, 2027 and not later than February 21, 2027. Solstice did not receive any such nominations for the Annual Meeting.
Universal Proxy Rules. In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, shareowners who intend to solicit proxies in support of director nominees other than Solstice’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 23, 2027. Such notice may be mailed to the Corporate Secretary at the address above.
Shareowner Recommendations. Shareowners wishing to recommend a director candidate to the Nominating and Governance Committee for its consideration should write to the Nominating and Governance Committee, in care of Corporate Secretary, Solstice, 115 Tabor Road, Morris Plains, NJ 07950. To receive consideration, a recommendation should be made in accordance with our procedures for non-proxy access nominations of directors by shareowners, as described in our Bylaws, a

Solstice Advanced Materials Inc.	97	2026 Proxy Statement

copy of which can be obtained from the Corporate Secretary. The Nominating and Governance Committee evaluates candidates recommended by shareowners using the same criteria as for other candidates recommended by existing Board members or other persons.
WHERE SHAREOWNERS CAN FIND MORE INFORMATION
SEC FILINGS AND REPORTS
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports are available free of charge on our website at investor.solstice.com (see “Financials/SEC Filings”) immediately after they are publicly filed or furnished. Please visit our website at investor.solstice.com (see “Governance/Documents and Charters”) to view our governance documents, including our Certificate of Incorporation and Bylaws, Corporate Governance Guidelines, and Board committee charters. In addition, our Code of Business Conduct can be viewed at www.solstice.com/us/en/compliance-integrity.
COMMUNICATING WITH MANAGEMENT AND INVESTOR RELATIONS
Our Investor Relations department is the primary point of contact for shareowner interaction with Solstice. Shareowners should write to or call: Vice President, Investor Relations, Solstice, 115 Tabor Road, Morris Plains, NJ 07950, investorrelations@solstice.com or +1 (973) 370-8188.
COMMUNICATING WITH THE BOARD
Shareowners, as well as other interested parties, may communicate directly with our Board of Directors or individual directors by writing to: Corporate Secretary, Solstice, 115 Tabor Road, Morris Plains, NJ 07950. Solstice’s Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Audit Committee Chair. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitation or advertisements; product or service related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam; and overly hostile, threatening, potentially illegal, or similarly unsuitable communications.
OUR WEBSITE
Solstice may use our Investor Relations website, investor.solstice.com, as a means of disclosing information that may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media. We encourage our shareowners to visit our website for more information about our financial, corporate governance, corporate responsibility, and sustainability policies, practices, and performance.
Visit Our Website at investor.solstice.com.
Although we include references to our website throughout this Proxy Statement, information contained on or accessible through, including any reports available on, our website is not a part of, and is not incorporated by reference into, this Proxy Statement or any other report or document we file with the SEC. Any reference to our website throughout this Proxy Statement is intended to be an inactive textual reference only.
No assurance can be given that any plan, initiative, projection, goal, target, commitment, expectation, or prospect set forth in this Proxy Statement can or will be achieved. Inclusion of information in this Proxy Statement is not an indication that the subject or information is material to our business or operating results.
By Order of the Board of Directors,
Brian Rudick
Senior Vice President, General Counsel, and Corporate Secretary
April 2, 2026

Solstice Advanced Materials Inc.	98	2026 Proxy Statement

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions, and projections about our industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “positioned,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “could,” “believes,” “may,” “will,” “would,” “should,” “goals,” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Although we believe that the forward-looking statements contained in this Proxy Statement are based on reasonable assumptions, you should be aware that a variety of factors, many of which are difficult to predict and outside of our control, could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to:
•our limited operating history as an independent, publicly traded company and unreliability of historical consolidated financial information as an indicator of our future results;
•our ability to successfully develop new technologies and introduce new products;
•an overall decline in the health of the economy and the industries in which we operate, including as a result of inflation, tariffs and other trade barriers and restrictions, market volatility, geopolitical instability and social unrest, the possibility of an economic downturn or recession, or other macroeconomic factors;
•changes in the price and availability of raw materials that we use to produce our products, including due to factors such as supply chain disruptions and the impact of inflation;
•our ability to comply with complex government regulations and the impact of changes in such regulations;
•global climate change and related regulations and changes in customer demand;
•the public and political perceptions of nuclear energy and radioactive materials;
•economic, political, regulatory, foreign exchange, and other risks of international operations;
•the impact of tariffs or other restrictions on foreign imports;
•our ability to borrow funds and access capital markets and any limitations in the terms of our indebtedness;
•our ability to compete successfully in the markets in which we operate;
•the effect on our revenue and cash flow from seasonal fluctuations and cyclical market conditions;
•concentrations of our credit, counterparty, and market risk;
•our ability to successfully execute or effectively integrate potential acquisitions or complete potential divestitures;
•our joint ventures and strategic co-development partnerships;
•our ability to recruit and retain qualified personnel;
•potential material environmental liabilities;
•the hazardous nature of chemical manufacturing;
•decommissioning and remediation expenses and regulatory requirements;
•potential material litigation matters, including disputes related to the Spin-off;

Solstice Advanced Materials Inc.	99	2026 Proxy Statement

•the impact of potential cybersecurity attacks, data privacy breaches, and other operational disruptions;
•increasing stakeholder interest in public company performance, disclosure, and goal-setting with respect to sustainability matters;
•failure to maintain, protect, and enforce our intellectual property or to be successful in litigation related to our intellectual property or the intellectual property of others, or competitors developing similar or superior intellectual property or technology;
•unforeseen U.S. federal income tax and foreign tax liabilities and our ability to achieve anticipated tax treatments in connection with the Spin-off;
•U.S. federal income tax reform;
•our ability to operate as an independent, publicly traded company without certain benefits available to us as a part of Honeywell prior to the Spin-off, including managing the costs of operating as an independent company following the Spin-off;
•our ability to achieve some or all of the benefits that we expect to achieve from the Spin-off;
•our inability to maintain intellectual property agreements;
•potential timing, declaration, amount, and payment of the Company’s dividend program;
•potential cash contributions to defined benefit pension plans; and
•our ability to maintain proper and effective internal controls.
These and other factors are more fully discussed elsewhere in our SEC filings, including in Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2025, as may be updated from time to time in our SEC filings. These risks could cause actual results to differ materially from those implied by forward-looking statements in this Proxy Statement. Even if our results of operations, financial condition, and liquidity and the development of the industries in which we operate are consistent with the forward-looking statements contained in this Proxy Statement, those results or developments may not be indicative of results or developments in subsequent periods. Solstice does not undertake to update or revise any of its forward-looking statements, which speak only as of the date they are made, except as may be required by law or regulation.

Solstice Advanced Materials Inc.	100	2026 Proxy Statement

APPENDIX A:
Reconciliation of Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this Proxy Statement to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).
Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes these non-GAAP financial measures provide investors with a meaningful measure of its performance period to period, align the measures to how management evaluates performance internally, and make it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most directly comparable U.S. GAAP measure. Other companies may define and calculate such measures differently, which may limit the usefulness of such measures for comparative purposes.
Adjusted EBITDA, Adjusted Standalone EBITDA, Adjusted EBITDA Margin, Adjusted Standalone EBITDA Margin, and Return on Invested Capital

(in millions)	Fiscal Year 2025	Fiscal Year 2024

Net income attributable to Solstice Advanced Materials (GAAP)	$237	$594
Net income (loss) attributable to noncontrolling interest	48	11
Net income (GAAP)	$285	$605
Depreciation	191	175
Amortization	29	42
Interest and other financial charges	28	13
Other adjustments[1]	(38)	28
Stock compensation expense	27	17
Transaction-related costs	117	26
Income tax expense	362	192
Adjusted EBITDA (Non-GAAP)	$1,000	$1,098
Less - Standalone adjustments	(43)	(103)
Adjusted Standalone EBITDA (Non-GAAP)	$957	$995
Net sales (GAAP)	$3,886	$3,770
Adjusted EBITDA margin (Non-GAAP)	25.7%	29.1%
Adjusted Standalone EBITDA margin (Non-GAAP)	24.6%	26.4%
Adjusted Standalone EBITDA (Non-GAAP)	957

Solstice Advanced Materials Inc.	A-1	2026 Proxy Statement

(in millions)	Fiscal Year 2025	Fiscal Year 2024

Less - Depreciation & Amortization	(219)
Adjusted Standalone EBIT (Non-GAAP)	738
Less - Tax effects on Standalone Adjusted EBIT[2]	(185)
Net Operating Profit After Tax (Non-GAAP)	$553

Total Debt Principal[3]	$2,000
Less - Cash & Cash Equivalents	(534)
Total Net Debt	1,466
Total Equity	1,377
Total Invested Capital	$2,843

Total Return on Invested Capital (Non-GAAP)	19.4%
1.Other adjustments primarily consisted of gains and losses from disposal of long-lived assets, remeasurement of foreign currencies, environmental reserves, asset retirement obligations, pensions expenses, and certain legal costs, net of recoveries.
2.The blended tax rate excludes the frictional taxes related to the Spin-off.
3.Represents the total principal amount outstanding.
The Company defines Adjusted EBITDA as net income excluding income taxes, depreciation, amortization, interest and other financial charges, remeasurement of foreign currencies, stock-based compensation expense, pension and other postretirement expense (income), transaction-related costs, repositioning charges, asset retirement obligations accretion, asset impairment charges, litigation costs and insurance settlements (net of recoveries), gains and losses on disposal of assets, and certain other items that are otherwise of an unusual or non-recurring nature. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by Net sales. The Company defines Adjusted Standalone EBITDA as Adjusted EBITDA less estimated recurring and ongoing costs required to operate a new independent public company, and autonomous entity adjustments as well as adjustments for certain other employee compensation expense for employees that have historically been shared with other Honeywell businesses and were transferred to the Company in connection with the Spin-off. The Company defines Adjusted Standalone EBITDA Margin as Adjusted Standalone EBITDA divided by Net sales. We believe these measures are useful to investors as they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making, as well as understanding ongoing operating trends.
The Company defines Return on Invested Capital as Net Operating Profit After Taxes (which is defined as Adjusted Standalone EBITDA, less depreciation and amortization, and tax effected), divided by invested capital, which is calculated as the principal amount of outstanding debt less cash and cash equivalents, plus shareowners’ equity. We believe that return on invested capital offers valuable insight to management, investors, analysts, and other stakeholders as a measure of how effectively the Company generates income from the capital provided by shareowners and creditors.

Solstice Advanced Materials Inc.	A-2	2026 Proxy Statement

Net Debt, Total Leverage Ratio, and Net Leverage Ratio as of December 31, 2025

(Dollars in millions)	For The Year Ended December 31, 2025 ($)

Total Debt	1,972
Less: Cash and Cash Equivalents	(534)
Net Debt (Non-GAAP)	1,438
Adjusted Standalone EBITDA (Non-GAAP)	957
Total Leverage Ratio (Non-GAAP)	2.1	x
Net Leverage Ratio (Non-GAAP)	1.5	x
The Company defines net debt as total debt less cash. The Company defines total leverage ratio as total debt divided by Adjusted EBITDA. The Company defines net leverage ratio as net debt divided by Adjusted EBITDA. For purposes of showing total leverage ratio and net leverage ratio, we use Adjusted Standalone EBITDA instead of Adjusted EBITDA. We believe these measures are useful to investors and management in understanding our overall financial condition.
Adjusted Standalone EBITDA – Capex and Cash Conversion

(Dollars in millions)	For The Year Ended December 31, 2025 ($)

Adjusted Standalone EBITDA (Non-GAAP)	957
Less: capital expenditures	(408)
Adjusted Standalone EBITDA - capex (Non-GAAP)	549
Cash conversion (Non-GAAP)	57.4%
The Company defines Adjusted Standalone EBITDA - capex as Adjusted Standalone EBITDA less capital expenditures. Capital expenditures represent capital expenditures incurred, whether accrued or paid in the current year. The Company defines cash conversion as Adjusted Standalone EBITDA - capex divided by Adjusted Standalone EBITDA. We believe these measures are useful to investors and management as a measure of cash generated by operations that can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. These measures can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

Solstice Advanced Materials Inc.	A-3	2026 Proxy Statement

Solstice

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 21, 2026. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SOLS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84551-P45109

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SOLSTICE ADVANCED MATERIALS INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote *"FOR"* Nominees (1a) through 1(d).

		For	Against	Abstain
1a.	Peter Gibbons	☐	☐	☐
1b.	Rose Lee	☐	☐	☐
1c.	William Oplinger	☐	☐	☐
1d.	Patrick Ward	☐	☐	☐

The Board of Directors recommends a vote *"FOR"* Proposals (2) and (3).

The Board of Directors recommends a vote of *"ONE YEAR"* for Proposal (4).

		1 Year	2 Years	3 Years	Abstain
4.	Advisory, non-binding vote to approve the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Proposal 1 is to elect Mr. Gibbons, Ms. Lee, Mr. Oplinger and Mr. Ward as Class I directors to hold office until the 2028 Annual Meeting of Shareowners. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of Shareowners and at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Solstice Advanced Materials Inc.
2026 Annual Meeting of Shareowners

May 22, 2026
10:30 a.m. Eastern Daylight Time
www.virtualshareholdermeeting.com/SOLS2026

Attending the Annual Meeting

We are pleased to welcome shareowners to the 2026 Annual Meeting. The Annual Meeting will be held in a virtual format. To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/SOLS2026 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online check-in will begin approximately 15 minutes prior to the start of the Annual Meeting. To submit questions in advance of the Annual Meeting, visit http://www.proxyvote.com before 10:00 a.m. EDT on May 18, 2026 and enter the control number.

Important Notice Regarding Availability of Proxy Materials: The 2026 Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V84552-P45109

PROXY

SOLSTICE ADVANCED MATERIALS INC.
This Proxy is Solicited on Behalf of the Board of Directors of Solstice Advanced Materials Inc.
Annual Meeting of Shareowners - May 22, 2026

The undersigned hereby appoints David Sewell and Brian Rudick as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Solstice Advanced Materials Inc. to be held online on May 22, 2026, at 10:30 a.m. EDT and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" FOR PROPOSAL 4. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 P.M. EDT ON MAY 21, 2026.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date and sign your Proxy on the reverse side and return it promptly.